As filed with the Securities and Exchange Commission on March 14, 2022.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VISIUM TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Florida	7371	87-0449667
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

4094 Majestic Lane, Suite 360

Fairfax, VA 22033

(703) 273-0383

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mark Lucky

Chief Executive Officer and Chief Financial Officer

Visium Technologies, Inc.

4094 Majestic Lane, Suite 360

Fairfax, VA 22033

(703) 273-0383

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Joseph M. Lucosky, Esq. Scott E. Linsky, Esq. Lucosky Brookman LLP 101 Wood Avenue South, 5th Floor Woodbridge, NJ 08830 Tel. No.: (732) 395-4400 Fax No.: (732) 395-4401	Gregory Sichenzia, Esq. Sichenzia Ross Ference LLP 1185 Avenue of the Americas, 31st Floor New York, NY 10036 Telephone: (212) 930-9700

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by checkmark if the registrant has not elected to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

 EXPLANATORY NOTE

This Registration Statement contains two prospectuses, as set forth below.

•

Public Offering Prospectus. A prospectus to be used for the public offering of        shares of Visium Technologies, Inc. (the “Company”) common stock (the “Public Offering Prospectus”) through the underwriter named on the cover page of the Public Offering Prospectus.

•	Resale Prospectus. A prospectus to be used for the resale by the selling shareholders (the “Selling Shareholders”) set forth therein of shares of the Company’s common stock (the “Resale Prospectus”).

The Resale Prospectus is substantively identical to the Public Offering Prospectus, except for the following principal points:

•	it contains different outside and inside front covers and back covers;
•	it contains different Offering sections in the Prospectus Summary section beginning on page 1;
•	it contains different Use of Proceeds sections on page 11;
•	a Selling Shareholder section is included in the Resale Prospectus;
•	the Dilution section from the Public Offering Prospectus on page 12 is deleted from the Resale Prospectus;
•	the Capitalization section from the Public Offering Prospectus on page 11 is deleted from the Resale Prospectus;
•	the Underwriting section from the Public Offering Prospectus on page 35 is deleted from the Resale Prospectus and a Selling Shareholders Plan of Distribution is inserted in its place; and
•	the Legal Matters section in the Resale Prospectus on page 37 deletes the reference to counsel for the underwriter.

The Company has included in this Registration Statement a set of alternate pages after the back cover page of the Public Offering Prospectus (the “Alternate Pages”) to reflect the foregoing differences in the Resale Prospectus as compared to the Public Offering Prospectus. The Public Offering Prospectus will exclude the Alternate Pages and will be used for the public offering by the Registrant. The Resale Prospectus will be substantively identical to the Public Offering Prospectus except for the addition or substitution of the Alternate Pages, as well as the deletion of certain sections and disclosures in the Public Offering Prospectus and will be used for the resale offering by the Selling Shareholders.

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The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED March 14, 2022

Common Stock

VISIUM TECHNOLOGIES, INC.

This is a firm commitment public offering of shares of common stock of Visium Technologies, Inc.

We have applied to list our common stock on the Nasdaq Capital Market under the symbol “VISM”. If our listing application is not approved, we will not proceed with the offering. Our common stock is currently quoted on the OTCPink Marketplace operated by OTC Markets Group Inc. (the “OTCPink”) under the trading symbol “VISM”.

We expect to effect a      -for-     reverse stock split of our outstanding common stock prior to the completion of this offering. The bona fide estimate of the range of the maximum offering price is from       to         and the maximum number of securities offered is             (after giving effect to the reverse stock split). The actual public offering price per share will be determined through negotiations between us and the underwriter at the time of pricing and may be at a discount to the current market price. Therefore, the estimated public offering price used throughout this prospectus may not be indicative of the final offering price.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 4 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

H.C. Wainwright & Co.

The date of this prospectus is      , 2022.

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You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with information different from or in addition to that contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where an offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Neither the delivery of this prospectus nor any distribution of securities in accordance with this prospectus shall, under any circumstances, imply that there has been no change in our affairs since the date of this prospectus. This prospectus will be updated and made available for delivery to the extent required by the federal securities laws. Our business, financial condition, results of operations, and prospects may have changed since that date.

Unless the context otherwise requires, references in this prospectus to “we,” “us,” “our,” the “Registrant,” the “Company,” and “Visium” refer to Visium Technologies, Inc., unless otherwise specified. In addition, unless the context otherwise requires, “Exchange Act” refers to the Securities Exchange Act of 1934, as amended; “SEC” or the “Commission” refers to the United States Securities and Exchange Commission; and “Securities Act” refers to the Securities Act of 1933, as amended.

This prospectus provides a general description of the securities being offered. You should read the entire prospectus before making an investment decision to purchase our securities.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus supplement. This summary does not contain all the information that you should consider before investing in our Company. You should carefully read the entire prospectus, including all documents incorporated by reference herein. In particular, attention should be directed to our “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and related notes thereto contained herein or otherwise incorporated by reference hereto, before making an investment decision.

Our Business

Visium is a provider of cyber security visualization, big data analytics and automation that operates in the traditional cyber security space, as well as in the cloud-based technology and Internet of Things spaces.  In March 2019, Visium entered into a software license agreement with MITRE Corporation to license a patented technology known as CyGraph, a tool for cyber warfare analytics, visualization and knowledge management. CyGraph is a military-grade, highly scalable big data analytics tool for cyber security, based on graph database technology. The development of the technology was sponsored by the US Army and is currently in use by the U.S. Army Cyber Command. CyGraph provides advanced analytics for cybersecurity situational awareness that is scalable, flexible and comprehensive. Visium has completed significant proprietary product development efforts to commercialize CyGraph which the Company has rebranded as TruContextTM. The commercialization efforts included adding functionality to the core technology to make it a native cloud application, adding multi-user and multi-tenant capability, enhancing the graphical user interface, (“GUI”) to make the application more intuitive to use, and adding enhanced dashboard and reporting capabilities. TruContext would typically be deployed by an enterprise and be used by the cyber analyst to intuitively understand the massive amount of data flowing through the network environment, giving him actionable information in real-time to ensure that the network is protected from threats.  The analyst will understand the relationships of the assets in the data center, the communication patterns, and cybersecurity exposures, in real-time.

TruContext provides visualization, advanced cyber monitoring intelligence, threat hunting, forensic and root cause analysis, data modeling, analytics, and automation to help reduce risk, simplify security, and deliver better security outcomes.  Our mission is to help people see and understand data, empowering decision-makers to make more informed and more timely decisions.  Our solutions put the power of data into the hands of everyday people, allowing a broad population of business users to engage with their data, ask questions, solve problems, and create value.

Our products dramatically reduce the complexity, and expense associated with traditional business intelligence applications. Our software allows people to access information, perform analysis, and share results without assistance from technical specialists. By putting powerful analytical technology directly into the hands of people who make decisions with data, we accelerate the pace of informed and intelligent decision-making. Our TruContext platform enables our customers to reduce or streamline their siloed and layered security products, simplifying operations while providing a comprehensive solution.  Our solution automates certain previously manual tasks, freeing up personnel to focus on their most important objectives.

TruContext can be deployed in a broad range of use cases such as cyber security threat intelligence and forensics, IT/OT critical infrastructure security, supply chain analytics, anti-fraud, law enforcement, compliance, and health care.  For example, a breach of your network might go undetected for months, as was the case with the Solar Winds hack that occurred in 2019-2020. In that case the hackers went undetected for 14 months.  A Solar Winds type breach may not be preventable, but with TruContext analyzing streaming network data in real-time, this hack would almost certainly have been identified and remediated very quickly.

TruContext is a very effective tool for proactively and iteratively searching through networks to detect and isolate advanced threats that evade existing security solutions.  Should a breach occur, TruContext can quickly perform forensics and root cause analysis, identifying when an incident occurred, how it occurred, and the downstream effects of the incident to the network.

One of the top challenges faced by Security practitioners is to keep up with the increase in new cyber attacks while investigating and remediating existing threats. Time is of essence while investigating potential threats and determining the scope and root-cause of a potential reach.

Shortage of resources and experienced personnel continues to limit the ability of companies to conduct thorough investigations.  Root cause analysis and forensics are key to intelligently securing the network.

TruContext directly addresses these challenges by:

Providing real-time comprehensive visualized information on security events, that

•	allow the cyber warrior to immediately pinpoint the root cause of the breach; and
•	know with certainty the priority and required remediation.

The real-time ingestion of and visualization of massive amounts of data simplifies the cyber effort, allowing the cyber analyst intuitively understand the security posture of the organization at a glance.

Using TruContext makes the cyber analyst significantly more productive by eliminating false positives and prioritizing threat events.

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TruContext ingests cyber data from any source, making the data generated by other cyber tools easily understood and actionable.  TruContext give the security analyst the ability to combine, layer, filter, and query data with a no-code user interface in a way that no other analytics platform can do.

There are some sophisticated and powerful cybersecurity tools currently available, but they all lack one thing – providing a comprehensive contextualized understanding of their data.  Analysts have too many tools that don’t communicate, creating silos of data/information.  TruContext brings all the information for a comprehensive visualization.

On average, according to CrowdStrike, the time from breach to harm caused by threat actors is 98 minutes making the ability to:

1.	Identify malicious hacks in real time; and
2.	To perform threat hunting critically important for the security analyst

Using the MITRE ATT&CK framework, TruContext can hunt threats beyond the physical network boundary so that the analyst fully understands his security posture in real time.

TruContext leverages MITRE’s ATT&CK® framework, which is a globally-accessible knowledge base of adversary tactics and techniques based on real-world observations. The ATT&CK knowledge base is used as a foundation for the development of specific threat models and methodologies in the private sector, in government, and in the cybersecurity product and service community

Corporate Information

Our principal offices are located at 4094 Majestic Lane, Suite 360, Fairfax, Virginia 22033. Our telephone number is (703) 273-0383. We currently operate in a virtual office arrangement.

Our common stock is quoted on the OTCPink under the symbol “VISM.”

Recent Developments

On February 7, 2022, the Company entered into two securities purchase agreements with two separate institutional investors. Under these agreements, each investor separately purchased a promissory note with a face value of $270,000, for a total combined principal amount of $540,000 and a combined purchase price of $496,800. The closing of the purchase agreements occurred on February 7, 2022. Each promissory note was issued with original issue discount of $21,600 ($43,200 in the aggregate), each bear interest of 8% per year and mature on February 7, 2023. The promissory notes are convertible into shares of the Common Stock at conversion price of $0.0018 per share, subject to adjustment (the “Conversion Shares”).  The Company has the right to prepay each promissory note in full, including accrued but unpaid interest, without prepayment penalty provided an event of default, as defined therein, has not occurred. The promissory notes contain events of defaults and negatives covenants customary for transactions of this nature. Pursuant to the securities purchase agreements, the Company issued to the investors an aggregate 54,000,000 commitment shares of the Company’s common stock (the “Commitment Shares”) as a condition to closing. In connection with the securities purchase agreements, the Company entered into a Registration Rights Agreements with each of the investors, pursuant to which the Company is obligated to file a registration statement covering the sale of the Commitment Shares and the shares of the Company’s common stock that may be issued to the investors pursuant to the conversion of the promissory notes.  Resale of the Commitment Shares is being registered with the registration statement that this primary offering prospectus forms a part, with alternate disclosures for a resale prospectus that this registration statement also forms a part.

On February 23, 2022, the Company entered into a securities purchase agreement with one institutional investor. Under this agreement, the investor separately purchased a promissory note with a face value of $270,000 and a purchase price of $248,400. The closing of the purchase agreements occurred on February 23, 2022. The promissory note was issued with original issue discount of $21,600, bears interest of 8% per year and mature on February 23, 2023. The promissory note is convertible into Conversion Shares at conversion price of $0.0018 per share, subject to adjustment. The Company has the right to prepay the promissory note in full, including accrued but unpaid interest, without prepayment penalty provided an event of default, as defined therein, has not occurred. The promissory note contains events of defaults and negatives covenants customary for transactions of this nature. Pursuant to the securities purchase agreement, the Company issued to the investors an aggregate 27,000,000 commitment shares of the Company’s common stock (the “Commitment Shares”) as a condition to closing. In connection with the securities purchase agreement, the Company entered into a Registration Rights Agreements with the investor, pursuant to which the Company is obligated to file a registration statement covering the sale of the Commitment Shares and the shares of the Company’s common stock that may be issued to the investor pursuant to the conversion of the promissory note.  Resale of the Commitment Shares is being registered with the registration statement that this primary offering prospectus forms a part, with alternate disclosures for a resale prospectus that this registration statement also forms a part.

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THE OFFERING

Securities offered by us:	shares of common stock

Common stock outstanding prior to this offering (1)	3,805,071,242

Common stock to be outstanding after the offering (1)

Over-allotment option

We have granted the underwriters the option to purchase up to       additional shares of Common Stock from us at a price per share equal to the public offering price per share, less the underwriting discounts payable by us, solely to cover over-allotments, if any.

Use of proceeds

We expect to receive net proceeds from this offering of approximately $      (assuming a public offering price of $      per share, set forth on the cover page of this prospectus), or approximately $      if the underwriters exercise in full their over-allotment option to purchase up to      additional shares of our common stock, after deducting the underwriting discounts and commissions and estimated offering expenses of approximately $       payable by us.

We intend to direct approximately $      of the net proceeds of the offering towards working capital, and other general corporate purposes which may include potential future business acquisitions and to a lesser extent repayment of debt. Pending the use of the net proceeds of this offering as described above, we may invest the net proceeds in short-term interest-bearing investment grade instruments. See “Use of Proceeds” for additional information.

Risk Factors

Investing in our securities is highly speculative and involves a high degree of risk. You should carefully consider the information set forth in the “Risk Factors” section beginning on page 4 before deciding to invest in our securities.

OTCPink trading symbol:	VISM

Proposed Nasdaq trading symbol:	We have applied to list our common stock on the Nasdaq Capital Market under the symbol “VISM.” No assurance can be given that our application will be approved.

Prior to the consummation of this offering, we expect to effect a                -for-             reverse stock split of our issued and outstanding common stock (the “Reverse Stock Split”). No fractional shares of the Company’s common stock will be issued as a result of the Reverse Stock Split. Any fractional shares resulting from the Reverse Stock Split will be rounded up to the nearest whole share.

The total number of shares of our common stock that will be outstanding after this offering is based on 3,802,071,242 shares of common stock outstanding as of March 9, 2022, and 10,000,000,000 authorized shares of common stock. Unless otherwise indicated, the shares of common stock outstanding after this offering excludes the following:

●	3,000,000 shares issuable upon the exercise of outstanding stock options;

●	117,000,000 shares reserved for future issuances under our equity compensation plans;

●	6,814,782 shares of common stock issuable upon the exercise of outstanding warrants;

●	completion of the Reverse Stock Split.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Forward-looking statements involve risks and uncertainties and include statements regarding, among other things, our projected revenue growth and profitability, our growth strategies and opportunity, anticipated trends in our market and our anticipated needs for working capital. Forward-looking statements are generally identifiable by the use of words like “may,” “will,” “should,” “anticipate,” “estimate,” “plans,” “potential,” “projects,” “continuing,” “ongoing,” “expects,” “management believes,” “we believe,” “we intend” or the negative of these words or other variations on these words or comparable terminology. These forward-looking statements may be found under the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” as well as in this prospectus generally. In particular, this prospectus includes statements relating to future actions, prospective products, market acceptance, future performance or results of current and anticipated products, sales efforts, expenses, and the outcome of contingencies such as legal proceedings and financial results.

Examples of forward-looking statements in this prospectus include, but are not limited to, our expectations regarding our business strategy, ability to complete and recognize the benefits from acquisitions, business prospects, operating results, operating expenses, working capital, liquidity, and capital expenditure requirements. Important assumptions relating to the forward-looking statements include, among others, assumptions regarding demand for our products, the cost, terms and availability of components, pricing levels, the timing and cost of capital expenditures, competitive conditions, and general economic conditions. These statements are based on our management’s expectations, beliefs and assumptions concerning future events affecting us, which in turn are based on currently available information. These assumptions could prove inaccurate. Although we believe that the estimates and projections reflected in the forward-looking statements are reasonable, our expectations may prove to be incorrect.

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Important factors that could cause actual results to differ materially from the results and events anticipated or implied by such forward-looking statements include, but are not limited to:

●	changes in the market acceptance of our products;

●	increased levels of competition;

●	the effect of the COVID-19 pandemic on our business;

●	changes in political, economic, or regulatory conditions generally and in the markets in which we operate;

●	our relationships with our key customers;

●	our ability to retain and attract senior management and other key employees;

●	our ability to quickly and effectively respond to new technological developments;

●	our ability to protect our trade secrets or other proprietary rights, operate without infringing upon the proprietary rights of others and prevent others from infringing on our proprietary rights; and

●	other risks, including those described in the “Risk Factors” discussion of this prospectus.

We operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for us to predict all of those risks, nor can we assess the impact of all of those risks on our business or the extent to which any factor may cause actual results to differ materially from those contained in any forward-looking statement. The forward-looking statements in this prospectus are based on assumptions management believes are reasonable. However, due to the uncertainties associated with forward-looking statements, you should not place undue reliance on any forward-looking statements. Further, forward-looking statements speak only as of the date they are made, and unless required by law, we expressly disclaim any obligation or undertaking to publicly update any of them in light of new information, future events, or otherwise.

RISK FACTORS

The common shares of our Company are considered speculative. You should carefully consider the following risks and uncertainties in addition to other information in this annual report in evaluating our Company and our business before purchasing our common shares. Our business, operating or financial condition could be harmed due to any of the following risks:

Risks Related to Our Company

Management and our auditors have raised substantial doubts as to our ability to continue as a going concern.

Our financial statements have been prepared assuming we will continue as a going concern. Since inception we have experienced recurring net losses which losses caused an accumulated deficit of approximately $54.5 million as of December 31, 2021. These factors, among others, raise substantial doubt about our ability to continue as a going concern. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty.

We currently have a working capital deficit and negative cash flow from operations and are uncertain if and when we will be able to pay our current liabilities.

Our working capital deficit was approximately $2.0 million as of December 31, 2021. This deficit consists of $382,000 in current assets, offset by $2,366,000 in current liabilities. In addition, we had negative cash flow from operations for the six months ended December 31, 2021, of approximately $923,600. We do not have any liquid or other assets that can be liquidated to pay our current liabilities while we continue to incur additional liabilities to our officer and certain service providers who are working to prepare the documents required to be filed with the Securities and Exchange Commission to enable our common shares to be registered for trading. Since we currently have limited operations, the only ways we have of paying our current liabilities are to issue our common or preferred shares to our creditors or to issue unsecured promissory notes, which may include certain features such as convertibility into common or preferred shares or warrants to purchase additional common or preferred shares in the future.

We had $1,039,304 of convertible notes, notes payable, and accrued interest payable as of December 31, 2021, of which $1,039,304 of this amount is past due, and we do not have the funds necessary to pay these obligations.

In addition to funding our operating expenses, we need capital to pay various debt obligations totaling approximately $1,039,304 as of December 31, 2021, which are either currently past due or which are due in the current fiscal year. Currently, there is $317,431 principal amount of the convertible notes payable, which is past due, $205,000 principal of the notes payable which is past due, and $368,908 of accrued interest which is past due. The interest on the past due principal amounts will continue to accrue monthly at their stated rates. Holders of past due notes do not have a security interest in our assets. The existence of these obligations provides additional challenges to us in our efforts to raise capital to fund our operations.

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In the event we consummate a transaction with a profitable company, we may not be able to utilize our net operating loss carryover, which may have a negative impact on your investment.

If we enter into a combination with a business that has operating income, we cannot assure you that we will be able to utilize all or even a portion of our existing net operating loss carryover for federal or state tax purposes following such a business combination. If we are unable to make use of our existing net operating loss carryover, the tax advantages of such a combination may be limited, which could negatively impact the price of our stock and the value of your investment. These factors will substantially increase the uncertainty, and thus the risk, of investing in our shares.

There are a number of factors related to our common stock, which may have an adverse effect on our shareholders.

Shareholders’ interests in our Company will be diluted and investors may suffer dilution in their net book value per share if we issue additional shares or raise funds through the sale of equity securities. In the event that we are required to issue additional shares, enter into private placements to raise financing through the sale of equity securities or acquire business interests in the future from the issuance of shares of our common stock to acquire such interests, the interests of existing shareholders in our Company will be diluted and existing shareholders may suffer dilution in their net book value per share depending on the price at which such securities are sold. If we do issue additional shares, it will cause a reduction in the proportionate ownership and voting power of all existing shareholders.

We have certain provisions in our Articles of Incorporation and Bylaws, and there are other provisions under Florida law, that may serve to make a takeover of our Company more difficult.

Provisions of our articles of incorporation and bylaws may delay or prevent a takeover, which may not be in the best interests of our stockholders. Provisions of our articles of incorporation and bylaws may be deemed to have anti-takeover effects, which include when and by whom special meetings of our stockholders may be called, and may delay, defer, or prevent a takeover attempt. In addition, certain provisions of Florida law also may be deemed to have certain anti-takeover effects which include that control of shares acquired in excess of certain specified thresholds will not possess any voting rights unless these voting rights are approved by a majority of a corporation’s disinterested stockholders.

Voting power of our shareholders is highly concentrated by insiders.

Our officers and directors control, either directly or indirectly, a substantial portion of our voting securities. As of December 31, 2021, our executive officer and directors beneficially owns 770,098,096 shares of Common Stock, or approximately 21.3% of our outstanding shares of Common Stock. In addition, our executive officer owns the only issued and outstanding share of Series AA Convertible Preferred Stock, which entitles him to 51% of the Common votes on any matter requiring a shareholder vote. Therefore, our management may significantly affect the outcome of all corporate actions and decisions for an indefinite period of time including the election of directors, amendment of charter documents and approval of mergers and other significant corporate transactions.

Our common stock is quoted in the over the counter market on the OTCPink.

Our common stock is quoted on the OTCPink. OTCPink offers a quotation service to companies that are unable to list their securities on an exchange or for companies, such as ours, whose securities are not eligible for quotation on the OTC Bulletin Board. The requirements for quotation on the OTCPink are considerably lower and less regulated than those of the OTC Bulletin Board or an exchange. Because our common stock is quoted on the OTCPink, it is possible that even fewer brokers or dealers would be interested in making a market in our common stock, which further adversely impacts its liquidity.

The tradability of our common stock is limited under the penny stock regulations which may cause the holders of our common stock difficulty should they wish to sell their shares.

Because the quoted price of our common stock is less than $5.00 per share, our common stock is considered a “penny stock,” and trading in our common stock is subject to the requirements of Rule 15g-9 under the Exchange Act. Under this rule, broker/dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements. The broker/dealer must make an individualized written suitability determination for the purchaser and receive the purchaser’s written consent prior to the transaction. SEC regulations also require additional disclosure in connection with any trades involving a “penny stock,” including the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and its associated risks. These requirements severely limit the liquidity of securities in the secondary market because few broker or dealers are likely to undertake these compliance activities and this limited liquidity will make it more difficult for an investor to sell his shares of our common stock in the secondary market should the investor wish to liquidate the investment. In addition to the applicability of the penny stock rules, other risks associated with trading in penny stocks could also be price fluctuations and the lack of a liquid market.

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Our share price is volatile and may be influenced by numerous factors that are beyond our control.

Market prices for shares of technology companies such as ours are often volatile. The market price of our common stock may fluctuate significantly in response to a number of factors, most of which we cannot control, including:

●	fluctuations in digital currency and stock market prices and trading volumes of similar companies;

●	general market conditions and overall fluctuations in U.S. equity markets;

●	sales of large blocks of our common stock, including sales by our executive officers, directors, and significant stockholders;

●	discussion of us or our stock price by the press and by online investor communities; and

●	other risks and uncertainties described in these risk factors.

We have no current plans to pay dividends on our Common Stock and investors must look solely to stock appreciation for a return on their investment.

We do not anticipate paying any further cash dividends on our common stock in the foreseeable future. We currently intend to retain all future earnings to fund the development and growth of our business. Any payment of future dividends will be at the discretion of our board of directors and will depend on, among other things, our earnings, financial condition, capital requirements, level of indebtedness, statutory and contractual restrictions applying to the payment of dividends and other considerations that the board of directors deems relevant. Investors may need to rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize a return on their investment. Investors seeking cash dividends should not purchase our common stock.

Risks Related to Our Industry

Economic conditions may affect our ability to obtain financing and to complete a merger or acquisition.

Due to general economic conditions, rapid technological advances being made in some industries, and shortages of available capital, our management believes that there are numerous firms seeking even the limited additional capital, which we will need. In the presence of these economic conditions, we may have difficulty raising sufficient capital to support the investigation of potential business opportunities, and to consummate a merger or acquisition. These factors substantially increase the uncertainty, and thus the risk, of investing in our shares.

In March 2020, a novel coronavirus (“COVID-19”) emerged and has subsequently spread worldwide. The World Health Organization declared COVID-19 a pandemic resulting in federal, state, and local governments mandating various restrictions, including travel restrictions, restrictions on public gatherings, stay at home orders and advisories and quarantining of people who may have been exposed to the virus.  The Delta variant of COVID-19, which appears to be the most transmissible and contagious variant to date, has caused a surge in COVID-19 cases globally. The impact of the Delta variant, or other variants that may emerge, cannot be predicted at this time, and could depend on numerous factors, including the availability of vaccines in different parts of the world, vaccination rates among the population, the effectiveness of COVID-19 vaccines against the Delta, Omicron and other variants, and the response by governmental bodies to reinstate mandated business closures, orders to “shelter in place,” and travel and transportation restrictions. As of December 31, 2021, COVID-19 has not had a material impact on our results of operations or financial condition.

The IT security market is rapidly evolving within the increasingly challenging cyber threat landscape and the continuing use of hybrid on-premise and cloud-based environments. As a result of unanticipated market, industry or company developments our sales may not continue to grow at current rates or may decline, and our share price could decrease.

We operate in a rapidly evolving industry focused on securing organizations’ IT systems and sensitive data. Our solutions focus on safeguarding privileged accounts, credentials, and secrets. Privileged accounts are those accounts within an organization that give users, applications, and machine identities the highest levels of access, or “privileged” access, to IT systems and infrastructure, industrial control systems, applications and data both on-premises and in cloud environments. While breaches of such privileged accounts have continued to gain media attention in recent years, IT security spending within enterprises is often concentrated on endpoint and network security products designed to stop threats from penetrating corporate networks. Organizations may allocate all or most of their IT security budgets to these products and may not adopt our solutions in addition to such products. Organizations are moving portions of their IT systems to be managed by third parties, primarily infrastructure, platform and application service providers, and may rely on such providers’ internal security measures.

Further, security solutions such as ours, which are focused on disrupting cyber attacks by insiders and external perpetrators that have penetrated an organization’s on-premise or cloud environment, represent a security layer designed to respond to advanced threats and more rigorous compliance standards and audit requirements. However, advanced cyber attackers are skilled at adapting to new technologies and developing new methods of gaining access to organizations’ sensitive data. As our customers’ technologies and business plans evolve and become more complex, we expect them to face new and increasingly sophisticated methods of attack. We face significant challenges in ensuring that our solutions effectively identify and respond to such attacks without disrupting the performance of our customers’ IT systems. As a result, we must continually modify and improve our products, services, and licensing models in response to market and technology trends to ensure we are meeting market needs and continue providing valuable solutions that can be deployed in a variety of environments, including cloud and hybrid.

We cannot guarantee that we will be able to anticipate future market needs and opportunities or be able to develop or acquire product enhancements or new products to meet such needs or opportunities in a timely manner or at all. Delays in developing, completing or delivering new or enhanced products could cause our offerings to be less competitive, impair customer acceptance of our solutions and result in delayed or reduced revenue for our solutions.

In addition, any changes in compliance standards or audit requirements that reduce the priority for the types of controls, security, monitoring and analysis that our solutions provide would adversely impact demand for our solutions. It is therefore difficult to predict how large the market will be for our solutions. If our solutions are not viewed by organizations as necessary, or if customers do not recognize the benefit of our solutions as a critical layer of an effective security strategy, then our revenues may not continue to grow at their current rate or may decline, which could cause our share price to decrease in value.

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Our reputation and business could be harmed based on real or perceived shortcomings, defects or vulnerabilities in our solutions or the provision of our services, or due to the failure of our customers, channel partners, managed security service providers, or subcontractors to correctly implement, manage and maintain our solutions, resulting in loss of existing or new customers, lawsuits, or financial losses.

Security products and solutions are complex in design and deployment and may contain errors that are not capable of being remediated or detected until after their deployment. Any errors, defects, or misconfigurations could cause our products or services to not meet specifications, be vulnerable to security attacks or fail to secure networks and could negatively impact customer operations and harm our business and reputation. In particular, we may suffer significant adverse publicity and reputational harm, including a downgrade in our industry leadership position by industry analysts, if our solutions (or the services we provide in relation to our solutions) are associated, or are believed to be associated with, or fail to reasonably protect against, a significant breach or a breach at a high profile customer, managed service provider network, or third party system utilized by us as part of our cloud-based security solution.

Further, the third-party data hosting facilities used for the provision of our SaaS solutions may experience damages, interruptions or other unanticipated problems that could result in disruptions in the provision of these solutions. Any disruptions or other performance problems with our SaaS solutions could harm our reputation and business, damage our customers’ businesses, subject us to potential liability, cause customers to terminate or not renew their subscriptions to our SaaS solutions and make it more challenging for us to retain existing customers and acquire new customers.

False detection of threats (referred to as “false positives”), while typical in our industry, may reduce perception of the reliability of our products and may therefore adversely impact market acceptance of our products. If our solutions restrict legitimate privileged access by authorized personnel to IT systems and applications by falsely identifying those users as attackers or otherwise unauthorized, our customers’ businesses could be harmed.

Our solutions not only reinforce but also rely on the common security concept of placing multiple layers of security controls throughout an IT system. The failure of our customers, channel partners, managed service providers or subcontractors to correctly implement and effectively manage and maintain our solutions (and the environments in which they are utilized), or to consistently implement and utilize generally accepted and comprehensive, multi-layered security measures and processes in customer networks, may lessen the efficacy of our solutions. Additionally, our customers or our channel partners may independently develop plug-ins or change existing plug-ins or APIs that we provided to them for interfacing purposes in an incorrect or insecure manner. Such failures or actions may lead to security breaches and data loss, which could result in a perception that our solutions failed. Further, our failure to provide our customers and channel partners with adequate services or inaccurate product documentation related to the use, implementation and maintenance of our solutions, could lead to claims against us.

An actual or perceived cyber-attack, other security breach or theft of our customers’ data, regardless of whether the breach or theft is attributable to the failure of our products, SaaS solutions or the services we provided in relation thereto, could adversely affect the market’s perception of the efficacy of our solutions and our industry standing, cause current or potential customers to look to our competitors for alternatives to our solutions and subject us to lawsuits, indemnity claims and financial losses, as well as the expenditure of significant financial resources to analyze, correct or eliminate any vulnerabilities. In addition, provisions in our license agreements that attempt to limit our liabilities towards our customers, channel partners and relevant third parties may not withstand legal challenges, and certain liabilities may not be limited or capped. Additionally, any insurance coverage we may have may not adequately cover all claims asserted against us or may cover only a portion of such claims. An actual or perceived cyber-attack could also cause us to suffer reputational harm, lose existing customers and potential new customers, or deter new and existing customers from purchasing or implementing our products.

We face intense competition from a wide variety of IT security vendors operating in different market segments and across diverse IT environments, which may challenge our ability to maintain or improve our competitive position or to meet our planned growth rates.

The IT security market in which we operate is characterized by intense competition, constant innovation, rapid adoption of different technological solutions and services, and evolving security threats. We compete with a multitude of companies that offer a broad array of IT security products that employ different approaches and delivery models to address these evolving threats.

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We may face competition due to changes in the manner that organizations utilize IT assets and the security solutions applied to them, such as the provision of privileged account security functionalities as part of public cloud providers’ infrastructure offerings, or cloud-based identity management solutions. Limited IT budgets may also result in competition with providers of other advanced threat protection solutions such as McAfee, LLC, Palo Alto Networks, Splunk Inc., and Dynatrace. We also may compete, to a certain extent, with vendors that offer products or services in adjacent or complementary markets to privileged access management, including identity management vendors. Some of our competitors are large companies and have deeper technical and financial resources and broader customer bases used to bring competitive solutions to the market. These companies may already have existing relationships as an established vendor for other product offerings, and certain customers may prefer one single IT vendor for product security procurement rather than purchasing solely based on product performance. Such companies may use these advantages to offer products and services that are perceived to be as effective as ours at a lower price or for free as part of a larger product package or solely in consideration for maintenance and services fees, which could result in increased market pressure to offer our solutions and services at lower prices. They may also develop different products to compete with our current solutions and respond more quickly and effectively than we do to new or changing opportunities, technologies, standards, or client requirements or enjoy stronger sales and service capabilities in certain regions. Additionally, niche vendors are developing and marketing lower cost solutions with limited privileged access management functionality that may impact our ability to maintain premium market pricing. Our competitors may enjoy potential competitive advantages over us, such as:

•	greater name recognition, a longer operating history and a larger customer base, notwithstanding the increased visibility of our brand in recent years since our initial public offering;

•	larger sales and marketing budgets and resources;

•	broader distribution and established relationships with channel partners, advisory firms and customers;

•	increased effectiveness in protecting, detecting and responding to cyber attacks;

•	greater or localized resources for customer support and provision of services;

•	greater speed at which a solution can be deployed and implemented;

•	greater resources to make acquisitions;

•	larger intellectual property portfolios; and

•	greater financial, technical, and other resources.

Our current and potential competitors may also establish cooperative relationships among themselves or with third parties that may further enhance their resources and capabilities. Current or potential competitors have been acquired and consolidated or may be acquired by third parties with greater resources in the future. As a result of such acquisitions, our current or potential competitors may be able to adapt more quickly to new technologies and customer needs, devote greater resources to the promotion or sale of their products and services, initiate or withstand substantial price competition, take advantage of other opportunities more readily or develop and expand their product and service offerings more quickly than we do. Larger competitors with more diverse product offerings may reduce the price of products that compete with ours in order to promote the sale of other products or may bundle them with other products, which would lead to increased pricing pressure on our products and could cause the average sales prices for our products to decline. Similarly, we may also face increased competition following an acquisition of new lines of business that compete with providers of such technologies or from security vendors or other companies in adjacent markets extending their solutions into privilege access management. We may be at a competitive disadvantage to our privately-held competitors, as they may not face the same accounting, auditing and legal standards we do as a public company. Such privately-held competitors may face less public scrutiny than we do and may be less risk-averse than we are, and therefore may have greater operational flexibility.

Furthermore, an increasing number of independent industry analysts and researchers, regularly evaluate, compare and publish reviews regarding the functionality of IT security products, including ours. These reviews may significantly influence the market perception of our products, and our reputation and brand could be harmed if they publish negative reviews of our products or increasingly positive reviews of our competitors’ products, or do not view us as a market leader.

In addition, other IT security technologies exist or could be developed in the future by current or future competitors, and our business could be materially and adversely affected if such technologies are widely adopted. We may not be able to successfully anticipate or adapt to changing technology or customer requirements on a timely basis, or at all. If we fail to keep up with technological changes or to convince our customers and potential customers of the value of our solutions even in light of new technologies, our business, results of operations and financial condition could be materially and adversely affected.

If we are unable to increase sales of our solutions to new customers, our future results of operations may be harmed.

An important part of our growth strategy involves continued investment in direct marketing efforts, channel partner relationships, and infrastructure to add new customers. The number and rate at which new customers may purchase our products and services depends on a number of factors, including those outside of our control, such as customers’ perceived need for our solutions, competition, general economic conditions, market transitions, product obsolescence, technological change, shifts in buying patterns, the timing and duration of hardware refresh cycles, financial difficulties and budget constraints of our current and potential customers, public awareness of security threats to IT systems, and other factors. These new customers, if any, may renew their contracts with us and purchase additional solutions at lower rates than we have experienced in the past, which could affect our financial results.

We rely on large amounts of data from a variety of sources to support our solutions and the loss of access to or the rights to use such data could reduce the efficacy of our solutions and harm our business.

Like many of our industry peers, we leverage large amounts of data related to threats, vulnerabilities, cyberattacks, and other cybersecurity intelligence to develop and maintain a number of our products and services. We collect, develop and store portions of this data using third parties and our own technology. We cannot be assured that such third parties or our technology that support the collection, development or storage of such data, and the sources of such data itself, will continue to be effective or available and the loss or reduction in quality of such data may adversely impact the efficacy of our solutions. Changes in laws or regulations in the United States or foreign jurisdictions or the actions of governmental or quasi-governmental entities may increase the costs to collect, develop or store such data, partially or completely prohibit use of such, or could result in disclosure of such data to the public or other third parties, which may reduce its value to us or as part of our solutions and thereby harm our business.

Risks Related to our Common Stock and this Offering

Persons who purchase shares of our common stock may lose their money without us ever being able to develop a market.

In the event that no market to purchase our common stock ever develops, it is likely that the entire investment of a purchaser in our common stock would be lost.

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We expect to seek to raise additional funds in the future, which may be dilutive to stockholders or impose operational restrictions.

We are currently seeking additional funding through equity and/or debt financing arrangements and we expect to raise additional capital in the future to help fund development of our future expansion plans. If we raise additional capital through the issuance of equity or convertible debt securities, the percentage ownership of our current stockholders will be reduced. We may also enter strategic transactions, compensate employees or consultants, or settle outstanding payables using equity that may be dilutive. Our stockholders may experience additional dilution in net book value per share and any additional equity securities may have rights, preferences, and privileges senior to those of the holders of our common stock. If we cannot raise additional funds, we will have to delay development activities of our expansion plans.

Investors in this offering will experience immediate and substantial dilution in net tangible book value.

The public offering price per share is substantially higher than the net tangible book value per share of our outstanding shares of common stock. As a result, investors in this offering will incur an immediate dilution of $       per share based on the assumed public offering price of $       per share, which is the mid-point of the estimated offering price range described on the cover of this prospectus. Investors in this offering will pay a price per share that substantially exceeds the book value of our assets after subtracting our liabilities. To the extent that the warrants sold in this offering are exercised, you will experience further dilution. See “Dilution” for a more complete description of how the value of your investment will be diluted upon the completion of this offering.

Our stock price is likely to be highly volatile because of several factors, including a limited public float.

The market price of our common stock has been volatile in the past and is likely to be highly volatile in the future because there has been a relatively thin trading market for our stock, which causes trades of small blocks of stock to have a significant impact on our stock price. You may not be able to resell shares of our common stock following periods of volatility because of the market’s adverse reaction to volatility.

Other factors that could cause such volatility may include, among other things:

●	actual or anticipated fluctuations in our operating results;
●	the absence of securities analysts covering us and distributing research and recommendations about us;
●	overall stock market fluctuations;
●	announcements concerning our business or those of our competitors;
●	actual or perceived limitations on our ability to raise capital when we require it, and to raise such capital on favorable terms;
●	conditions or trends in the industry;
●	litigation;
●	changes in market valuations of other similar companies;
●	future sales of common stock;
●	departure of key personnel or failure to hire key personnel; and
●	general market conditions.

Any of these factors could have a significant and adverse impact on the market price of our common stock. In addition, the stock market in general has at times experienced extreme volatility and rapid decline that has often been unrelated or disproportionate to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our common stock, regardless of our actual operating performance.

The price per share of our common stock offered under this prospectus may not accurately reflect the value of your investment.

The offering price for shares of common stock offered under this prospectus has been determined by negotiation among us and the underwriters. We cannot predict the price at which our shares of common stock will trade upon the closing of the offering, and there can be no assurance that an active and liquid trading market will develop after closing or, if developed, that such a market will be sustained at the offering price. In addition, if an active public market does not develop or is not maintained, holders of our shares of common stock may have difficulty selling their shares.

Our management has broad discretion in using the net proceeds from this Offering.

We have stated, in only a general manner, how we intend to use the net proceeds from this offering. See “Use of Proceeds.” We cannot, with any assurance, be more specific at this time. We will have broad discretion in the timing of the expenditures and application of proceeds received in this offering. If we fail to apply the net proceeds effectively, we may not be successful in implementing our business plan. You will not have the opportunity to evaluate all of the economic, financial or other information upon which we may base our decisions to use the net proceeds from this offering.

If our shares of common stock are listed on a national exchange, we will be subject to potential delisting if we do not meet or continue to maintain the listing requirements of the national exchange. Moreover, the cost of remaining compliant with the listing requirements will be expensive.

We intend to apply for our shares of common stock to become listed on a national exchange. An approval of our listing application by a national exchange will be subject to, among other things, our fulfilling all of the listing requirements of such national exchange. In addition, each national exchange has rules for continued listing, including, without limitation, minimum market capitalization and other requirements. Failure to maintain our listing, or de-listing from this market, would make it more difficult for shareholders to dispose of our shares of common stock and more difficult to obtain accurate price quotations on our shares of common stock. This could have an adverse effect on the price of our shares of common stock. Moreover, the cost of remaining compliant with the listing requirements will be expensive, and our Board of Directors has determined that the benefits of such listing outweigh the potential costs. Our ability to issue additional securities for financing or other purposes, or otherwise to arrange for any financing we may need in the future, may also be materially and adversely affected if our shares of common stock are not traded on a national securities exchange.

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If we are delisted from the Nasdaq Capital Market, your ability to sell your securities could also be limited by the penny stock restrictions, which could further limit the marketability of your shares.

If our securities become listed on Nasdaq, and then subsequently delisted from Nasdaq, it could come within the definition of “penny stock” as defined in the Exchange Act and would then be covered by Rule 15g-9 of the Exchange Act. Rule 15g-9 imposes additional sales practice requirements on broker-dealers who sell securities to persons other than established customers and accredited investors. For transactions covered by Rule 15g-9, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser’s written agreement to the transaction prior to the sale. Consequently, Rule 15g-9, if it were to become applicable, would affect the ability or willingness of broker-dealers to sell our securities, and accordingly would affect the ability of stockholders to sell their securities in the public market. These additional procedures could also limit our ability to raise additional capital in the future

A significant portion of our total outstanding shares will be eligible to be sold into the market in the near future. This could cause the market price of our common stock to significantly decrease, even if our business is doing well.

Sales of a substantial number of our shares of common stock in the public market could occur at any time. These sales, or the perception in the market that these sales may occur, could result in a decrease in the market price of our shares of common stock. Immediately after this offering, we will have outstanding        shares of common stock, based on the number of shares of common stock outstanding as of        , 2022. This includes the shares that we are selling in this offering, which may be resold in the public market immediately without restriction, unless purchased by our affiliates or existing shareholders, and 54,000,000 shares of common stock held by the Selling Shareholders. Of the remaining shares,        shares are currently restricted as a result of securities laws or 90-day or 180-day lock-up agreements (which may be waived, with or without notice, by the Representative) but will be able to be sold beginning 90 or 180 days, as applicable, after this offering, unless held by one of our affiliates, in which case the resale of those securities will be subject to volume limitations under Rule 144 of the Securities Act. See “Shares Eligible for Future Sale.” Once we register these shares, they can be freely sold in the public market, subject to volume limitations applicable to affiliates and the lock-up agreements referred to above and described in the section of this prospectus entitled “Underwriting.”

We cannot assure you that the common stock will be liquid or that it will remain listed on a securities exchange.

We cannot assure you that we will be able to maintain the listing standards of Nasdaq or any other national market. If we are delisted from any national market, then our common stock will not trade. In addition, delisting of our common stock could further depress our stock price, substantially limit liquidity of our common stock and materially adversely affect our ability to raise capital on terms acceptable to us, or at all. Delisting could also have other negative results, including the potential loss of confidence by suppliers and employees, the loss of institutional investor interest and fewer business development opportunities.

The proposed Reverse Stock Split may decrease the liquidity of our common stock.

The liquidity of our common stock may be affected adversely by the proposed Reverse Stock Split given the reduced number of shares of common stock that will be outstanding following the reverse stock split. In addition, the reverse stock split may increase the number of stockholders who own odd lots (less than 100 shares) of our common stock, creating the potential for such stockholders to experience an increase in the cost of selling their common stock and greater difficulty effecting such sales.

Following the Reverse Stock Split, the resulting market price of our common stock may not attract new investors, including institutional investors, and may not satisfy the investing requirements of those investors. Consequently, the trading liquidity of our common stock may not improve.

Although we believe that a higher market price of our common stock may help generate greater or broader investor interest, there can be no assurance that the reverse stock split will result in a common stock price that will attract new investors, including institutional investors. In addition, there can be no assurance that the market price of our common stock will satisfy the investing requirements of those investors.

We have never paid dividends and do not anticipate paying any dividends to holders of our shares of common stock for the foreseeable future, and consequently your ability to achieve a return on your investment will depend on appreciation in the price of our common stock.

We have never paid cash dividends on our common stock and do not anticipate paying any for the foreseeable future. Payment of any future dividends will be at the discretion of our board of directors after considering many factors, including our earnings, operating results, financial condition, and current and anticipated cash needs. As a result, investors may not receive any return on an investment in our shares of common stock unless they sell their shares of common stock for a price greater than that which such investors paid for them.

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USE OF PROCEEDS

We estimate that the net proceeds from the sale of our common stock in the offering, at an assumed price per share of $       , will be approximately $       , after deducting the underwriting discounts and commissions and estimated offering expenses, or $        if the underwriters exercise their over-allotment option in full, assuming no exercise of the representative warrants.

We currently expect to use the net proceeds of this offering primarily for the following purposes:

Name of Item	Percentage of Offering	$
Working Capital
Software Development
Sales and Marketing
Debt

The underwriters have an option to purchase up to additional shares of our common stock at the public offering price less the underwriting discounts and commissions within       days after the date of this prospectus to cover over-allotments, if any, made by the underwriters to investors from whom orders were solicited prior to the date of this prospectus. Exercise of this option in full would result in additional net proceeds to us of approximately $     . All of such additional net proceeds would be used as described above in this section.

DIVIDEND POLICY

To date, we have not paid any dividends on our common stock and do not currently anticipate paying any dividends to our shareholders in the foreseeable future. We currently expect to retain all future earnings, if any, for use in the operation and expansion of our business. Any determination to pay dividends in the future will be at the discretion of our Board of Directors and will depend upon results of operations, financial performance and condition, capital requirements, restrictions imposed by applicable law, other factors our Board of Directors deems relevant and contractual restrictions under our debt agreements including those discussed under “Our Business—Material Agreements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources” in this prospectus. As a result, capital appreciation, if any, of our common stock will be your sole source of gain from your purchase of our common stock for the foreseeable future.

CAPITALIZATION

The following table sets forth our cash and capitalization as of December 31, 2021, on:

●	an actual basis; and

●

as adjusted basis to give further effect to the sale of Shares by us in this offering at the public offering price of $        per Share, which is the assumed public offering price set forth on the cover page of this prospectus, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, and the application of the net proceeds of this offering by us as described under “Use of Proceeds”.

The information below is illustrative only and our cash and capitalization following the completion of this offering will be based on the actual public offering price and other terms of this offering determined at pricing. You should read this table together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes included elsewhere in this prospectus.

	As of December 31, 2021
	Actual	As Adjusted
	(unaudited)
Cash and cash equivalents	$361.560
Prepaid expenses	20,417	$
Cash and cash equivalents	$381,977	$
Debt:
Total Current Liabilities	2.366.022
Total Long-term Liabilities	-
Deficiency in Stockholders’ Equity:
Preferred Stock, Series AA par value $0.0001; 1 shares authorized, 1 share issued and outstanding as of December 31, 2021	-
Series A Convertible Stock ($0.001 par value; 20,000,000 shares authorized, 13,992,340 shares issued and outstanding as of December 31, 2021	13,992		13,992
Series B Convertible Stock ($0.001 par value 30,000,000 shares authorized, 1,327,640 shares issued and outstanding as of December 31, 2021	1,328		1,328
Common stock, $0.0001 par value, 10,000,000,000 shares authorized: 3,681,071,235 shares issued and 3,620,071,235 outstanding at December 31, 2021	362,008
Additional Paid-in Capital	52,109,948
Accumulated deficit	(54,471,321)
Total deficiency in stockholders’ equity	$(1,984,045)	$
Total capitalization	$381,977	$

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DILUTION

If you invest in our Shares in this offering, your interest will be diluted to the extent of the difference between the public offering price per Common Share that is part of the Share and the as adjusted net tangible book value per share of Common Stock immediately after this offering.

A purchaser of our shares of our common stock in this offering will be diluted immediately to the extent of the difference between the offering price per share and the as adjusted net book value per share of our common stock upon closing of this offering. Our historical net book value as of December 31, 2021, was $(•), or approximately $0.001 per share of outstanding common stock, based on 2,869,031,492 shares of common stock outstanding as of December 31, 2021. Net book value per share of our common stock is determined at any date by subtracting total liabilities from the amount of total assets and dividing this amount by the number of shares of common stock deemed to be outstanding as of that date.

After giving effect to the sale of         shares of our common stock at the offering price of $      per share to this offering, our adjusted net book value as of        , 2022 would have been approximately $(       ), or approximately $        per share of outstanding common stock. This amount represents an immediate increase in net book value of $       per share of our common stock to our existing stockholders and an immediate dilution of $        per share of our common stock to new investors purchasing securities in this offering, as illustrated in the following table:

Public offering price per share	$
Historical net tangible book value per share as of December 31, 2021	$
Increase in as adjusted pro forma net tangible book value per share attributable to the offering	$
As adjusted pro forma net tangible book value (deficit) per share	$
Dilution in net tangible book value per share to new investors (1)	$

The table above is based on 3,620,071,242 shares of common stock outstanding as of December 31, 2021 and excludes the following as of that date:

●	shares issuable upon the exercise of outstanding stock options;

●	shares reserved for future issuances under our equity compensation plans;

●	shares of Common Stock issuable upon the exercise of outstanding warrants;

●	the completion of the Reverse Stock Split.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is currently quoted on the OTCPink Marketplace operated by OTC Markets Groups Inc. (the “OTCPink”) under the trading symbol “VISM.”

Our intention is to list our common stock on Nasdaq under the symbol “VISM.”  The approval of our listing on Nasdaq is a condition of closing this offering. No assurance can be given that our application will be accepted.

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The last reported sale price of our common stock on the OTCPink was $0.0029 on March 11, 2022. OTCPink does not constitute an established public trading market. Over-the-counter market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

The volume of shares traded on the OTCQB Market was insignificant and therefore, does not represent a reliable indication of the fair market value of these shares.

Holders

According to the records of our transfer agent, as of March 9, 2022, there were approximately 516 record holders of our common stock. The number of record holders does not include beneficial owners of common stock whose shares are held in the names of banks, brokers, nominees, or other fiduciaries.

Dividends

We have never paid any cash dividends on our common stock. We currently anticipate that we will retain all future earnings for use in our business. Consequently, we do not anticipate paying any cash dividends in the foreseeable future. The payment of dividends in the future will depend upon our results of operations, as well as our short-term and long-term cash availability, working capital, working capital needs, and other factors as determined by our Board of Directors. Currently, except as may be provided by applicable laws, there are no contractual or other restrictions on our ability to pay dividends if we were to decide to declare and pay them.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes appearing elsewhere in this prospectus. This discussion contains forward-looking statements that reflect our plans, estimates, and beliefs that involve risks and uncertainties. Certain amounts may not foot due to rounding. This discussion and analysis contain forward-looking statements and involves numerous risks and uncertainties, including, but not limited to, those described under the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” included in this prospectus. We assume no obligation to update any of these forward-looking statements except as required by law. Actual results may differ materially from those contained in any forward-looking statements.

Overview

The Company was incorporated in Nevada as Jaguar Investments, Inc. during October 1987. During March 2003, a wholly owned subsidiary of the Company merged with Freight Rate, Inc., a development stage company in the logistics software business. During May 2003, the Company changed its name to Power2Ship, Inc. During October 2006, the Company merged with a newly formed, wholly owned subsidiary, Fittipaldi Logistics, Inc., a Nevada corporation, with the Company surviving but its name changed to Fittipaldi Logistics, Inc. effective November 2006. During December 2007, the Company merged with a newly formed, wholly owned subsidiary, NuState Energy Holdings, Inc., a Nevada corporation, with the Company surviving but renamed NuState Energy Holdings, Inc. effective December 2007. In March 2019, the Company changed its name to Visium Technologies, Inc.

Since February 12, 2018, Mark Lucky has served as Chairman and CEO. He currently also serves as CFO. The Company’s headquarters is located at 4094 Majestic Lane, Suite 360, Fairfax, VA 22124. Since February 2018, the Company has focused on creating a world-class cybersecurity/digital risk management company, with a focus on network security, threat visualization, pinpoint threat identification, and big-data analytics. Our solutions address the growing security and compliance complexities and risks resulting from the increasing adoption of cloud computing and the proliferation of geographically dispersed IT assets.

In March 2019, Visium entered into a software license agreement with MITRE Corporation to license a patented technology, known as CyGraph, a tool for cyber warfare analytics, visualization, and knowledge management. CyGraph is a military-grade highly scalable big data analytics tool for Cybersecurity, based on graph database technology.  The development of the technology was sponsored by, and is currently in use by, US Army Cyber Command.  CyGraph provides advanced analytics for cybersecurity situational awareness that is scalable, flexible, and comprehensive.  Visium has completed significant proprietary product development efforts to commercialize CyGraph.  During fiscal 2021 the Company rebranded CyGraph as TruContextTM to reflect the enhanced version of the software tool which resulted from significant proprietary development of the software.

Employees

At January 19, 2022, we had 8 full time employees.

Our principal offices are located at 4094 Majestic Lane, Suite 360, Fairfax, Virginia 22033. Our telephone number is (703) 273-0383.

Our common stock is quoted on the OTCPink under the symbol “VISM”.

Results of Operations – Three and Six Months ended December 31, 2021 and 2020

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2021	2020	2021	2020
Operating expenses:
Selling, general and administrative	$1,264,592	168,511	$2,464,629	$361,707
Development expense	85,912	10,994	196,325	105,994
Total Operating Expenses	1,350,504	179,505	2,660,954	467,701

Loss from Operations	(1,350,504)	(179,505)	(2,660,954)	(467,701)

Other income (expenses):
Gain (loss) on change in fair value of derivative liabilities	75,253	(673,826	56,345	(549,494
Warrant exercise expense	-	(211,411	-	(211,411
Gain (loss) on extinguishment of debt	-	(53,963)	-	(208,864)
Interest expense	(15,211)	(49,096)	(501,675)	(76,004)
Total other income (expenses)	60,042	(988,296)	(445,330)	(1,045,773

Net loss	$(1,290,462)	$(1,167,801)	$(3,106,284)	$(1,513,474)

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Selling, General, and Administrative Expenses

Six Month Period Ended December 31, 2021

For the six months ended December 31, 2021, selling, general and administrative expenses were $2,464,629 as compared to $361,707 for the six months ended December 31, 2020. For the six month periods ended December 31, 2021 and 2020 selling, general and administrative expenses consisted of the following:

	Six Months Ended
	December 31,
	2021	2020
Accounting expense	$36,045	$39,988
Consulting fees	8,850	10,000
Salaries	437,145	168,000
Legal and professional fees	278,030	36,060
Travel expense	34	1,086
Occupancy expense	378	15
Telephone expense	2,102	1,800
Marketing expense	3,379	500
Website expense	19,496	1,563
Investor relations expense	-	10,000
Stock based consulting expense	786,380	39,000
Stock based compensation expense	842,000	45,000
Other	50,790	8,695
	$2,464,629	$361,707

The increase in selling, general and administrative expenses of $2,102,914 during fiscal 2022, when compared with the prior year, is primarily due to an increase in stock-based compensation of $1,544,380, higher legal and professional fees of $241,970, higher salaries expense of $269,145, and higher website expense of $17,933, offset by lower consulting fees of $1,150, lower accounting expense of $3,943, and lower investor relations expense of $10,000.

We believe that our selling, general, and administrative expenses will decline over the rest of the current fiscal year due to lower stock based compensation expense, offset by increased expenses related to an increase our business activity over the remainder of fiscal 2022.

Development Expense

	Six-Months Ended
	December 31,		%
	2021	2020	Change
Development expense	$196,325	$105,994	85%

Development expense represents the expense to further enhance and commercialize CyGraph. We believe that we will incur an additional $50,000 of development expense during the remainder of fiscal 2022.

Change in Fair Value of Derivative Liabilities

	Six-Months Ended
	December 31,		%
	2021	2020	Change
Gain (loss) on change in fair value of derivative liabilities	$56,345	$(549,494)	(487%)

The change in fair value of derivative liabilities results from the changes in the fair value of the derivative liability due to the application of ASC 815, resulting in either income or expense, depending on the difference in fair value of the derivative liabilities between their measurement dates driven by the change in the per share price of the Company’s common stock.

Interest Expense

	Six-Months Ended
	December 31,		%
	2021	2020	Change
Interest expense	$501,675	$76,004	1,708%

Interest expense represents stated interest of notes and convertible notes payable as well as amortization of debt discount. Interest expense is lower for the six months ended December 31, 2021 due to lower debt discount amortization as compared to the prior year period.

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Warrant exercise expense

	Six-Months Ended
	December 31,		%
	2021	2020	Change
Warrant exercise expense	$-	$(211,411)	N/A

The loss on settlement of debt is related to the difference between the conversion price used when convertible notes are converted into common and the share price on the date of the conversion.

Three Month Period Ended December 31, 2021

For the three months ended December 31, 2021, selling, general and administrative expenses were $168,511 as compared to $215,706 for the three months ended December 31, 2020. For the three months ended December 31, 2021 and 2020 selling, general and administrative expenses consisted of the following:

	Three Months Ended
	December 31,
	2021	2020
Accounting expense	$12,974	$17,038
Consulting fees	1,350	10,000
Salaries	278,161	84,000
Legal and professional fees	10,500	25,560
Travel expense	34	1,086
Occupancy expense	(189)	15
Telephone expense	953	900
Marketing expense	2,223	500
Website expense	12,998	912
Investor relations expense	-	10,000
Stock based consulting expense	419,107	12,000
Stock based compensation expense	497,000	-
Other	29,481	6,500
	$1,264,592	$168,511

The increase in selling, general and administrative expenses of $1,096,081 during the fiscal quarter ended December 31, 2021, when compared with the prior year period is primarily due to an increase in stock-based compensation of $904,107, and higher salaries expense of $194,161, offset by lower legal and professional fees of $15,060, lower accounting expense of $4,064, and lower consulting fees of $8,650.

Development Expense

	Three-Months Ended
	December 31,		%
	2021	2020	Change
Development expense	$85,912	$10,994	681%

Change in Fair Value of Derivative Liabilities

	Three-Months Ended
	December 31,		%
	2021	2020	Change
Gain (loss) on change in fair value of derivative liabilities	$75,253	$(673,826)	(111)%

The change in fair value of derivative liabilities results from the changes in the fair value of the derivative liability due to the application of ASC 815, resulting in either income or expense, depending on the difference in fair value of the derivative liabilities between their measurement dates driven by the change in the per share price of the Company’s common stock.

Interest Expense

	Three-Months Ended
	December 31,		%
	2021	2020	Change
Interest expense	$15,211	$49,096	69)%

16

Interest expense represents stated interest of notes and convertible notes payable as well as amortization of debt discount. Interest expense is lower for the three months ended December 31, 2021 due to lower principal balances and lower debt discount amortization as compared to the prior year period.

Liquidity and Capital Resources

	Balance at
	December 31, 2021	June 30, 2021
Cash	$361,560	$125,166
Accounts payable and accrued expenses	(576,153)	(425,804)
Accrued compensation	(682,529)	(672,529)
Notes, convertible notes, and accrued interest payable	$(1,039,304)	$(1,735,057)

We do not have any material commitments for capital expenditures.

The objective of liquidity management is to ensure that we have ready access to sufficient funds to meet commitments and effectively implement our growth strategy. Our primary sources are financing activities such as the issuance of notes payable and convertible notes payable. In the past, we have mostly relied on debt and equity financing to provide for our operating needs.

We cannot ascertain that we have sufficient funds from operations to fund our ongoing operating requirements through June 30, 2022. We may need to raise funds to enhance our working capital and use them for strategic purposes. If such need arises, we intend to generate proceeds from either debt or equity financing.

We intend to finance our operations using a mix of equity and debt financing. We do not anticipate incurring capital expenditures for the foreseeable future. We anticipate that we will need to raise approximately $180,000 per year in the near term to finance the recurring costs of being a publicly-traded company. In the long-term, we anticipate we will need to raise a substantial amount of capital to complete an acquisition. We are unable to quantify the resources we will need to successfully complete an acquisition. If these funds cannot be obtained, we may not be able to consummate an acquisition or merger, and our business may fail as a result.

Going Concern

The accompanying financial statements have been prepared on a going concern basis. The Company has used net cash in its operating activities of $923,606 and $178,917 during the six-month periods ended December 31, 2021 and 2020, respectively, and has a working capital deficit of approximately $2.0 million and $2.8 million at December 31, 2021 and June 30, 2021, respectively. The Company’s ability to continue as a going concern is dependent upon its ability to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due, to fund possible future acquisitions, and to generate profitable operations in the future, once a merger with an operating company is consummated. Management plans may continue to provide for its capital requirements by issuing additional equity securities and debt and the Company will continue to find possible acquisition target. The outcome of these matters cannot be predicted at this time and there are no assurances that if achieved, the Company will have sufficient funds to execute its business plan or generate positive operating results.

Six months ended December 31, 2021

Net cash used in operations during the six months ended December 31, 2021 increased by approximately $744,688 or 416% from the same period during fiscal year 2020. The increase in cash used in operations is primarily due to the increase in product development expenses, cash paid for legal and professional fees, and consulting and business development expense. This cash was obtained through the sale of common stock that netted the Company $1,500,000.

Six months ended December 31, 2020

Net cash used in operations during the six months ended December 31, 2020 increased by approximately $80,000 or 81% from the same period during fiscal year 2019. The increase in cash used in operations is primarily due to the increase in consulting and business development expense and cash paid for legal and professional fees. This cash was obtained through the sale of four promissory notes that netted the Company $360,000.

Capital Raising Transactions

Sale of Common Stock

On September 14, 2021, the Company entered into a securities purchase agreement with a single institutional investor resulting in the raise of $750,000 in gross proceeds to the Company. Under this agreement, the Company agreed to sell, in a registered direct offering, an aggregate of 150,000,000 shares of the Company’s common stock, par value $0.0001 per share, at a purchase price of $0.005 per share (the “Direct Offering”). The Direct Offering closed on September 15, 2021. Net proceeds to the Company from the Direct Offering were $687,500, after deducting estimated fees and expenses payable by the Company.

17

On September 27, 2021, the Company entered into a securities purchase agreement with a single institutional investor resulting in the raise of $750,000 in gross proceeds to the Company. Under this agreement, the Company agreed to sell, in a registered direct offering, an aggregate of 150,000,000 shares of common stock at a purchase price of $0.005 per share (the “Second Direct Offering”). The Second Direct Offering closed on September 27, 2021. Net proceeds to the Company from the Second Direct Offering were $687,500, after deducting estimated fees and expenses payable by the Company.

Other outstanding obligations at December 31, 2021

Convertible Notes Payable

The Company had convertible promissory notes aggregating $317,431 outstanding at December 31, 2021. The accrued interest amounted to approximately $170,000 as of December 31, 2021. The Convertible Notes Payable bear interest at rates ranging between 0% and 18% per annum. Interest is generally payable monthly. The Convertible Notes Payable are generally convertible at rates ranging between $0.0019 and $22,500 per share, at the holders’ option. At December 31, 2021, all convertible promissory notes have matured and are in default.

Convertible notes payable to ASC Recap LLC

On July 22, 2013 and May 6, 2014, the Company issued to ASC Recap LLC (“ASC”) two convertible promissory notes with principal amounts of $25,000 and $125,000, respectively. These two notes were issued as a fee for services under a 3(a)10 transaction that was never consummated and therefore there was no performance by ASC to earn the notes. As a result, while the Company continues to carry the balance of these notes on its balance sheet, it does not believe the notes payable balances are owed. The July 22, 2013 note matured on March 31, 2014 and a balance of $22,965 remains unpaid. The May 6, 2014 note matured on May 6, 2016 and remains unpaid. The notes are convertible into the common stock of the Company at any time at a conversion price equal to 50% of the lowest closing bid price of our common stock for the twenty days prior to conversion.

Notes Payable

The Company had promissory notes aggregating $205,000 at December 31, 2021. The related accrued interest amounted to approximately $199,000 at December 31, 2021. The Notes Payable bear interest at rates ranging between 8% and 16% per annum. Interest is generally payable monthly. All promissory notes have matured as of December 31, 2021.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

Results of Operations – Fiscal Year ended June 30, 2021 and 2020

Development Expense

For the year ended June 30, 2021, development expense totaled $258,168 as compared to $35,500 for the year ended June 30, 2020, an increase of $222,668 or approximately 627%.

Selling, General, and Administrative Expenses

For the year ended June 30, 2021, selling, general and administrative expenses were $3,879,158 as compared to $917,993 for the year ended June 30, 2020, an increase of $2,961,165 or approximately 322.6%. For the years ended June 30, 2021 and 2020 selling, general and administrative expenses consisted of the following:

	2021	2020	Increase/ (Decrease)	% Change
Accounting expense	$50,305	$5,581	$44,724	56.3%
Consulting fees	56,455	103,800	(47,345)	(157.8%)
Salaries	374,000	336,000	38,000	11.3%
Legal and professional fees	144,180	59,550	84,630	142.1%
Travel expense	1,459	9,786	(8,327)	(85.1%)
Occupancy expense	369	4,719	(4,350)	(92.2%)
Telephone expense	3,630	3,600	30	0.8%
Marketing expense	5,877	8,199	(2,322)	(28.3%)
Website expense	6,284	2,951	3,333	112.9%
Investor relations expense	15,000	20,000	(5,000)	(25.0%)
Stock based consulting expense	372,553	198,735	173,818	87.5%
Stock based compensation	2,809,000	148,000	2,661,000	1798.0%)
Other	40,046	17,072	37,557	220.0%

	$3,879,158	$917,993	$2,961,165	322.6%

The increase in selling, general and administrative expenses during fiscal 2021, when compared with the prior year, is primarily due to an increase in stock-based compensation, legal expenses, and salaries, offset by increases in accounting expenses.

18

Change in Fair Value of Derivative Liability

	Years ended
	June 30,
	2021	2020
Gain on change in fair value of derivative liabilities	$1,844,460	$385,367

Changes in fair value of derivative liabilities results from the changes in the fair value of the derivative liability due to the application of ASC 815, resulting in either income or expense, depending on the difference in fair value of the derivative liabilities between their measurement dates. The increase in fair value of derivative liabilities recognized during fiscal 2021 is primarily due to a change in accounting estimate related to the accounting for derivative liabilities as a result of a decrease in share price.

Derivative Liability Expense

	Years Ended
	June 30,		%
	2021	2020	Change
Derivative liability expense	$1,059,282	$61,396	1,625.3%

The Company issued convertible notes in January 2021 and June 2021 which provisions contained variable price conversion terms, resulting in a derivative liability expense, measured as of the issuance date of the notes.

Interest Expense

	Years Ended
	June 30,		%
	2021	2020	Change
Interest Expense	$442,167	$323,021	36.9%

Interest expense represents the stated interest of notes and convertible notes payable as well as the amortization of debt discount. The increase in interest expense during fiscal 2021 is primarily due to higher amortization of debt discount of $99,250.

Gain on Debt Write-Off

	Years Ended
	June 30,
	2021	2020
Gain (loss) on debt write off/conversions	$607,271	$(593,907)

In June 2021 the Company obtained a legal opinion to extinguish aged debt totaling $787,272 as detailed in the following table. Each of the individual debt instruments were determined to be beyond the statute of limitations and it was determined that the Company has a complete defense to liability related to this debt under the applicable statute of limitations.

Accrued interest payable	$385,803
Convertible notes payable	401,469
$787,272

Liquidity and Capital Resources

	Balance at June 30,
	2021	2020
Cash	$125,166	$30,251
Accounts payable and accrued expenses	(425,804)	(333,805)
Accrued compensation	(672,529)	(652,529)
Notes, convertible notes, and accrued interest	$(1,735,057)	$(1,883,784)

On June 30, 2021, our total assets consisted of cash and prepaid license fees.  On June 30, 2020, 100% our total assets consisted of cash.

We do not have any material commitments for capital expenditures.

The objective of liquidity management is to ensure that we have ready access to sufficient funds to meet commitments and effectively implement our growth strategy. Our primary sources are financing activities such as the issuance of notes payable and convertible notes payable. In the past, we have mostly relied on debt and equity financing to provide for our operating needs.

19

We were unable to generate sufficient funds from operations to fund our ongoing operating requirements through June 30, 2021. As of December 31, 2021, we had approximately $361,500 on hand. We may need to raise funds to enhance our working capital and use them for strategic purposes. If such need arises, we intend to generate proceeds from either debt or equity financing.

We intend to finance our operations using equity financing. We do not anticipate incurring capital expenditures for the foreseeable future. We anticipate that we will need to raise approximately $180,000 per year in the near term to finance the recurring costs of being a publicly traded company.

Going Concern

The accompanying financial statements have been prepared on a going concern basis. The Company has used net cash in its operating activities of $792,640 and $106,756 during the years ended June 30, 2021 and 2020, respectively, and has a working capital deficit of approximately $2.8 million and $3.4 million at June 30, 2021 and 2020, respectively. The Company’s ability to continue as a going concern is dependent upon its ability to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due, to fund possible future acquisitions, and to generate profitable operations in the future, once a merger with an operating company is consummated. Management plans may continue to provide for its capital requirements by issuing additional equity securities and debt and the Company will continue to find possible acquisition targets. The outcome of these matters cannot be predicted at this time and there are no assurances that, if achieved, the Company will have sufficient funds to execute its business plan or generate positive operating results.

	Years Ended
	June 30,
	2021	2020
Cash flows from operating activities:
Net loss	$(3,373,459)	$(1,542,450)
Non-cash Adjustments:
(Gain) loss on debt settlement and write off expense	(607,271)	593,907
Stock based compensation	3,163,000	346,735
Amortization of debt discount	305,499	206,249
Derivative liability expense	1,059,282	61,396
(Gain) loss on change in derivative liability	(1,844,460)	(385,367)
Warrant conversion expense	211,411	-
Changes in assets and liabilities
Accrued interest	96,007	145,941
Accrued compensation	20,000	336,000
Accounts payable and accrued expenses	445,850	130,832
Prepaid license fees	(55,417)	-
Discount on note payable	(213,082)	-
Net cash used in operations	(792,640)	(106,757)

Cash flows from financing activities:
Advance from officers, net	(102,340)	40,340
Repayment of convertible notes payable	(73,700)	-
Proceeds from issuance of short-term notes payable	225,000	-
Proceeds from issuance of convertible notes payable, net of debt issuance costs	838,595	78,000
Net cash provided by financing activities	887,555	118,340

Net increase in cash	$94,915	$11,583

Year ended June 30, 2021

Net cash used in operations in fiscal year 2021 increased by $685,883 or 646% from fiscal year 2020. This cash was obtained through the sale of three convertible notes that netted the Company $838,595, and from the sale of three short term notes payable that netted the Company $225,000.

Year ended June 30, 2020

Net cash used in operations in fiscal year 2020 decreased by $459,987 or 81% from fiscal year 2019. This cash was obtained through the sale of three convertible notes that netted the Company $78,000, and through advances of cash made to the Company by its officers and directors of $40,340.

Capital Raising Transactions

Issuance of Convertible Notes Payable

We generated net proceeds of $838,595 and $78,000 during fiscal 2021 and 2020, respectively, from the issuance of convertible notes payable. We generated net proceeds of $225,000 during fiscal 2021 from the issuance of short-term notes payable.

20

Convertible Notes Payable

The Company had convertible promissory notes aggregating approximately $809,000 and $853,000 outstanding on June 30, 2021 and 2020, respectively. The accrued interest amounted to approximately $163,000 and $503,000 on June 30, 2021 and 2020, respectively. There is no provision in the note agreements for adjustments to the interest rates on these notes in the event of default. The convertible notes payable bear interest at rates ranging between 10% and 18% per annum. Interest is generally payable monthly. The Convertible Notes Payable are generally convertible at rates ranging between $0.0002 and $22,500 per share, at the holders’ option. On June 30, 2021, all convertible promissory notes have matured.

	Balance at	Balance at
	June 30, 2021	June 30, 2020
Convertible notes payable	$1,205,228	$852,962
Discount on convertible notes	(396,033)	-
Notes payable, net of discount	$809,195	$852,962

Convertible notes payable to ASC Recap LLC

On July 22, 2013, and May 6, 2014, the Company issued to ASC Recap LLC (“ASC”) two convertible promissory notes with principal amounts of $25,000 and $125,000, respectively. These two notes were issued as a fee for services under a 3(a)10 transaction that was never consummated and therefore there was no performance by ASC to earn the notes. As a result, while the Company continues to carry the balance of these notes on its balance sheet, it does not believe the notes payable balances are owed. The July 22, 2013, note matured on March 31, 2014 and a balance of $22,965 remains unpaid. The May 6, 2014, note matured on May 6, 2016 and remains unpaid. The notes are convertible into the common stock of the Company at any time at a conversion price equal to 50% of the lowest closing bid price of our common stock for the twenty days prior to conversion.

Notes Payable

The Company had promissory notes aggregating approximately $430,000 on June 30, 2021 and $205,000 at June 30, 2020. The related accrued interest amounted to approximately $203,400 and $175,000 on June 30, 2021 and 2020, respectively. There is no provision in the note agreements for adjustments to the interest rates on these notes in the event of default. The notes payable bear interest at rates of 16% per annum. Interest is generally payable monthly. $205,000 of these notes have matured as of June 30, 2021.

Common Stock Warrants

In January and February 2021, we issued 39,370,677 warrants with a two-year life, and fixed exercise prices ranging from $0.0055 to $0.02 per share. An additional 9,239,130 warrant shares were issued due to repricing certain warrants with a $0.02 exercise price to a $0.0115 exercise price.

In January 2019 we issued 500,000 warrants with a three-year life and a conversion price of $0.15 per share. These warrants had price protection provisions that allow for the reduction in the current exercise price upon the occurrence of certain events, including the Company’s issuance of common stock or securities convertible into or exercisable for common stock, such as options and warrants, at a price per share less than the exercise price then in effect. For instance, if the Company issues shares of its common stock or options exercisable for or securities convertible into common stock at an effective price per share of common stock less than the exercise price then in effect, the exercise price will be reduced to the effective price of the new issuance. Simultaneously with any reduction to the exercise price, the number of shares of common stock that may be purchased upon exercise of each of these warrants shall be increased proportionately, so that after such adjustment the aggregate exercise price payable for the adjusted number of warrants shall be the same as the aggregate exercise price in effect immediately prior to such adjustment.

The holders of the warrants issued in 2019 exercised all of their warrants on a cashless basis, during the three months ended December 31, 2020. Due to the price protection features of these warrants, the Company issued 374,500,000 warrant shares to these warrant holders.

A summary of the status of the Company’s outstanding common stock warrants as of June 30, 2021, and changes during the fiscal year ending on that date is as follows:

	Number of Warrants	Weighted Average Exercise Price
Common Stock Warrants
Balance at beginning of year	500,000	$0.15
Granted	46,838,209	$0.011
Granted due to repricing	347,761,534	0.0002
Exercised	(375,934,483)	0.0002
Forfeited	(7,000,000)	0.0002
Balance at end of period	12,165,260	$0.011

Warrants exercisable at end of period	12,165,260	$0.011

Weighted average fair value of warrants granted due to repricing during the period		$72,992

21

Derivative Liability

The Company recognizes all derivative financial instruments on its balance sheet at fair value.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

Climate Change

Our opinion is that neither climate change, nor governmental regulations related to climate change, have had, or are expected to have, any material effect on our operations.

Critical Accounting Policies

We have identified the policies below as critical to our understanding of the results of our business operations. We discuss the impact and any associated risks related to these policies on our business operations throughout Management’s Discussion and Analysis of Financial Condition and Results of Operations where such policies affect our reported and expected financial results.

In the ordinary course of business, we have made a number of estimates and assumptions in preparing our financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”). Actual results could differ significantly from those estimates and assumptions. The following critical accounting policies are those that are most important to the portrayal of our consolidated financial statements. For a summary of our significant accounting policies, including the critical accounting policies discussed below, refer to Note 2 - “Summary of Significant Accounting Policies” included in the notes to consolidated financial statements for the year ended June 30, 2021, included elsewhere in this Annual Report on Form 10-K.

We consider the following accounting policies to be those most important to the portrayal of our results of operations and financial condition:

Revenue Recognition

We recognize revenue in accordance with the Financial Accounting Standards Board’s (“FASB”), Accounting Standards Codification (“ASC”) ASC 606, Revenue from Contracts with Customers (“ASC 606”). Revenues are recognized when control is transferred to customers in amounts that reflect the consideration the Company expects to be entitled to receive in exchange for those goods. Revenue recognition is evaluated through the following five steps: (i) identification of the contract, or contracts, with a customer; (ii) identification of the performance obligations in the contract; (iii) determination of the transaction price; (iv) allocation of the transaction price to the performance obligations in the contract; and (v) recognition of revenue when or as a performance obligation is satisfied.

The Company recognizes revenue when performance obligations under the terms of a contract with the customer are satisfied. Product sales occur once control is transferred upon delivery to the customer. Revenue is measured as the amount of consideration the Company expects to receive in exchange for transferring products. In the event any discounts, sales incentives, or similar arrangements are agreed to with a customer, such amounts are estimated at time of sale and deducted from revenue. Sales taxes and other similar taxes are excluded from revenue.

Convertible Instruments - The Company evaluates and accounts for conversion options embedded in its convertible instruments in accordance with ASC 815.

ASC 815 generally provides three criteria that, if met, require companies to bifurcate conversion options from their host instruments and account for them as free-standing derivative financial instruments in accordance with EITF 00-19. These three criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under otherwise applicable generally accepted accounting principles with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument subject to the requirements of ASC 815. ASC 815 also provides an exception to this rule when the host instrument is deemed to be conventional (as that term is described).

The Company accounts for convertible instruments (when it has determined that the embedded conversion options should not be bifurcated from their host instruments) in accordance with the provisions of ASC 470 20 “Debt with Conversion Options” Accordingly, the Company records, when necessary, discounts to convertible notes for the intrinsic value of conversion options embedded in debt instruments based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note. Debt discounts under these arrangements are amortized over the term of the related debt to their earliest date of redemption. The Company also records when necessary deemed dividends for the intrinsic value of conversion options embedded in preferred shares based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note.

The Company believes the certain conversion features embedded in convertible notes payable are not clearly and closely related to the economic characteristics of the Company’s stock price. Accordingly, the Company has recognized derivative liabilities in connection with such instruments. The Company uses judgment in determining the fair value of derivative liabilities at the date of issuance at every balance sheet thereafter. The Company uses judgment in determining which valuation is most appropriate for the instrument (e.g., Cox, Ross & Rubinstein Binomial Tree valuation model), the expected volatility, the implied risk-free interest rate, as well as the expected dividend rate.

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Share-Based Compensation

We compute share-based payments in accordance with the provisions of ASC Topic 718, Compensation—Stock Compensation and related interpretations. As such, compensation cost is measured on the date of grant at the fair value of the share-based payments. Such compensation amounts, if any, are amortized over the respective vesting periods of the grants.

Restricted stock awards are granted at the discretion of the compensation committee of our board of directors (the “Board of Directors”). These awards are restricted as to the transfer of ownership and generally vest over the requisite service periods (vesting on a straight–line basis). The fair value of a stock award is equal to the fair market value of a share of our common stock on the grant date.

We estimate the fair value of stock options and warrants by using the Cox, Ross & Rubinstein Binomial Tree model. The Cox, Ross & Rubinstein valuation model requires the development of assumptions that are inputs into the model. These assumptions are the expected stock volatility, the risk–free interest rate, the expected life of the option, the dividend yield on the underlying stock and the expected forfeiture rate. Expected volatility is calculated based on the historical volatility of our common stock over the expected term of the option. Risk–free interest rates are calculated based on continuously compounded risk–free rates for the appropriate term.

Determining the appropriate fair value model and calculating the fair value of equity–based payment awards requires the input of the subjective assumptions described above. The assumptions used in calculating the fair value of equity–based payment awards represent management’s best estimates, which involve inherent uncertainties and the application of management’s judgment. We are required to estimate the expected forfeiture rate and recognize expense only for those shares expected to vest.

We account for share–based payments granted to non–employees in accordance with ASC 505–50, “Equity Based Payments to Non–Employees.” We determine the fair value of the stock–based payment as either the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more readily determinable. If the fair value of the equity instruments issued is used, it is measured using the stock price and other measurement assumptions as of the earlier of either (1) the date at which a commitment for performance by the counterparty to earn the equity instruments is reached, or (2) the date at which the counterparty’s performance is complete.

Derivative Instruments

We enter into financing arrangements that consist of freestanding derivative instruments or are hybrid instruments that contain embedded derivative features. We recognize derivative instruments as either assets or liabilities in the balance sheet and measure such derivative instruments at fair values with gains or losses recognized in earnings. Embedded derivatives that are not clearly and closely related to the host contract are bifurcated and are recognized at fair value with changes in fair value recognized as either a gain or loss in earnings. The fair values of derivative financial instruments are estimated using various techniques (and combinations thereof) that are considered consistent with the objective measuring fair values. In selecting the appropriate technique, the nature of the instrument, the market risks that it embodies, and the expected means of settlement are considered. Estimating fair values of derivative financial instruments requires the development of significant and subjective estimates that may, and are likely to, change over the duration of the instrument with related changes in internal and external market factors. In addition, option-based techniques (such as the Cox, Ross & Rubinstein model) are highly volatile and sensitive to changes in the trading market price of our common stock. Since derivative financial instruments are initially and subsequently carried at fair values, our income (expense) going forward will reflect the volatility in these estimates and assumption changes.

DESCRIPTION OF THE BUSINESS

Visium Technologies, Inc. was incorporated in Nevada as Jaguar Investments, Inc. during October 1987. During March 2003, a wholly owned subsidiary of the Company merged with Freight Rate, Inc., a development stage company in the logistics software business. During May 2003, the Company changed its name to Power2Ship, Inc. During October 2006, the Company merged with a newly formed, wholly owned subsidiary, Fittipaldi Logistics, Inc., a Nevada corporation, with the Company surviving but its name changed to Fittipaldi Logistics, Inc. effective November 2006. During December 2007, the Company merged with a newly formed, wholly owned subsidiary, NuState Energy Holdings, Inc., a Nevada corporation, with the Company surviving but renamed NuState Energy Holdings, Inc. effective December 2007. In March 2018, the Company brought in a new management team and changed its name to Visium Technologies, Inc.

In March 2019, Visium entered into a software license agreement with MITRE Corporation to license a patented technology, known as CyGraph, a tool for cyber warfare analytics, visualization, and knowledge management. CyGraph is a military-grade highly scalable big data analytics tool for cyber security, based on graph database technology. The development of the technology was sponsored by, and is currently in use by, U.S. Army Cyber Command. CyGraph provides advanced analytics for cybersecurity situational awareness that is scalable, flexible, and comprehensive. Visium has completed significant proprietary product development efforts to commercialize CyGraph which the Company has rebranded as TruContext.

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Visium is a provider of cyber security visualization, big data analytics and automation that operates in the traditional cyber security space, as well as in the cloud-based technology and Internet of Things spaces.  In March 2019, Visium entered into a software license agreement with MITRE Corporation to license a patented technology known as CyGraph, a tool for cyber warfare analytics, visualization and knowledge management. CyGraph is a military-grade, highly scalable big data analytics tool for cyber security, based on graph database technology. The development of the technology was sponsored by the US Army, and is currently in use by the U.S. Army Cyber Command. CyGraph provides advanced analytics for cybersecurity situational awareness that is scalable, flexible and comprehensive. Visium has completed significant proprietary product development efforts to commercialize CyGraph which the Company has rebranded as TruContextTM. The commercialization efforts included adding functionality to the core technology to make it a native cloud application, adding multi-user and multi-tenant capability, enhancing the graphical user interface, (“GUI”) to make the application more intuitive to use, and adding enhanced dashboard and reporting capabilities. TruContext would typically be deployed by an enterprise and be used by the cyber analyst to intuitively understand the massive amount of data flowing through the network environment, giving him actionable information in real-time to ensure that the network is protected from threats.  The analyst will understand the relationships of the assets in the data center, the communication patterns, and cybersecurity exposures, in real-time.

TruContext provides visualization, advanced cyber monitoring intelligence, threat hunting, forensic and root cause analysis, data modeling, analytics, and automation to help reduce risk, simplify security, and deliver better security outcomes.  Our mission is to help people see and understand data, empowering decision-makers to make more informed and more timely decisions.  Our solutions put the power of data into the hands of everyday people, allowing a broad population of business users to engage with their data, ask questions, solve problems, and create value.

Our products dramatically reduce the complexity, and expense associated with traditional business intelligence applications. Our software allows people to access information, perform analysis, and share results without assistance from technical specialists. By putting powerful analytical technology directly into the hands of people who make decisions with data, we accelerate the pace of informed and intelligent decision-making. Our TruContext platform enables our customers to reduce or streamline their siloed and layered security products, simplifying operations while providing a comprehensive solution.  Our solution automates certain previously manual tasks, freeing up personnel to focus on their most important objectives.

Figure1 – Typical query result aggregating millions of lines of code

TruContext can be deployed in a broad range of use cases such as cyber security threat intelligence and forensics, IT/OT critical infrastructure security, supply chain analytics, anti-fraud, law enforcement, compliance, and health care.  For example, a breach of your network might go undetected for months, as was the case with the Solar Winds hack that occurred in 2019-2020. In that case the hackers went undetected for 14 months.  A Solar Winds type breach may not be preventable, but with TruContext analyzing streaming network data in real-time, this hack would almost certainly have been identified and remediated very quickly.

TruContext is a very effective tool for proactively and iteratively searching through networks to detect and isolate advanced threats that evade existing security solutions.  Should a breach occur, TruContext can quickly perform forensics and root cause analysis, identifying when an incident occurred, how it occurred, and the downstream effects of the incident to the network.

One of the top challenges faced by Security practitioners is to keep up with the increase in new cyber attacks while investigating and remediating existing threats. Time is of essence while investigating potential threats and determining the scope and root-cause of a potential reach.

Shortage of resources and experienced personnel continues to limit the ability of companies to conduct thorough investigations.  Root cause analysis and forensics are key to intelligently securing the network.

TruContext directly addresses these challenges by:

Providing real-time comprehensive visualized information on security events, that

•	allow the cyber warrior to immediately pinpoint the root cause of the breach; and
•	know with certainty the priority and required remediation.

The real-time ingestion of and visualization of massive amounts of data simplifies the cyber effort, allowing the cyber analyst intuitively understand the security posture of the organization at a glance.

Using TruContext makes the cyber analyst significantly more productive by eliminating false positives and prioritizing threat events.

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TruContext ingests cyber data from any source, making the data generated by other cyber tools easily understood and actionable.  TruContext give the security analyst the ability to combine, layer, filter, and query data with a no-code user interface in a way that no other analytics platform can do.

There are some sophisticated and powerful cybersecurity tools currently available, but they all lack one thing – providing a comprehensive contextualized understanding of their data.  Analysts have too many tools that don’t communicate, creating silos of data/information.  TruContext brings all the information for a comprehensive visualization.

On average, according to CrowdStrike, the time from breach to harm caused by threat actors is 98 minutes making the ability to:

3.	Identify malicious hacks in real time; and
4.	To perform threat hunting critically important for the security analyst

Using the MITRE ATT&CK framework, TruContext can hunt threats beyond the physical network boundary so that the analyst fully understands his security posture in real time.

TruContext leverages MITRE’s ATT&CK® framework, which is a globally-accessible knowledge base of adversary tactics and techniques based on real-world observations. The ATT&CK knowledge base is used as a foundation for the development of specific threat models and methodologies in the private sector, in government, and in the cybersecurity product and service community.

A use case example for TruContext would be in the event sensitive data is being exfiltrated from your network to an external IP address.  TruContext has the capability to identify this activity and provide alerts that would allow the cyber analyst to quickly remediate the problem.

Another example for TruContext would be the analysis of millions of unemployment insurance claims by a state government that identifies patterns to identify potential fraud.  If 30 claims are submitted that are tied to a single bank account, or address, or social security number, TruContext would be able to identify these anomalies in real-time.  TruContext offers new methods of uncovering fraud rings and other complex scams with a high level of accuracy through advanced contextual link analysis, and is capable of stopping advanced fraud scenarios in real time.  This is currently a significant problem in every state, costing billions of dollars annually.

One last example of how TruContext can be used by law enforcement in the context of police investigations. TruContext can analyze highly connected data in real time from any source and make connections which help police solve crime.  Connections are quickly made between persons, objects, locations, and events (the POLE model), generating insights into patterns of behaviors and incidents.  Using real-time data with TruContext helps investigators be proactive and prevent crime or other incidents, rather than only reacting after an incident has occurred.

Visium currently plans to generate revenue in three (3) primary ways:

•	through a virtual appliance model, primarily targeted to the Federal government, charging an annual seat license, with the seat license fee increasing based on the size of the network environment ;

•	through a SaaS model, charging a recurring monthly license fee for TruContext based on the size of the network environment and the number of TruContext Identifiers (nodes); and

•	through professional services to support and deliver cybersecurity solutions and services to its customers, billed on an hourly basis, and delivered through a service contract for implementation and data science services.

Partnership Ecosystem

We work with a number of technology alliance partners to design go-to-market strategies that combine our platform with products or services provided by our technology alliance partners. These partner integrations deliver more secure solutions and an improved end user experience to their customers. Our technology alliance partnerships focus on security analytics, network and infrastructure security, threat platforms and orchestration, and automation.

Visium heavily relies on our technology and infrastructure to provide our products and services to our customers. For example, we host many of our products using third-party data center facilities, and we do not control the operation of these facilities. In addition, we rely on certain technology that we license from third parties, including third-party commercial software and open-source software, which is used with certain of our solutions.

Competition

The markets for our solutions are highly competitive, and we expect both the requirements and pricing competition to increase, particularly given the increasingly sophisticated attacks, changing customer preferences and requirements, current economic pressures, and market consolidation. Competitive pressures in these markets may result in price reductions, reduced margins, loss of market share and inability to gain market share, and a decline in sales, any one of which could seriously impact our business, financial condition, results of operations, and cash flows. We may face competition due to changes in the manner that organizations utilize IT assets and the security solutions applied to them, such as the provision of privileged account security functionalities as part of public cloud providers’ infrastructure offerings, or cloud-based identity management solutions. Limited IT budgets may also result in competition with providers of other advanced threat protection solutions such as McAfee, LLC, Palo Alto Networks, Splunk Inc., and Dynatrace. We also may compete, to a certain extent, with vendors that offer products or services in adjacent or complementary markets to privileged access management, including identity management vendors and cloud platform providers such as Okta and Tableau.

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Marketing

Our marketing organization is focused on building our brand reputation, increasing the awareness and reputation of TruContext, and driving customer demand. We will engage in paid media, web marketing, industry and trade conferences, including analyst engagements, producing whitepapers, and demand generation via digital and web campaigns. We have or will employ a wide range of digital programs, including search engine marketing, online and social media initiatives to increase traffic to our website and encourage new customers to sign up for our service. Additionally, we plan to engage in joint marketing activities with our channel and technology alliance partners.

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MANAGEMENT

Directors and Executive Officers

The following table sets forth the names of our directors and executive officer employees and their ages, positions, and biographical information as of December 31, 2021.

Name	Position	Age
Mark Lucky	Chairman of the Board of Directors, Chief Executive Officer, Chief Financial Officer, and Ethics Compliance Officer	63
Thomas Grbelja	Director	63
Emmanuel Esaka, M.D.	Director	48
Paul Anthony Favata	Director	56
Wayne Monk	Director	62
Solomon Adote	Director	43

Mark Lucky: Mr. Lucky has served as the Chairman of the Board, Ethics Compliance Officer, Chief Executive Officer, and Chief Financial Officer of Visium Technologies since February 2019. Also Mr. Lucky has been a Certified Public Accountant and has more than 15 years of experience serving as a public-company CFO. His professional experience includes working with start-ups, development-stage companies, and mature companies in a wide variety of industries. From May 2014 to February 2019, Mr. Lucky worked as a consultant to various public and private companies, including Visium Technologies, Inc., Intelligent Living America, Inc. (OTCPink: ILIV), and Ronn Motor Group, Inc. Prior to that, Mr. Lucky served as the CFO for IceWeb, Inc. (OTCBB: IWEB), from March 2007 to May 2014. From 2004 to 2005 he served as Vice President of Finance and Administration at Galt Associates, Inc., a Sterling, Virginia, informatics, technology, and medical research services company. From 2001 to 2004, he was Vice President of Finance and Administration of MindShare Design, Inc., an internet technology company based in San Francisco, California. During his career, Mr. Lucky has also been employed by Axys Pharmaceuticals, Inc. (NASDAQ: AXPH), an early-stage drug discovery biotech company based in San Francisco, California, PriceWaterhouseCoopers, LLC, COMPASS Management and Leasing, Inc., Mindscape, Inc., The Walt Disney Company, and KPMG. Mr. Lucky formerly served as a member of the Board of Directors of Intelligent Living America, Inc., VOIS, Inc., and HASCO Medical, Inc. Mr. Lucky received a B.A. degree in economics from the University of California, Los Angeles.

We believe that Mr. Lucky’s extensive senior management and operational experience brings valuable knowledge to our Board of Directors. Those experiences, qualifications, and attributes have led to our conclusion that Mr. Lucky should be serving as a member of our Board of Directors.

Thomas Grbelja: Mr. Grbelja currently serves as the Chief Financial Officer and Secretary of Nestbuilder.com Corp and has done so since August 2018. (OTCPink: RBIZ). He is also a member of their board of directors. Mr. Grbelja has spent over 30 years as a Certified Public Accountant providing a wide variety of professional accounting, tax, and financial consulting services to professional service, manufacturing, and construction industry participants. Since 1990, he has served as the President and a Founding Member of Burke Grbelja & Symeonides, LLC, Certified Public Accountants, an accounting firm based in Rochelle Park, New Jersey. In addition, between 1983 and 1990, Mr. Grbelja worked as an accountant at Coopers & Lybrand, where he was responsible for overall audit engagement (including filings with the SEC) for certain large, publicly traded companies. He received his undergraduate degree in accounting at Fairleigh Dickinson University and is a Certified Public Accountant.

Based on his business experience, the Company believes that Mr. Grbelja is well-qualified to serve on Visium Technology’s Board of Directors.

Emmanual Esaka: Dr. Esaka brings decades of experience as a successful surgeon. He earned an MBA from Auburn University, and he graduated cum laude with highest honors from the Università di Bologna School of Medicine. He is the Founder, Owner, and CEO of Advanced Care Obstetrics and Gynecology PA in Wilmington, Delaware, Co-Founder and Managing Director of 3N Pharma USA, Inc., Founder and CEO of Cameroon American Health System, Inc., and Co-Founder of Caritas Home Health Services, Inc. Dr. Osaka also served as an attending obstetrician and gynecologist at Irwin Army Community Hospital and serves as a Director of Meiger Health, Inc.

We believe that Dr. Esaka’s extensive experience and business background adds valuable knowledge to our Board of directors. Those experiences, qualifications, and attributes have led to our conclusion that Dr. Esaka should be serving as a member of our Board of Directors.

Paul Favata: Mr. Favata is a 29-year Wall Street veteran who began his career on the American Stock Exchange (AMEX), working for two smaller member firms, before moving to the New York Stock Exchange (NYSE). After five years with one of the largest specialist firms on the floor, Mr. Favata left the exchange in 1992 to work on the sell side. Mr. Favata spent the bulk of the 1990s with a small boutique firm working in retail and institutional sales areas. Mr. Favata held the position of Senior Vice President of Finance at a small, privately held consulting firm that advised clients on acquisitions and long-term financing strategies. Since 2008, Mr. Favata has held various C-level executive positions, including Chief Financial Officer of a telecom provider generating $60 million in annual revenue, involving management oversight and responsibility for all of the financial functions, including overseeing all revenues, costs, capital expenditures, investments, and debts. Most recently, Mr. Favata was President of a publicly traded company specializing in the acquisition and integration of Information and Cloud Technology service providers and internet and web technologies. Mr. Favata resides with his family in Saint Petersburg, Florida.

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We believe that Mr. Favata’s extensive senior management and operational experience brings valuable knowledge to our Board of Directors. Those experiences, qualifications, and attributes have led to our conclusion that Mr. Favata should be serving as a member of our Board of Directors.

Wayne Monk: Mr. Monk has over 35 years of enterprise solution sales, marketing and alliance management experience working with technology companies to drive growth and develop their partner ecosystem to reach new customers and markets. Mr. Monk has a unique blend of sales and marketing leadership with the right level of technical expertise and proven business experience to help organizations accelerate their growth to new heights.  Mr. Monk has held leadership positions at ASG Technologies, Skytap, Informatica, HP Software, Mercury, and Computer Associates.   Mr. Monk holds a BS in Computer Science from Virginia Tech.

We believe that Mr. Monk’s extensive experience and business background, particularly involving his background in technology sales and channel development, adds valuable knowledge to our board of directors.

Solomon Adote:  Mr. Adote currently serves as the Chief Security Officer for the State of Delaware. Mr. Adote brings great experience designing comprehensive information security programs and deploying some of the industry's leading technologies. He has also developed hybrid-managed and in-house Security Operations Centers (SOC) and led the architecture and implementation of secure computing environments for both public and private clouds. Prior to his role with the State of Delaware, he led FMC, Inc.'s global IT cyber security team for six years. He was responsible for the security of a complex, 90-site international manufacturing and corporate network. His team covered all aspects of cyber security from network security, application security, incident response, identity, and access lifecycle management, to internet and remote access. Mr. Adote also previously worked as an IT security technical lead at QVC Inc., the third-largest e-commerce company in North America, where he secured a dynamic Payment Card Industry (PCI) compliant credit card processing environment with a web presence in multiple countries. Mr. Adote holds a Master of Science in Computer Information Technology degree from Regis University and various industry-leading certifications including Computer Information Security Management (CISM), Certified Information System Security Professional (CISSP), Cisco Certified Network Profession in Security (CCNP-S), Certified Ethical Hacker (C|EH), and SANs Firewall Security Analyst, among others.

We believe that Mr. Adote’s extensive technology experience and business background, particularly involving network security, adds valuable knowledge to our board of directors.

Family Relationships

There are no family relationships among any of our directors or executive officers.

Corporate Governance Principles and Code of Ethics

Our Board is committed to sound corporate governance principles and practices. In order to clearly set forth our commitment to conduct our operations in accordance with our high standards of business ethics and applicable laws and regulations, our Board adopted a Code of Business Conduct & Ethics, which is applicable to all directors, officers, and employees. A copy of the Code of Business Conduct & Ethics is available online at visiumtechnologies.com/governance. You also may obtain without charge a printed copy of the Code of Business Conduct & Ethics by sending a written request to 4094 Majestic Lane, Suite 360, Fairfax, VA 22033. Amendments or waivers of the Code of Business Conduct & Ethics will be provided on our website within four business days following the date of the amendment or waiver. Generally, our Code of Business Conduct & Ethics provides guidelines regarding:

•	Conflicts of interest,
•	Financial reporting responsibilities,
•	Insider trading,
•	Inappropriate and irregular conduct,
•	Political contributions, and
•	Compliance with laws.

Board of Directors

The business and affairs of our Company are managed by or under the direction of the Board. The Board is currently composed of six members: Mark Lucky, Thomas Grbelja, Emmanuel Esaka, Paul Favata, Wayne Monk, and Solomon Adote. Directors are elected at the annual stockholder meeting or appointed by our Board of Directors, and they serve for one year or until their successors are elected and qualified. When a new director is appointed to fill a vacancy created by an increase in the number of directors, that director holds office until the next election of one or more directors by stockholders. Officers are appointed by our Board of Directors, and their terms of office are at the discretion of the Board.

The Board has not appointed a lead independent director. Instead, the presiding director for each executive session is rotated among the chairmen of the committees of the Board.

Board Committees

Pursuant to our bylaws, our Board may establish one or more committees of the Board, however designated, and delegate to any such committee the full power of the Board, to the fullest extent permitted by law.

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Our Board has established three separately designated standing committees to assist the Board in discharging its responsibilities: the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. The charters for our Board committees set forth the scope of the responsibilities of that committee. The Board will assess the effectiveness and contribution of each committee on an annual basis.

	Independent	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Mark Burdon Lucky (1)
Thomas Grbelja	X	C	M	M
Emmanuel Esaka, M.D.	X
Wayne Monk	X	M	M
Solomon Adote	X			M
Paul Favata	X	M	C	C

(1)	Chairman of the Board of Directors.
C	- Chairman of the above Committee.
M	- Member.

Audit Committee.

The current members of the Audit Committee are Tom Grbelja, Paul Favata and Wayne Monk each of whom has been determined by the Board to be an “audit committee financial expert” as defined in Item 407 of Regulation S-K.  Messrs. Favata, Grbelja, and Monk qualify as “independent” directors in accordance with the listing requirements of Nasdaq and the SEC. Prior to the completion of this offering, we will appoint a third independent director to serve on our audit committee in accordance with the rules of Nasdaq. The Audit Committee is responsible for, among other things:

●	Appointing, retaining, and compensating the independent registered public accounting firm to audit our financial statements;

●	Helping to ensure the independence and performance of the independent registered public accounting firm;

●	Approving audit and non-audit services and fees;

●

Reviewing financial statements and discussing with management and the independent registered public accounting firm our annual audited and quarterly financial statements, the results of the independent audit and the quarterly reviews, and the reports and certifications regarding internal controls over financial reporting and disclosure controls;

●	Preparing the audit committee report that the SEC requires to be included in our annual proxy statement;

●	Reviewing reports and communications from the independent registered public accounting firm;

●	Reviewing earnings press releases and earnings guidance;

●	Reviewing the adequacy and effectiveness of our internal controls and disclosure controls and procedures;

●	Reviewing our policies on risk assessment and risk management;

●	Reviewing related party transactions;

●

Establishing and overseeing procedures for the receipt, retention, and treatment of accounting related complaints and the confidential submission by our employees of concerns regarding questionable accounting or auditing matters; and

●	Reviewing and monitoring actual and potential conflicts of interest.

Compensation Committee.

The current members of the Compensation Committee are Tom Grbelja, Paul Favata and Wayne Monk, each of whom qualifies as an “independent” director in accordance with the listing requirements of Nasdaq. Our compensation committee will be responsible for, among other things:

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●	Reviewing and approving our general compensation strategy,

●	Reviewing and approving the compensation of our other executive officers,

●	Making recommendations to our Board of Directors regarding the compensation of our directors,

●	Reviewing and approving our incentive compensation and equity-based plans and arrangements, and

●	Appointing and overseeing any compensation consultants.

Nominating and Corporate Governance Committee.

The current members of the Nominating and Corporate Governance Committee are Tom Grbelja, Paul Favata and Solomon Adote.  Messrs. Favata, Grbelja, and Adote qualify as “independent” directors in accordance with the listing requirements of Nasdaq. The Nominating and Corporate Governance Committee is responsible for:

●	Identifying individuals qualified to become members of the Board or any committee thereof,

●	Recommending nominees for election as directors at each annual stockholder meeting,

●	Recommending candidates to fill any vacancies on the Board or any committee thereof,

●	Reviewing and approving our incentive compensation and equity-based plans and arrangements, and

●	Appointing and overseeing any compensation consultants.

The Nominating and Corporate Governance Committee will consider all qualified director candidates identified by various sources, including members of the Board, management, and stockholders. Candidates for directors recommended by stockholders will be given the same consideration as those identified from other sources. The Nominating and Corporate Governance Committee is responsible for reviewing each candidate’s biographical information, meeting with each candidate, and assessing each candidate’s independence, skills, and expertise based on several factors.

While there are no specific minimum requirements that the Nominating and Corporate Governance Committee believes must be met by a prospective director nominee, the Nominating and Corporate Governance Committee does believe that director nominees should possess personal and professional integrity, have good business judgment, have relevant experience and skills, and be willing and able to commit the necessary time for Board and committee service. The Company does not have a formal diversity policy. However, the Nominating and Corporate Governance Committee evaluates each individual in the context of the Board as a whole, with the objective of recommending individuals that can best perpetuate the success of our business and represent stockholder interests through the exercise of sound business judgment and diversity of experience in various areas. We believe our current directors possess diverse professional experiences, skills, and backgrounds, in addition to, among other characteristics, high standards of personal and professional ethics, proven records of success in their respective fields, and valuable knowledge of our business and industry.

Board Leadership

The Board has no policy regarding the need to separate or combine the offices of Chairman of the Board and Chief Executive Officer. Instead, the Board remains free to make this determination from time to time in a manner that seems most appropriate for the Company. The positions of Chairman of the Board and Chief Executive Officer are currently held by Mark Lucky. The Board believes the Chief Executive Officer is in the best position to direct the independent directors’ attention on the issues of greatest importance to the Company and its stockholders. As a result, the Company does not have a lead independent director. Our overall corporate governance policies and practices combined with the strength of our independent directors and our internal controls minimize any potential conflicts that may result from combining the roles of Chairman and Chief Executive Officer.

Board Oversight of Enterprise Risk

The Board is actively involved in the oversight and management of risks that could affect the Company. This oversight and management is conducted primarily through the committees of the Board identified above, but the full Board has retained responsibility for general oversight of risks. The Audit Committee is primarily responsible for overseeing the risk management function, specifically with respect to management’s assessment of risk exposures—including risks related to liquidity, credit, operations, and regulatory compliance—and the processes in place to monitor and control such exposures. The other committees of the Board consider the risks within their areas of responsibility. The Board satisfies its oversight responsibility through full reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for the oversight of particular risks within the Company.

Director Independence

Our Board determines which directors qualify as “independent” directors in accordance with the listing requirements of Nasdaq. The Nasdaq independence definition includes a series of objective tests regarding a director’s independence and requires that the Board make an affirmative determination that a director has no relationship with us that would interfere with such director’s exercise of independent judgment in carrying out the responsibilities of a director. In making the determination of whether a member of the Board is independent, our Board considers, among other things, transactions and relationships between each director and his immediate family and the Company, including those reported under the heading “Certain Relationships and Related Party Transactions.” The purpose of this review is to determine whether any such relationships or transactions are material and, therefore, inconsistent with a determination that the directors are independent. On the basis of such a review and its understanding of such relationships and transactions, our Board affirmatively determined that Thomas Grbelja, Emmanuel Esaka, Paul Favata, Wayne Monk, and Solomon Adote have qualified as independent and have no material relationship with us that might interfere with their exercise of independent judgment.

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Legal Proceedings

In July 2018, the Company was named as the defendant in a legal proceeding brought by Tarpon Bay Partners, LLC (the “Plaintiff”), in the Judicial District Court of Danbury, Connecticut. Plaintiff asserts that the Company failed to convert two convertible notes held by Plaintiff. The Plaintiff alleged various claims against the Company, to which they sought reliefs including damages, costs of the action, interest, punitive damages, and specific performance. The Company is vigorously contesting this claim. There are no other proceedings in which any of our directors, officers, affiliates, or registered or beneficial stockholders is an adverse party or has a material interest adverse to our interest.

In January 2021, the Company won a dismissal of an involuntary bankruptcy petition (the “Involuntary Petition”) that was filed against the Company in the Southern District Court of Florida on December 30, 2020, which had been brought by three parties: Tarpon Bay Partners, LLC, J.P. Carey Enterprises, Inc., and Anvil Financial Mgmt, LLC (collectively the "Petitioning Creditors"). The Court ruled in the Company's favor, dismissing the involuntary bankruptcy petition and allowing the Company to file a motion with the Court seeking compensatory and punitive damages.

In March 2021, the Company filed a Complaint for Damages and Other Relief against Tarpon Bay Partners, LLC, a Florida LLC, J.P. Carey Enterprises, Inc., a Florida corporation, Anvil Financial Management, LLC, a Florida LLC, Stephen Hicks, an individual, Joseph Canouse, an individual, Jeffrey Canouse, an individual, Paul Rachmuth, an individual, and Litt Law Group, LLC, a New York LLC (collectively the “Defendants”), related to the Involuntary Petition. The Company is seeking damages from the Defendants for reasonable attorneys’ fees and costs, as well as compensatory, consequential, special, and punitive damages.

Except as set forth above, during the past ten years, none of our current directors or executive officers has been:

●

The subject of any bankruptcy petition filed by or against any business that such person was a general partner or executive officer of at the time of the bankruptcy or within two years prior to that time;

●	Convicted in a criminal proceeding or is subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

●

Subject to any order, judgment, or decree (not subsequently reversed, suspended, or vacated) of any court of competent jurisdiction permanently or temporarily enjoining, barring, suspending, or otherwise limiting his involvement in any type of banking, securities, or business activities;

●

Found by the SEC, a court of competent jurisdiction in a civil action, or the CFTC to have violated a federal or state securities or commodities law (in a finding not subsequently reversed, suspended, or vacated);

●

The subject of, or a party to, any order, judgment, decree, or finding (not subsequently reversed, suspended, or vacated) relating to an alleged violation of a federal or state securities or commodities law or regulation, any law or regulation regarding financial institutions or insurance companies, any law or regulation prohibiting mail or wire fraud, or any fraud in connection with any business entity; or

●

Subject of, or a party to, any sanction or order (not subsequently reversed, suspended, or vacated) of any self-regulatory organization, any registered entity, or any equivalent exchange, association, entity, or organization that has disciplinary authority over its members or over persons associated with a member.

None of our directors, officers, or affiliates; no beneficial owners of 5% or more of our common stock; and no associate of such persons is an adverse party to, or has a material interest adverse to, us or any of our subsidiaries in any material proceeding.

EXECUTIVE COMPENSATION

The following table sets forth, for the last two completed fiscal years, all compensation paid, distributed or accrued for services rendered to us by (i) all individuals serving as our principal executive officer or acting in a similar capacity during the last completed fiscal year, regardless of compensation level; (ii) our two most highly compensated executive officers other than the principal executive officer who were serving as executive officers at the end of the last completed fiscal year and whose total compensation exceeded $100,000; and (iii) up to two additional individuals for whom disclosure would have been provided pursuant to (ii) above but for the fact that the individual was not serving as our executive officer at the end of the last completed fiscal year:

Summary Compensation Table

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Mark Lucky (1)	2021	374,000	-	1,906,000					$2,280,000
Chief Executive Officer and Chief Financial Officer	2020	336,000	-	87,000					423,000

(1)	Amounts includes accrued compensation for Mr. Lucky. Actual amounts paid to Mr. Lucky were $354,000 and $0 for 2021 and 2020, respectively.

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Employment Agreements

Currently no employees are party to any employment agreement with the Company. We anticipate that as we complete certain acquisition transactions, the Company will enter into employment agreements with key executives.

Pension, Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. Our directors and executive officers may receive stock options at the discretion of our Board in the future.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information concerning equity incentive plan awards for each named executive officer outstanding as of June 30, 2021:

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

STOCK AWARDS
Equity
			Equity	Incentive
			Incentive	Plan
		Market	Plan	Awards:
	Number	Value	Awards:	Market
	of	of	Number	or Payout
	Shares	Shares	of	Value of
	or	or	Unearned	Unearned
	Units	Units	Shares,	Shares,
	of	of	Units or	Units or
	Stock	Stock	Other	Other
	That	That	Rights	Rights
	Have	Have	That	That
	Not	Not	Have Not	Have Not
	Vested	Vested	Vested	Vested
Name	(#)	($)	(#)	(#)
(a)	(g)	(h)	(i)	(j)

Mark Lucky	60,000,000	$360,000	-	-

Director Compensation

Our Board of Directors is comprised of Mr. Paul Favata, Mr. Tom Grbelja, Dr. Emmanuel Esaka, Mr. Wayne Monk, Mr. Solomon Adote, and Mr. Mark Lucky, who is also an executive officer of our company. In March 2021 Messrs. Favata, Grbelja, and Dr. Esaka each received restricted stock grants as compensation for their Board services.

The following table sets forth the restricted stock grants issued to Messrs. Favata, Grbelja, and Dr. Esaka as compensation for their Board service:

		Fees Earned or		All Other
		Paid in Cash	Stock Awards	Compensation	Total
Name		($)	($)(1)	(#)	($)
Tom Grbelia	2021	$—	$857,000	$—	$857,000
	2020	$—	$43,000	$—	$43,000
Paul Favata	2021	$—	$23,000	$—	$23,000
	2020	$—	$6,000	$—	$6,000
Emmanuel Esaka	2021	$—	$23,000	$—	$23,000
	2020	$—	$12,000	$—	$12,000

(1)

The amounts shown represent the estimated aggregate grant date fair value of the awards made in each fiscal year relating to restricted stock granted to our Directors. The estimated grant date fair value of these awards is based on the grant date market value of our common stock in accordance with FASB ASC Topic 718. Assumptions used in determining the aggregate grant date fair value of awards are set forth in Note 2 to the consolidated financial statements.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In addition to the executive officer and director compensation arrangements discussed in “Executive Compensation,” the following describes transactions during our last fiscal year (i) that we have been a participant to, (ii) where the amount involved in the transaction exceeds $120,000 or 1% of the average of our total assets at year end, and (iii) that any of our directors, executive officers, or holders of more than 5% of our capital stock, or any immediate family member of, or person sharing the household with, any of those individuals has had or will have a direct or indirect material interest in.

During the Fiscal Year Ending June 30, 2021

We issued 524,543,160 shares of its common stock related to the conversion of $188,460 of principal and accrued interest of its convertible notes payable, at an average contract conversion price of $0.00037 per share. The fair value of the shares issued was $2,422,722.

We issued 225,000,000 commitment shares related to convertible note transactions with four investors.

We issued 220,000,000 shares of its $0.0001 par value common stock as compensation to its directors and officers. The shares were valued at $2,809,000, or $0.013 per share, based on the share price at the time of the transactions.

We issued and vested 56,666,669 shares of its $0.0001 par value common stock to three consultants as compensation under three separate consulting agreements. The shares were valued at $354,000, or $0.001 per share, based on the share price at the time of the transactions.

During the Fiscal Year Ending June 30, 2020

We issued 954,210,518 shares of its common stock related to the conversion of $333,219 of principal and accrued interest of its convertible notes payable at an average contract conversion price of $0.0003 per share. The fair value of the shares issued was $1,059,572, resulting in a loss on debt settlement of $593,907.

We issued 348,000,000 shares of its $0.0001 par value common stock as compensation to its directors and officers. The shares were valued at $148,000, or $0.00043 per share, based on the share price at the time of the transactions.

We issued and vested 199,850,000 shares of its $0.0001 par value common stock to four consultants as compensation under four separate consulting agreements. The shares were valued at $198,735, or $0.001 per share, based on the share price at the time of the transactions.

Policies and Procedures for Transactions with Related Persons

Our CEO and CFO are responsible for reviewing and assessing the relevance of proposed relationships and transactions with related parties and ratifying agreements for execution on our behalf. We do not currently have a formal policy with respect to approval of transactions with related persons, but we intend on adopting one in the future.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of December 31, 2021, certain information regarding the beneficial ownership of our common stock by each of our current directors and executive officers and by each shareholder known by us to be the beneficial owner of more than 5% of our common stock. Each person has sole voting and investment power regarding the shares of common stock unless otherwise indicated.

This table is prepared based on information supplied to us by the listed security holders.

Under the rules of the Securities and Exchange Commission, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or if that person has investment power, which includes the power to vote or direct the voting of the security. The person also is deemed to be a beneficial owner of any security that the person has a right to acquire beneficial ownership of within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities he or she may have no pecuniary beneficial interest in.

Shares of common stock that an individual or group has a right to acquire within 60 days, pursuant to the exercise or conversion of options, are deemed to be outstanding for the purpose of computing the percentage ownership of such an individual or group, but they are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table below. Unless otherwise provided, the addresses for each of the individuals below is 4094 Majestic Lane, Suite 360, Fairfax, VA  22033.

Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own.

	Common Stock		Series AA Preferred Stock
Name and Address of	Amount Owned	Percent	Amount Owned	Percent	Percent Voting
	Beneficially	of Class	Beneficially	of Class	Control (1)
Directors and Named Executive Officers:
Mark Lucky, Chairman of the Board of Directors, Chief Executive Officer, Chief Financial Officer, and Ethics Compliance Officer	442,122,464	12.21%	1	100%	56.99%
Tom Grbelja, Director	152,469,860	4.21%	—	—	2.06%
Emmanuel Esaka, Director	101,172,438	2.79%	—	—	1.37%
Paul Favata, Director	30,333,334	0.84%	—	—	0.41%
Wayne Monk	20,000,000	0.55%			0.27%
Solomon Adote	24,000,000	0.66%			0.32%
Total	719,098,096	21.27%	1	100%	61.43%

(1)

Percent of voting control is based on the number of outstanding shares of our common stock and series AA preferred stock as of December 31, 2021. On that date, we had 3,620,071,242 outstanding shares of common stock with one vote per share and one share of series AA preferred stock outstanding with voting rights equal to 51% of the outstanding shares of common stock.

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There are no arrangements known to us, including any pledge by any person of our securities, that may at a subsequent date result in a change in control of the Company.

We have a formal equity compensation plan in effect, which was approved by our stockholders on March 24, 2021. The following table sets forth securities authorized for issuance under the compensation plan and any equity compensation not approved by our stockholders as of December 31, 2021.

Plan Category	Number of Securities to Be Issued upon Exercise of Outstanding Options, Rights, and Warrants	Weighted-Average Exercise Price of Outstanding Options, Rights, and Warrants	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in the Previous Column)
Equity Compensation Plans Approved by Stockholders	16,000,000	$0.015	104,000,000
Equity Compensation Plans Not Approved by Stockholders	—	—	—
Total	16,000,000	$0.015	104,000,000

DESCRIPTION OF CAPITAL STOCK

Common Stock

Each share of our common stock entitles its holder to one vote in the election of each director and on all other matters voted on generally by our stockholders. No share of our common stock affords any cumulative voting rights. This means that the holders of a majority of the voting power of the shares voting for the election of directors can elect all directors to be elected if they choose to do so.

Holders of our common stock will be entitled to dividends in such amounts and at such times as our Board of Directors in its discretion may declare out of funds legally available for the payment of dividends. We currently do not anticipate paying any cash dividends on the common stock in the foreseeable future. Any future dividends will be paid at the discretion of our Board of Directors after taking into account various factors, including:

●	general business conditions;
●	industry practice;
●	our financial condition and performance;
●	our future prospects;
●	our cash needs and capital investment plans;
●	our obligations to holders of any preferred stock we may issue;
●	income tax consequences; and
●	the restrictions Florida and other applicable laws and our credit arrangements may impose, from time to time.

If we liquidate or dissolve our business, the holders of our common stock will share ratably in all our assets that are available for distribution to our stockholders after our creditors are paid in full and the holders of all series of our outstanding preferred stock, if any, receive their liquidation preferences in full.

Our common stock has no preemptive rights and is not convertible or redeemable or entitled to the benefits of any sinking or repurchase fund.

We expect to effect a    -for-      reverse stock split of our outstanding common stock prior to the completion of this offering.

Preferred Stock

Series A, B, and AA issued and outstanding shares of the Company’s convertible preferred stock have a par value of $0.001. All classes rank(ed) prior to any class or series of the Company’s common stock as to the distribution of assets upon liquidation, dissolution or winding up of the Company or as to the payment of dividends. The Series A and B of preferred stock shall have no voting rights except if the subject of such vote would reduce the amount payable to the holders of preferred stock upon liquidation or dissolution of the company and cancel and modify the conversion rights of the holders of preferred stock as defined in the certificate of designations of the respective series of preferred stock. The Series AA Preferred Stock is entitled to 51% of the common votes on any matter requiring shareholder vote.

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Series A Convertible Preferred Stock

The Series A Preferred Stock (the “Series A Preferred Stock”) has 20 million shares designated, and a stated value of 0.25 per share. Each one share of Series A Preferred Stock is convertible into one (1) share of common stock. In the event the common stock price per share is lower than $0.25 (twenty-five cents) per share then the conversion shall be set at the ten (10) day trailing average price of the common stock bid. The common stock shares are governed by certain lock-up agreements and leak-out agreements. he Series A Preferred Stock does not have any dividend rights, subject to changes by the Board of Directors.

Series B Convertible Preferred Stock

The Series B Preferred Stock (the “Series B Preferred Stock”) has thirty million (30,000,000) shares of preferred stock that were designated as a new Series B Preferred stock in April 2016. The Series B Preferred Stock has a $0.001 par value, and each share is convertible into five (5) share of the Company’s common stock at a price of $0.25 per share. In the event the common stock price per share is lower than $0.10 (ten cents) per share then the conversion shall be set at $0.035 per share. The Series B Preferred Stock does not have any dividend rights, subject to changes by the Board of Directors.

Series AA Convertible Preferred Stock

In March 2019, the Company authorized and issued one (1) share of Series AA convertible preferred stock (the “Series AA Preferred Stock”) which provides for the holder to vote on all matters as a class with the holders of Common Stock and each share of Series AA Preferred Stock shall be entitled to 51% of the common votes on any matters requiring a shareholder vote of the Company. Each one share of Series AA Convertible Preferred Stock is convertible into one (1) share of common stock. Mark Lucky, our Chief Executive Officer, is the holder of the one (1) share of Series AA Convertible Preferred Stock. he Series AA Preferred Stock does not have any dividend rights.

SHARES ELIGIBLE FOR FUTURE SALE

UNDERWRITING

We are offering the securities described in this prospectus through the underwriters named below. H.C. Wainwright & Co., LLC (“Wainwright” or the “Representative” is acting as book-running manager of the offering. Subject to the terms and conditions of the underwriting agreement, the underwriters have agreed to purchase the number of our securities set forth opposite its name below. A copy of the underwriting agreement will be filed as an exhibit to the registration statement of which this prospectus is part.

Underwriters	Shares
H.C. Wainwright & Co., LLC
Total

We have been advised by the underwriters that they propose to offer the securities directly to the public at the public offering price set forth on the cover page of this prospectus. Any securities sold by the underwriters to securities dealers will be sold at the public offering price less a selling concession not in excess of $    per share.

The underwriting agreement provides that the underwriters’ obligation to purchase the securities we are offering is subject to conditions contained in the underwriting agreement.

No action has been taken by us or the underwriters that would permit a public offering of the in any jurisdiction outside the United States where action for that purpose is required. None of our securities included in this offering may be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sales of any of the securities offering hereby be distributed or published in any jurisdiction except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons who receive this prospectus are advised to inform themselves about and to observe any restrictions relating to this offering of securities and the distribution of this prospectus. This prospectus is neither an offer to sell nor a solicitation of any offer to buy the securities in any jurisdiction where that would not be permitted or legal.

The underwriters have advised us that they do not intend to confirm sales to any account over which they exercise discretionary authority.

Underwriting Discount and Expenses

The following table summarizes the underwriting discount and commission to be paid to the underwriters by us.

Total with Full
	Per		Exercise of
	Share	Total	Overallotment
Public offering price
Underwriting discount to be paid to the underwriters by us (8.0%)
Proceeds to us (before expenses)

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We estimate the total expenses payable by us for this offering to be approximately $       , which amount includes (i) the underwriting discount of $       and (ii) reimbursement of the accountable expenses of the underwriters, including the legal fees of the representative and (iii) other estimated company expenses of approximately $ which includes legal accounting printing costs and various fees associated with the registration and listing of our shares.

The securities we are offering are being offered by the underwriters subject to certain conditions specified in the underwriting agreement.

Over-allotment Option

We have granted to the underwriters an option exercisable not later than   days after the date of this prospectus to purchase up to a number of additional shares of common stock and/or warrants equal to   % of the number of shares of common stock sold in the primary offering and/or   % of the warrants sold in the primary offering at the public offering price per share of common stock and the public offering price per warrant set forth on the cover page hereto less the underwriting discounts and commissions. The underwriters may exercise the option solely to cover overallotments, if any, made in connection with this offering. If any additional shares of common stock and/or warrants are purchased, the underwriters will offer these shares of common stock and/or warrants on the same terms as those on which the other securities are being offered.

Nasdaq Listing

Our shares of common stock are quoted on the OTCPink under the symbol “VISM.” We have applied to list our common stock on The NASDAQ Capital Market under the symbol “VISM.” We will not consummate this offering unless our common stock is approved for listing on The NASDAQ Capital Market. There is no established public trading market for the warrants, and we do not expect a market to develop. In addition, we do not intend to apply to list the warrants on any national securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the warrants will be limited.

Determination of Offering Price

The public offering price of the securities offered by this prospectus will be determined by negotiation between us and the underwriters among the factors considered in determining the public offering price of the Shares were;

●	our history and our prospects;
●	the industry in which we operate;
●	our past and present operating results;
●	the previous experience of our executive officers; and
●	the general condition of the securities markets at the time of this offering, including discussions between the underwriters and prospective investors.

The offering price stated on the cover page of this prospectus should not be considered an indication of the actual value of the securities sold in this offering. That price is subject to change as a result of market conditions and other factors and we cannot assure you that the securities sold in this offering can be resold at or above the public offering price.

Lock-up Agreements

Our officers, directors and each of their respective affiliates and associated partners have agreed with the underwriters to be subject to a lock-up period of 90 days following the date of this prospectus. This means that, during the applicable lock-up period, such persons may not offer for sale, contract to sell, sell, distribute, grant any option, right or warrant to purchase, pledge, hypothecate or otherwise dispose of, directly or indirectly, any shares of our common stock or any securities convertible into, or exercisable or exchangeable for, shares of our common stock. Certain limited transfers are permitted during the lock-up period if the transferee agrees to these lock-up restrictions. We have also agreed, in the underwriting agreement, to similar lock-up restrictions on the issuance and sale of our securities for days following the closing of this offering, although we will be permitted to issue stock options or stock awards to directors, officers and employees under our existing plans. The representative may, in its sole discretion and without notice, waive the terms of any of these lock-up agreements.

Transfer Agent and Registrar

We have engaged Madison Stock Transfer Inc. located at 2500 Coney Island Avenue, Sub Level, Brooklyn, NY 11223, as our transfer agent.

Price Stabilization, Short Positions and Penalty Bids

In connection with the offering the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act:

●	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

●

Over-allotment involves sales by the underwriter of shares in excess of the number of shares the underwriter is obligated to purchase, which creates a short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriter is not greater than the number of shares that it may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. The underwriter may close out any covered short position by either exercising their over-allotment option and/or purchasing shares in the open market.

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●

Syndicate covering transactions involve purchases of shares of the common stock in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriter will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which it may purchase shares through the over-allotment option. If the underwriter sells more shares than could be covered by the over-allotment option, a naked short position, the position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

●

Penalty bids permit a syndicate representative to reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids, to the extent applicable, may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of the common stock. As a result, the price of our securities may be higher than the price that might otherwise exist in the open market. Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor the underwriters make any representations that the underwriters will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

Representative’s Warrants

We will issue to Wainwright or its designees warrants to purchase an aggregate number of shares of our common stock equal to 8.0% of the number of shares of common stock issued in this offering, at an exercise price per share equal to 125% of the public offering price (the “Representative’s Warrants”). The Representative’s Warrants will be exercisable, in whole or in part, upon issuance and will expire on the fifth anniversary of the commencement of sales in this offering in accordance with FINRA Rule 5110(g)(8)(A). Pursuant to FINRA Rule 5110(e), the Representative Warrants and any shares of common stock issued upon exercise of the Representative Warrants shall not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the date of commencement of sales of this offering, except the transfer of any security: (i) by operation of law or by reason of reorganization of the issuer; (ii) to any FINRA member firm participating in the offering and the officers, partners, registered persons or affiliates thereof, if all securities so transferred remain subject to the lock-up restriction set forth above for the remainder of the time period; (iii) if the aggregate amount of our securities held by the Representative or related persons does not exceed 1% of the securities being offered; (iv) that is beneficially owned on a pro-rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund and the participating members in the aggregate do not own more than 10% of the equity in the fund; (v) the exercise or conversion of any security, if all securities remain subject to the lock-up restriction set forth above for the remainder of the time period; (vi) if we meet the registration requirements of Forms S-3, F-3 or F-10; or (vii) back to us in a transaction exempt from registration with the SEC. The Representative Warrants and the shares of common stock underlying the Representative Warrants are registered on the registration statement of which this prospectus forms a part.

Tail

In the event that any investors that were contacted about this offering or were introduced to us in connection with this offering by the underwriter provide any capital to us in a public or private offering or other financing or capital-raising transaction of any kind within twelve months following the date of the expiration or termination of our engagement of the underwriter, we shall pay the underwriter certain cash and warrant compensation on the gross proceeds from such investors.

Indemnification

We have agreed to indemnify the underwriter against certain liabilities, including certain liabilities arising under the Securities Act or to contribute to payments that the underwriter may be required to make for these liabilities.

LEGAL MATTERS

The validity of the securities being offered by this prospectus has been passed upon for us by Lucosky Brookman LLP. Certain legal matters in connection with this offering will be passed upon for the underwriters by Sichenzia Ross Ference LLP.

CHANGE IN AND DISAGREEMENT WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

EXPERTS

The consolidated balance sheets of Visium Technologies, Inc. for the years ended June 30, 2020 and June 30, 2021, and the related consolidated statements of operations, changes in stockholders’ deficit, and cash flows for the years then ended, have been audited by Assurance Dimensions, Inc., an independent registered public accounting firm, as set forth in its report appearing herein and are included in reliance upon such report given on the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.

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FINANCIAL STATEMENTS

F-1

VISIUM TECHNOLOGIES, INC.
CONSOLIDATED BALANCE SHEETS

	December 31,	June 30,
	2021	2021(1)
	(Unaudited)
ASSETS
Current assets:
Cash	$361,560	$125,166
Prepaid license fee	20,417	55,418

Total current assets	381,977	180,584

Total assets	$381,977	$180,584

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current liabilities:
Accounts payable and accrued expenses	$516,153	$425,804
Accrued compensation	682,529	672,529
Accrued interest	368,908	366,149
Convertible notes payable to ASC Recap LLC	147,965	147,965
Convertible notes payable, net of discount of $0 and $396,033, as of December 31, 2021 and June 30, 2021, respectively	317,431	809,195
Derivative liabilities	128,036	184,381
Notes payable, net of discount of $0 and $18,252, as of December 31, 2021 and June 30, 2021, respectively	205,000	411,748
Total current liabilities	2,366,022	3,017,771

Commitments and contingencies (Note 10)

Stockholders’ deficit:
Preferred stock
Series A Convertible Stock ($0.001 par value; 20,000,000 shares authorized, 13,992,340 shares issued and outstanding as of December 31, 2021 and June 30, 2021, respectively)	13,992	13,992
Series B Convertible Stock ($0.001 par value 30,000,000 shares authorized, 1,327,640 shares issued and outstanding as of December 31, 2021 and June 30, 2021, respectively)	1,328	1,328
Series AA Convertible Stock ($0.001 par value; 1 share authorized, 1 share issued and outstanding as of December 31, 2021 and June 30, 2021, respectively)	0	0
Common stock, $0.0001 par value, 10,000,000,000 shares authorized: 3,681,071,235 shares issued and 3,620,071,235 outstanding at December 31, 2021, and 3,098,271,081 shares issued and 2,946,271,099 outstanding at June 30, 2021, respectively (See Note 7)	362,008	294,627
Additional paid in capital	52,109,948	48,217,903
Accumulated deficit	(54,471,321)	(51,365,037)
Total stockholders’ deficit	(1,984,045)	(2,837,187)

Total liabilities and stockholders’ deficit	$381,977	$180,584

(1)	Derived from audited financial statements

See Notes to Unaudited Consolidated Financial Statements.

F-2

VISIUM TECHNOLOGIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2021	2020	2021	2020
Net revenues	$-	$-	$-	$-

Operating expenses:
Selling, general and administrative	1,264,592	168,511	2,464,629	361,707
Development expense	85,912	10,994	196,325	105,994
Total Operating Expenses	1,350,504	179,505	2,660,954	467,701

Loss from Operations	(1,350,504)	(179,505)	(2,660,954)	(467,701)

Other income (expenses):
Gain (loss) on change in fair value of derivative liabilities	75,253	(673,826)	56,345	(549,494)
Gain (loss) on extinguishment of debt	-	(53,963)	-	(208,864)
Warrant exercise expense	-	(211,411)	-	(211,411)
Interest expense	(15,211)	(49,096)	(501,675)	(76,004)
Total other income (expenses)	60,042	(988,296)	(445,330)	(1,045,773)

Net loss	$(1,290,462)	$(1,167,801)	$(3,106,284)	$(1,513,474)

Loss per common share basic and diluted	$(0.000)	$(0.001)	$(0.001)	$(0.001)

Weighted average common shares outstanding – basic and diluted	3,516,595,175	2,142,394,543	3,273,092,114	1,929,418,649

See Notes to Unaudited Consolidated Financial Statements.

F-3

VISIUM TECHNOLOGIES, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

FOR THE THREE AND SIX MONTHS ENDED DECEMBER 31, 2021

(UNAUDITED)

For the three months ended December 31, 2021

	Preferred Stock -Series A $0.001 Par Value		Preferred Stock -Series B $0.001 Par Value		Preferred Stock -Series AA $0.001 Par Value		Common Stock $0.001 Par Value		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance at September 30, 2021	13,992,340	13,992	1,327,670	$1,328	1	$0	3,512,404,569	$351,241	$51,204,608	$(53,180,859)	$(1,609,690)

Shares issued for consulting services							49,666,666	4,967	397,616		402,583
Shares issued as compensation							58,000,000	5,800	467,200		473,000
Amortization of deferred compensation									40,524		40,524
Net loss for the three months ended December 31, 2021										(1,290,462)	(1,290,462)
Balance at December 31, 2021	13,992,340	$13,992	1,327,670	$1,328	1	$0	3,620,071,235	$362,008	$52,109,948	$(54,471,321)	$(1,984,045)

For the six months ended December 31, 2021

	Preferred Stock -Series A $0.001 Par Value		Preferred Stock -Series B $0.001 Par Value		Preferred Stock -Series AA $0.001 Par Value		Common Stock $0.001 Par Value		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance at June 30, 2021	13,992,340	$13,992	1,327,670	$1,328	1	$0	2,946,271,099	$294,627	$48,217,903	$(51,365,037)	$(2,837,187)

Shares issued for consulting services							81,166,666	8,117	721,214		729,331
Shares issued as compensation							88,000,000	8,800	809,200		818,000
Shares issued for conversion of notes payable and accrued interest							198,046,241	19,805	811,242		831,047
Shares issued pursuant to sale of common stock							300,000,000	30,000	1,470,000		1,500,000
Shares issued for exercise of warrants							6,587,229	659	(659)		-
Amortization of deferred compensation									81,048		81,048
Net loss for the six months ended December 31, 2021										(3,106,284)	(3,106,284)
Balance at December 31, 2021	13,992,340	$13,992	1,327,670	$1,328	1	$0	3,620,071,235	$362,008	$52,109,948	(54,471,321)	$(1,984,045)

See Notes to Unaudited Consolidated Financial Statements.

F-4

VISIUM TECHNOLOGIES, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

FOR THE THREE AND SIX MONTHS ENDED DECEMBER 31, 2020

(UNAUDITED)

For the three months ended December 31, 2020

	Preferred Stock -Series A $0.001 Par Value		Preferred Stock -Series B $0.001 Par Value		Preferred Stock -Series AA $0.001 Par Value		Common Stock $0.001 Par Value		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance at September 30, 2020	13,992,340	13,992	1,327,670	$1,328	1	$0	2,026,275,348	$202,628	$44,698,489	$(48,337,251)	$(3,420,814)

Shares issued for consulting services							200,000	20	11,980		12,000
Commitment shares issued pursuant to financings							225,000,000	22,500	110,529		133,029
Shares issued for conversion of notes payable							101,195,600	10,120	50,598		60,718
Shares issued for exercise of warrants							348,261,534	34,826	176,585		211,411
Net loss for the three months ended December 31, 2020										(1,167,805)	(1,167,805)
Balance at December 31, 2020	13,992,340	$13,992	1,327,670	$1,328	1	$0	2,700,932,482	$270,094	$45,048,181	$(49,505,056)	$(4,171,461)

For the six months ended December 31, 2020

	Preferred Stock -Series A $0.001 Par Value		Preferred Stock -Series B $0.001 Par Value		Preferred Stock -Series AA $0.001 Par Value		Common Stock $0.001 Par Value		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance at June 30, 2020	13,992,340	$13,992	1,327,670	$1,328	1	$0	1,544,126,787	$154,413	$44,441,085	$(47,991,578)	$(3,380,760)

Shares issued for consulting services							30,400,000	3,040	35,960		39,000
Shares issued as compensation							90,000,000	9,000	36,000		45,000
Commitment shares issued pursuant to financings							225,000,000	22,500	110,529		133,029
Shares issued for conversion of notes payable							463,144,160	46,314	248,022		294,336
Shares issued for exercise of warrants							348,261,534	34,826	176,585		211,411
Net loss for the six months ended December 31, 2020										(1,513,474)	(1,513,474)
Balance at December 31, 2020	13,992,340	$13,992	1,327,670	$1,328	1	$0	2,700,932,482	$270,094	$45,048,181	(49,505,056)	$(4,171,461)

See Notes to Unaudited Consolidated Financial Statements.

F-5

VISIUM TECHNOLOGIES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Six-month period ended
	December 31,
	2021	2020
Cash flows from operating activities:
Net loss	$(3,106,284)	$(1,513,474)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	1,547,332	84,000
Amortization of debt discount	410,922	20,128
Warrant exercise expense	-	211,411
(Gain) loss on change in fair value of derivative liability	(56,345)	549,494
Amortization of deferred compensation	81,048	-
Loss on extinguishment of debt	-	208,864
Changes in operating assets and liabilities:
Accounts payable and accrued expenses	90,353	87,698
Prepaid expenses	35,000	-
Accrued interest	64,368	36,466
Accrued compensation	10,000	136,500
Net cash used in operating activities	(923,606)	(178,913)

Cash flows from financing activities:
Proceeds from sale of common stock	1,500,000	-
Repayment of convertible notes payable	(115,000)	(18,879)
Proceeds from notes payable	-	320,377
Repayment of promissory notes payable	(225,000)	-
Advances from officers	-	(102,340)

Net cash provided by financing activities	1,160,000	199,158

Net increase in cash	236,394	20,245

Cash, beginning of period	125,166	30,251

Cash, end of period	$361,560	$50,492

Supplemental disclosures of cash flow information:
Cash paid for interest	$22,011	$15,807
Cash paid for income taxes	$-	$-

Non-cash investing and financing activities:
Issuance of common stock for conversion of notes payable and accrued interest	$831,047	$93,256

See Notes to Unaudited Consolidated Financial Statements.

F-6

VISIUM TECHNOLOGIES, INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

NOTE 1: ORGANIZATION, GOING CONCERN AND BASIS OF PRESENTATION

Visium Technologies, Inc., or the Company, is a Florida corporation that was originally incorporated in Nevada in October 1987. It was formerly known as Jaguar Investments, Inc. between October 1987 and May 2003, Power2Ship, Inc. between May 2003 and November 2006, Fittipaldi Logistics, Inc. between November 2006 and December 2007, and as NuState Energy Holdings, Inc. between December 2007 and March 5, 2018 when it changed its name to Visium Technologies, Inc.

The Company is focused on digital risk management, cybersecurity, and technology services for network physical security, the Cloud, mobility solutions, critical infrastructure security, and the Internet of Things (“IOT”).

In April 2021 the Company created JAJ Advisory, LLC, a Viriginia limited liability company. The LLC was established to account for non-cybersecurity related business activities that the Company may pursue.

Going Concern

The accompanying consolidated financial statements have been prepared on a going concern basis. For the six months ended December 31, 2021 we had a net loss of $3,106,284, had net cash used in operating activities of $923,606 and had negative working capital of $1,984,045. These matters raise substantial doubt about the Company’s ability to continue as a going concern for a period of one year from the date of this filing. The Company’s ability to continue as a going concern is dependent upon its ability to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due, to fund possible future acquisitions, and to generate profitable operations in the future. Management plans to provide for the Company’s capital requirements by continuing to issue additional equity and debt securities. The outcome of these matters cannot be predicted at this time and there are no assurances that, if achieved, the Company will have sufficient funds to execute its business plan or generate positive operating results. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

 COVID-19 Update

In March 2020, the World Health Organization declared the COVID-19 outbreak to be a global pandemic. The pandemic has had significant impacts around the globe and in many locations in which we operate. While the impacts have not caused a material adverse financial impact to our business to date, the future impacts remain uncertain. The extent to which the COVID-19 pandemic may impact our business going forward will depend on numerous evolving factors that we cannot reliably predict. These factors may adversely impact business spending on technology as well as customers’ ability to pay for our products and services on an ongoing basis. The effect, if any, of the COVID-19 pandemic would not be fully reflected in our results of operations and overall financial performance until future periods.

Throughout the pandemic we have continued to make investments to support business growth and product development, including investments in research and development as we continue to introduce new applications to extend the functionality of our products, sales and marketing to support customer growth, and other critical functions to ensure the highest levels of customer service and support as well as ensuring that we maintain the required infrastructure to be a public company. We expect to continue to make these investments. As of December 31, 2021, COVID-19 has not had a material impact on our results of operations or financial condition.

Basis of Presentation

The unaudited interim consolidated financial information furnished herein reflects all adjustments, consisting only of normal recurring items, which in the opinion of management are necessary to fairly state Visium Technologies, Inc.’s (the “Company” or “we”, “us” or “our”) financial position, results of operations and cash flows for the dates and periods presented and to make such information not misleading. Certain information and footnote disclosures normally included in annual financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been omitted pursuant to rules and regulations of the Securities and Exchange Commission (“SEC”), nevertheless, management of the Company believes that the disclosures herein are adequate to make the information presented not misleading.

These unaudited consolidated financial statements should be read in conjunction with the Company’s audited financial statements for the year ended June 30, 2021, contained in the Company’s Annual Report on Form 10-K filed with the SEC on October 13, 2021. The results of operations for the six months ended December 31, 2021, are not necessarily indicative of results to be expected for any other interim period or the fiscal year ending June 30, 2022.

F-7

VISIUM TECHNOLOGIES, INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Fiscal Year

The fiscal year ends on June 30. References to fiscal year 2022, for example, refer to the fiscal year ending June 30, 2022.

Principles of Consolidation

The accompanying consolidated financial statements have been prepared in accordance with United States generally accepted accounting principles and include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany transactions and balances have been eliminated in consolidation.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reporting amounts of revenues and expenses during the reported period. Actual results will differ from those estimates. Included in these estimates are assumptions used in Cox, Ross & Rubinstein Binomial Tree stock-based compensation valuation methods, such as expected volatility, risk-free interest rate, and expected dividend rate and in the valuation allowance of deferred tax assets and derivative liability.

Cash and Cash Equivalents

The Company considers all highly liquid, temporary, cash equivalents or investments with an original maturity of three months or less when purchased, to be cash equivalents. The Company had no cash equivalents during the six months ended December 31, 2021 and year ended June 30, 2021.

Concentration of Credit Risks

The Company is subject to a concentration of credit risk from cash.

The Company’s cash account is held at a financial institution and is insured by the Federal Deposit Insurance Corporation, or FDIC, up to $250,000.

Derivative Liabilities

The Company assessed the classification of its derivative financial instruments as of December 31, 2021 and June 30, 2021 which consist of convertible instruments and rights to shares of the Company’s common stock and determined that such derivatives meet the criteria for liability classification under ASC 815.

ASC 815 generally provides three criteria that, if met, require companies to bifurcate conversion options from their host instruments and account for them as free standing derivative financial instruments. These three criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under otherwise applicable generally accepted accounting principles with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument subject to the requirements of ASC 815. ASC 815 also provides an exception to this rule when the host instrument is deemed to be conventional, as described.

F-8

VISIUM TECHNOLOGIES, INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

The Company uses judgment in determining the fair value of derivative liabilities at the date of issuance and at every balance sheet thereafter and in determining which valuation method is most appropriate for the instrument, the expected volatility, the implied risk-free interest rate, as well as the expected dividend rate, if any. The Company recorded a derivative liability as of December 31, 2021 of $128,036.

Fair Value of Financial Instruments

The Company accounts for assets and liabilities measured at fair value on a recurring basis, in accordance with ASC Topic 820, Fair Value Measurements and Disclosures, or ASC 820. ASC 820 establishes a common definition for fair value to be applied to existing generally accepted accounting principles that require the use of fair value measurements, establishes a framework for measuring fair value, and expands disclosure about such fair value measurements.

ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Additionally, ASC 820 requires the use of valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. These inputs are prioritized below:

Level 1:	Observable inputs such as quoted market prices in active markets for identical assets or liabilities.

Level 2:	Observable market-based inputs or unobservable inputs that are corroborated by market data.

Level 3:	Unobservable inputs for which there is little or no market data, which require the use of the reporting entity’s own assumptions.

Additional Disclosures Regarding Fair Value Measurements

The carrying value of cash, accounts payable and accrued expenses, accrued compensation, notes payable and convertible promissory notes payable, approximate their fair value due to the short maturity of these items or the use of market interest rates.

Convertible Instruments

The Company accounts for convertible instruments (when it has determined that the embedded conversion options should not be bifurcated from their host instruments) in accordance with ASC 470-20, Debt with Conversion and Other Options. Accordingly, the Company records, when necessary, discounts to convertible notes for the intrinsic value of conversion options embedded in debt instruments based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note. Debt discounts under these arrangements are amortized over the term of the related debt to their earliest date of redemption. The Company also records deemed dividends for the intrinsic value of conversion options embedded in preferred shares based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note.

ASC 815-40, Contracts in Entity’s own Equity, generally provides that, among other things, if an event is not within the entity’s control, such contract could require net cash settlement and shall be classified as an asset or a liability.

The Company determines whether the instruments issued in the transactions are considered indexed to the Company’s own stock. During fiscal years 2014 through 2021 the Company’s issued convertible securities with variable conversion provisions that resulted in derivative liabilities. See discussion above under derivative liabilities that resulted in a change in derivative liability accounting.

F-9

VISIUM TECHNOLOGIES, INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Revenue Recognition

All revenues are recorded in accordance with ASC 606, which is recognized when: (i) a contract with a client has been identified, (ii) the performance obligation(s) in the contract have been identified, (iii) the transaction price has been determined, (iv) the transaction price has been allocated to each performance obligation in the contract, and (v) the Company has satisfied the applicable performance obligation over time.

Income Taxes

The Company accounts for income taxes pursuant to the provisions of ASC 740-10, “Accounting for Income Taxes,” which requires, among other things, an asset and liability approach to calculating deferred income taxes. The asset and liability approach requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of assets and liabilities. A valuation allowance is provided to offset any net deferred tax assets for which management believes it is more likely than not that the net deferred asset will not be realized.

The Company follows the provisions of ASC 740-10, “Accounting for Uncertain Income Tax Positions”. When tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. In accordance with the guidance of ASC 740-10, the benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above should be reflected as a liability for uncertain tax benefits in the accompanying balance sheet along with any associated interest and penalties that would be payable to the taxing authorities upon examination. The Company believes its tax positions are all highly certain of being upheld upon examination. As such, the Company has not recorded a liability for uncertain tax benefits.

The Company has adopted ASC 740-10-25, “Definition of Settlement”, which provides guidance on how an entity should determine whether a tax position is effectively settled for the purpose of recognizing previously unrecognized tax benefits and provides that a tax position can be effectively settled upon the completion of an examination by a taxing authority without being legally extinguished. For tax positions considered effectively settled, an entity would recognize the full amount of tax benefit, even if the tax position is not considered more likely than not to be sustained based solely on the basis of its technical merits and the statute of limitations remains open. As of December 31, 2021, the Company had not filed tax returns for the tax years ending June 30, 2008 through 2021 and such returns, when filed, potentially will be subject to audit by the taxing authorities for a minimum of three years beyond the filing date under the three-year statute of limitations. The Company has not accrued any potential tax penalties associated with not filing these tax returns. Due to recurring losses, management believes such potential tax penalties, if any, would not be material in amount.

Share-Based Payments

The Company accounts for stock-based compensation in accordance with ASU 2020-07, Compensation – Stock Compensation (Topic 718). This update is intended to reduce cost and complexity and to improve financial reporting for share-based payments issued to non-employees (for example, service providers, external legal counsel, suppliers, etc.). The ASU expands the scope of Topic 718, Compensation—Stock Compensation, which currently only includes share-based payments issued to employees, to also include share-based payments issued to non-employees for goods and services. Consequently, the accounting for share-based payments to non-employees and employees is substantially aligned.

Under ASC Topic 718, “Compensation - Stock Compensation”. Under the fair value recognition provisions of this topic, stock-based compensation cost is measured at the grant date based on the fair value of the award and is recognized as an expense on a straight-line basis over the requisite service period, which is the vesting period.

The Company has elected to use the Cox, Ross & Rubinstein Binomial Tree valuation model to estimate the fair value of its options, which incorporates various subjective assumptions including volatility, risk-free interest rate, expected life, and dividend yield to calculate the fair value of stock option awards. Compensation expense recognized in the statements of operations is based on awards ultimately expected to vest and reflects estimated forfeitures. ASC 718 requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates.

Segment Reporting

The Company operates in one business segment which technologies are focused on cybersecurity.

F-10

VISIUM TECHNOLOGIES, INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Recent Accounting Pronouncements

The Company has reviewed the FASB issued ASU accounting pronouncements and interpretations thereof that have effectiveness dates during the periods reported and in future periods. The Company has carefully considered the new pronouncements that alter previous generally accepted accounting principles and do not believe that any new or modified principles will have a material impact on the Company’s reported financial position or operations in the near term. The applicability of any standard is subject to the formal review of the Company’s financial management.

In August 2020, the FASB issued ASU 2020-06, Debt - Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging – Contracts in Entity’s Own Equity (Subtopic 815-40) – Accounting for Convertible Instruments and Contracts on an Entity’s Own Equity. The ASU simplifies accounting for convertible instruments by removing major separation models required under current GAAP. Consequently, more convertible debt instruments will be reported as a single liability instrument with no separate accounting for embedded conversion features. The ASU removes certain settlement conditions that are required for equity contracts to qualify for the derivative scope exception, which will permit more equity contracts to qualify for the exceptions. The ASU also simplifies the diluted net income per share calculation in certain areas. The new guidance is effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years, and early adoption is permitted. The Company is currently evaluating the impact of the adoption of the standard on the consolidated financial statements.

In May 2021, the FASB issued ASU 2021-04, Earnings Per Share (Topic 260), Debt-Modifications and Extinguishments (Subtopic 470-50), Compensation-Stock Compensation (Topic 718), and Derivatives and Hedging-Contracts in Entity’s Own Equity (Subtopic 815-40). The new ASU addresses issuer’s accounting for certain modifications or exchanges of freestanding equity-classified written call options. This amendment is effective for all entities, for fiscal  years beginning after December 15, 2021, including interim periods within those fiscal years. Early adoption is permitted. The Company is currently evaluating the impact this new

Basic and Diluted Earnings Per Share

Basic earnings per share are calculated by dividing income available to stockholders by the weighted-average number of shares of Common Stock outstanding during each period. Diluted earnings per share are computed using the weighted average number of shares of Common Stock and the dilutive Common Stock share equivalents outstanding during the period. Dilutive Common Stock share equivalents consist of shares issuable upon the exercise of in-the-money stock options and warrants (calculated using the modified-treasury stock method) and conversion of other securities such as convertible debt or convertible preferred stock. Potential common shares that would be as follows:

	December 31,	June 30,
	2021	2021
Weighted average common shares outstanding	3,273,092,114	1,977,488,957
Effect of dilutive securities-when applicable:
Convertible promissory notes	95,911,155	142,079,692
Preferred stock	13,996,767	13,996,767
Common stock options	8,000,000	-
Warrants	6,814,782	12,165,260
Fully diluted earnings per share—adjusted weighted-average shares and assumed conversions	3,397,814,818	2,145,730,676

NOTE 3: PREPAID LICENSE FEE

In April 2021, the Company entered into two-year software license agreement to enable product development. The license fee is prepaid at a rate of $70,000 annually. The prepaid license fee is amortized on a straight-line basis over the term of the license agreement, and is included in Development expense in our Statement of Operations.

F-11

VISIUM TECHNOLOGIES, INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

NOTE 4: DERIVATIVE LIABILITIES

Derivative liability - warrants

The Company issued warrants in connection with convertible notes payable which were issued in January, February, and July 2021. These warrants have price protection provisions that allow for the reduction in the exercise price of the warrants in the event the Company subsequently issues stock or securities convertible into stock at a price lower than the stated conversion for each warrant, ranging from $0.0055 to $0.02 per share exercise price of the warrants. Simultaneously with any reduction to the exercise price, the number of shares of common stock that may be purchased upon exercise of each of these warrants shall be increased or decreased proportionately, so that after such adjustment the aggregate exercise price payable for the adjusted number of warrants shall be the same as the aggregate exercise price in effect immediately prior to such adjustment. Because it is indeterminate whether there is a sufficient number of authorized and unissued shares exists at the assessment date, the Company calculates a derivative liability associated with the warrants in accordance with FASB ASC Topic 815-40-25.

Accounting for Derivative Warrant Liability

The Company’s derivative warrant instruments have been measured at fair value at December 31, 2021 using the Cox, Ross & Rubinstein Binomial Tree valuation model. The Company recognizes the derivative liability related to those warrants that contain price protection features in its consolidated balance sheet as liabilities. The liability is revalued at each reporting period and changes in fair value are recognized currently in the consolidated statements of operations. The initial recognition and subsequent changes in fair value of the derivative warrant liability have no effect on the Company’s cash flows.

Derivative liability – convertible notes

The Company has certain convertible notes with variable price conversion terms. Upon the issuance of these convertible notes and as a consequence of their conversion features, the convertible notes give rise to derivative liabilities. The Company’s derivative liabilities related to its convertible notes payable have been measured at fair value at December 31, 2021 and June 30, 2021 using the Cox, Ross & Rubinstein Binomial Tree valuation model.

The revaluation of the warrants and convertible debt at each reporting period, as well as the charges associated with issuing additional convertible notes, and warrants with price protection features, resulted in the recognition of a gain of $56,345 and a loss of $549,494 for the six months ended December 31, 2021 and 2020, respectively in the Company’s consolidated statements of operations, under the caption “Gain (loss) on change of fair value of derivative liabilities”. The fair value of the warrants and convertible debt at December 31, 2021 and June 30, 2021 is as follows:

	December 31,	June 30,
	2021	2021
Derivative liability - warrants	$14,500	$69,334
Derivative liability - convertible debt	113,536	115,047
Total derivative liabilities	$128,036	$184,381

These balances are reported on the consolidated balance sheet under the caption “Derivative liabilities”.

The Company has determined its derivative liabilities to be a Level 3 fair value measurements. The significant assumptions used in the Cox, Ross & Rubinstein Binomial Tree valuation of the derivatives are as follows:

	Six Months Ended December 31,
	2021	2020
Effective exercise price	$0.0055 – $0.02	$0.00361 – $0.02
Effective market price	$0.0098	$0.006
Expected volatility	191.4%to315.8%	96.4%to304.0%
Risk-free interest	0.05%-0.28%	0.05%-0.25%
Expected terms	60 – 1,073 days	60 - 711 days
Expected dividend rate	0%	0%

Changes in the derivative liabilities during the six months ended December 31, 2021 is follows:

F-12

VISIUM TECHNOLOGIES, INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

Derivative liabilities at June 30, 2021	$184,381
Gain on change in fair value of derivative liabilities	(56,345)
Derivative liabilities at December 31, 2021	$128,036

 NOTE 5: ACCRUED INTEREST PAYABLE

Changes in accrued interest payable during the six months ended December 31, 2021 is as follows:

Accrued interest payable at June 30, 2021	$366,149
Interest expense accrued for the six months ended December 31, 2021	80,771
Interest paid in cash	(22,011)
Conversion of accrued interest into common stock	(56,001)
Accrued interest payable at December 31, 2021	$368,908

NOTE 6: CONVERTIBLE NOTES PAYABLE AND NOTES PAYABLE

Convertible Notes Payable

At December 31, 2021 and June 30, 2021 convertible debentures consisted of the following:

	December 31,	June 30,
	2021	2021
Convertible notes payable	$317,431	$1,205,228
Discount on convertible notes	-	(396,033)
Convertible notes, net	317,431	809,195

Convertible notes payable to ASC Recap	147,965	147,965
Total	$465,396	$957,160

The Company had convertible promissory notes aggregating $317,431 and $1,205,228 at December 31, 2021 and June 30, 2021, respectively. The related accrued interest amounted to approximately $170,000 and $161,000 at December 31, 2021 and June 30, 2021, respectively. The convertible notes payable bear interest at rates ranging from 0% to 18% per annum. The convertible notes are generally convertible, at the holders’ option, at rates ranging from $0.0019 to $22,500 per share, as a result of the two reverse stock splits. At December 31, 2021, approximately $317,000 of convertible promissory notes had matured, are in default and remain unpaid. There are no punitive default provisions included in the terms of these convertible promissory notes. In September 2021 the Company repaid in cash one convertible note in the principal amount of $115,000.

On July 22, 2013 and May 6, 2014, the Company issued to ASC Recap LLC (“ASC”) two convertible promissory notes with principal amounts of $25,000 and $125,000, respectively. These two notes were issued as a fee for services under a 3(a)10 transaction. While the Company continues to carry the balance of these notes on its balance sheet, management is disputing the notes and does not believe that the balances of these notes are owed. See Note 10 – Commitments and Contingencies in the footnotes to the financial statements. The July 22, 2013 note matured on March 31, 2014 and a balance of $22,965 remains unpaid. The May 6, 2014 note matured on May 6, 2016 and remains unpaid. The notes are convertible into the common stock of the Company at any time at a conversion price equal to (i) 50% of the lowest closing bid price of our common stock for the twenty days prior to conversion or (ii) fixed price of $0.15 or $0.30 per share.

For the six months ended December 31, 2021, the following summarizes the conversion of debt for common shares:

		Amount of	Amount of			Conversion
	Shares	Converted	Converted	Conversion		Price
Name	Issued	Principal	Interest	Expense	Total	Per Share
Labrys Funds	198,046,241	$772,798	$56,000	$2,250	$831,047	$ 0.00417
TOTAL	198,046,241	$772,798	$56,000	$2,250	$831,047	$ 0.00417

F-13

VISIUM TECHNOLOGIES, INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

Notes Payable

The Company had promissory notes aggregating $205,000 at December 31, 2021 and $430,000 at June 30, 2021, respectively. The related accrued interest amounted to approximately $198,978 and $204,912 at December 31, 2021 and June 30, 2021, respectively. The notes payable bear interest at rates ranging from 0% to 16% per annum and are payable monthly. All promissory notes outstanding as of December 31, 2021 have matured, are in default, and remain unpaid. In October, 2021 the Company repaid three promissory notes totaling $225,000 of principal.

NOTE 7: STOCKHOLDERS’ DEFICIT

Common Stock

At December 31, 2021, the Company had 10,000,000,000 authorized common shares.

Issuances of Common Stock During the Six Months Ended December 31, 2021

Convertible Notes Payable

 During the six months ended December 31, 2021 the Company issued 198,046,241 shares of its common stock related to the conversion of $831,047 of principal and accrued interest for three of its convertible notes payable, at an average contract conversion price of $0.00417 per share. These convertible notes have terms that include fixed conversion prices, and therefore the notes were converted consistent with the contractual conversion prices of each note.

F-14

VISIUM TECHNOLOGIES, INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

NOTE 7: STOCKHOLDERS’ DEFICIT, continued

Stock Based Compensation

During the six months ended December 31, 2021 the Company issued 88,000,000 shares of its $0.0001 par value common stock as compensation to its directors and officers. The shares were valued at $818,000, or $0.0093 per share, based on the share price at the time of the transactions.

During the six months ended December 31, 2021 81,166,666 shares of its $0.0001 par value common stock vested to six consultants, as compensation under six separate consulting agreements. The shares were valued at $729,331, or $0.009 per share.

Warrant Exercises

During the six months ended December 31, 2021 the Company issued 6,587,229 shares of its $0.0001 par value common stock pursuant to a two cashless exercises.

Sale of Common Stock

During the six months ended December 31, 2021 the Company entered into two securities purchase agreement (with a single institutional investor resulting in the raise of $1,500,000 in gross proceeds to the Company, in exchange for 300,000,000 shares of its $0.0001 par value common stock, or at $0.0005 per share.

Preferred Stock

Series A and B issued and outstanding shares of the Company’s convertible preferred stock have a par value of $0.001. All classes rank(ed) prior to any class or series of the Company’s common stock as to the distribution of assets upon liquidation, dissolution or winding up of the Company or as to the payment of dividends. All preferred stock shall have no voting rights except if the subject of such vote would reduce the amount payable to the holders of preferred stock upon liquidation or dissolution of the company and cancel and modify the conversion rights of the holders of preferred stock as defined in the certificate of designations of the respective series of preferred stock.

Series A Convertible Preferred Stock

The Series A Preferred Stock has a stated value of $750.00 per share. Each one share of Series A Preferred Stock is convertible into one (1) share of Common Stock. In the event the Common Stock price per share is lower than $0.10 (ten cents) per share then the Conversion shall be set at $0.035 per share. The Common Stock shares are governed by Lock-Up/Leak-Out Agreements.

Series B Convertible Preferred Stock

Thirty million (30,000,000) shares of preferred stock were designated as a new Series B Preferred stock in April 2016. This new Series B Preferred Stock has a $0.001 par value, and each 300 shares is convertible into one share of the Company’s common stock, with a stated value of $375 per share.

Series AA Convertible Preferred Stock

In March 2018, the Company authorized and issued one share of Series AA convertible preferred stock which provides for the holder to vote on all matters as a class with the holders of Common Stock and each share of Series AA Convertible Preferred Stock shall be entitled to 51% of the common votes on any matters requiring a shareholder vote of the Company. Each one share of Series AA Convertible Preferred Stock is convertible into one (1) share of Common Stock. Mark Lucky, our CFO, is the holder of the one share of Series AA Convertible Preferred Stock.

Common Stock Warrants

In January and February 2021, we issued 39,370,677 warrants with a two year life, and fixed exercise prices ranging from $0.0055 to $0.02 per share. An additional 9,239,130 warrant shares were issued due to repricing certain warrants with a $0.02 exercise price to a $0.0115 exercise price.

In July 2021 we issued 851,299 warrants with a two year life, and a fixed exercise price of $0.0077.

In January 2019 we issued 500,000 warrants with a three year life and a conversion price of $0.15 per share. These warrants had price protection provisions that allow for the reduction in the current exercise price upon the occurrence of certain events, including the Company’s issuance of common stock or securities convertible into or exercisable for common stock, such as options and warrants, at a price per share less than the exercise price then in effect. For instance, if the Company issues shares of its common stock or options exercisable for or securities convertible into common stock at an effective price per share of common stock less than the exercise price then in effect, the exercise price will be reduced to the effective price of the new issuance. Simultaneously with any reduction to the exercise price, the number of shares of common stock that may be purchased upon exercise of each of these warrants shall be increased proportionately, so that after such adjustment the aggregate exercise price payable for the adjusted number of warrants shall be the same as the aggregate exercise price in effect immediately prior to such adjustment.

F-15

VISIUM TECHNOLOGIES, INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

A summary of the status of the Company’s outstanding common stock warrants as of December 31, 2021 and changes during the six months ended December 31, 2021 is as follows:

	Number of	Weighted Average
	Warrants	Exercise Price
Common Stock Warrants
Balance at June 30, 2021	12,165,260	$0.011
Granted	3,753,418	$0.0105
Exercised	(6,565,229)	0.0074
Forfeited	(2,538,667)	0.0074
Balance at December 31, 2021	6,814,782	$0.0113

Warrants exercisable at end of period	6,814,782	$0.0113

Weighted average fair value of warrants granted due to repricing during the period		N/A

The following table summarizes information about common stock warrants outstanding at December 31, 2021:

	Warrants Outstanding			Warrants Exercisable
Range of Exercise Price	Number Outstanding at December 31, 2021	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number Exercisable at December 31, 2021	Weighted Average Exercise Price
$0.0055	1,636,364	1.03 Years	$0.0055	1,636,364	$0.0055
$0.0077	851,299	1.53 Years	$0.0077	851,299	$0.0077
$0.0091	1,807,229	2.75 Years	$0.0091	1,807,229	$0.0091
$0.0151	1,094,890	2.75 Years	$0.0151	1,094,890	$0.0151
$0.0200	1,425,000	1.11 Years	$0.0200	1,425,000	$0.0200
	6,814,782	1.84 Years	$0.113	6,814,782	$0.0113

Note 8 - STOCK-BASED COMPENSATION

The Company adopted an Incentive Stock Plan on April 18, 2021. This plan is intended to provide incentives which will attract and retain highly competent persons at all levels as employees of the Company, as well as independent contractors providing consulting or advisory services to the Company, by providing them opportunities to acquire the Company’s common stock or to receive monetary payments based on the value of such shares pursuant to Awards issued. While the plan terminates 10 years after the adoption date, issued options have their own schedule of termination. Options to acquire shares of common stock may be granted at no less than fair market value on the date of grant. Upon exercise, shares of new common stock are issued by the Company.

F-16

VISIUM TECHNOLOGIES, INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

Under the 2021 Stock Incentive Plan, the Company has issued options to purchase 16 million shares at an average price of $0.015 with a fair value of $0.00. For the six months ended December 31, 2021 and 2020, the Company did not issue any options to purchase shares, respectively. Upon exercise, shares of new common stock are issued by the Company.

For the six months ended December 31, 2021 and 2020, the Company recognized an expense of approximately $81,048 and $0, respectively, of non-cash compensation expense (included in General and Administrative expense in the accompanying Consolidated Statement of Operations) determined by application of a binomial option pricing model with the following inputs: exercise price, dividend yields, risk-free interest rate, and expected annual volatility. As of December 31, 2021, the Company had approximately $103,004 of unrecognized pre-tax non-cash compensation expense, which the Company expects to recognize, based on a weighted-average period of 0.83 years. The Company used straight-line amortization of compensation expense over the one-year requisite service or vesting period of the grant. The Company recognizes forfeitures as they occur. There are options to purchase approximately 4,250,000 shares that have vested as of December 31, 2021.

The Company uses a binomial option pricing model to estimate the fair value of its stock option awards and warrant issuances. The calculation of the fair value of the awards using the binomial option-pricing model is affected by the Company’s stock price on the date of grant as well as assumptions regarding the following:

	Six months ended December 31,	Year ended June 30,
	2021	2021
Expected volatility	370%-497%	370%-497%
Expected term	4 Years	4 Years
Risk-free interest rate	0.76%-0.84%	0.76%-0.84%
Forfeiture Rate	0.00%	0.00%
Expected dividend yield	0.00%	0.00%

The expected volatility was determined with reference to the historical volatility of the Company’s stock. The Company uses historical data to estimate option exercise and employee termination within the valuation model. The expected term of options granted represents the period of time that options granted are expected to be outstanding. The risk-free interest rate for periods within the contractual life of the option is based on the U.S. Treasury rate in effect at the time of grant.

A summary of the status of the Company’s outstanding stock options as of December 31, 2021 and June 30, 2021 and changes during the periods ending on that date is as follows:

		Weighted Average	Grant Date	Aggregate	Weighted Average
		Exercise	Fair	Intrinsic	Remaining
	Shares	Price	Value	Value	Term (Yrs)
Options
At June 30, 2021	16,000,000	$0.015	$-	$0
Granted	-	-	-	-
Exercised	-	-	-	-
Forfeiture and cancelled	(8,000,000)	0.015		-
At December 31, 2021	8,000,000	$0.015	$-	$0	4.42

The following table summarizes information about employee stock options outstanding at December 31, 2021:

	Outstanding Options			Vested Options
	Number			Number
	Outstanding	Weighted	Weighted	Exercisable	Weighted	Weighted
	at	Averaged	Averaged	at	Averaged	Averaged
	December 31,	Remaining	Exercise	December 31,	Exercise	Remaining
Range of Exercise Price	2021	Life	Price	2021	Price	Life
$0.01	5,000,000	4.50	$0.01	2,083,333	$0.01	4.50
$0.02	3,000,000	4.33	$0.02	1,750,000	$0.02	4.33
Outstanding options	8,000,000	4.42	$0.01375	3,833,333	$0.0146	4.42

F-17

VISIUM TECHNOLOGIES, INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

As of December 31, 2021, the Company had approximately $62,481 of unrecognized pre-tax non-cash compensation expense, which the Company expects to recognize, based on a weighted-average period of 0.46 years.

Restricted Stock Awards

 Restricted stock awards are awards of common stock that are subject to restrictions on transfer and to a risk of forfeiture if the holder leaves the Company before the restrictions lapse. The holder of a restricted stock award is generally entitled at all times on and after the date of issuance of the restricted shares to exercise the rights of a shareholder of the Company, including the right to vote the shares. The value of stock awards that vest over time was established by the market price on the date of its grant. A summary of the Company’s restricted stock activity for the six months ended December 31, 2021 is presented in the following table:

	For the Six months ended
	December 31, 2021
		Weighted
		Average
		Grant Date
	Shares	Fair Value
Unvested at June 30, 2021	132,000,000	$0.0115
Granted	56,000,000	$0.0071
Forfeited	(10,833,333)	$0.0080
Vested	(116,166,667)	$0.0110
Unvested at December 31, 2021	61,000,000	$0.0090

Unrecognized compensation expense related to outstanding restricted stock awards to employees and directors as of December 31, 2021 was $513,500 and is expected to be recognized over a weighted average period of 0.3 years. The recognition of expense related to vested shares is accounted for as stock-based consulting expense and stock-based compensation expense.

NOTE 9: RELATED PARTY TRANSACTIONS

Equity transactions with related parties are described in Note 7.

From time to time we have borrowed operating funds from Mr. Mark Lucky, our Chief Executive Officer and from certain Directors, for working capital. The advances were payable upon demand and were interest free. At December 31, 2021 there was $0 outstanding of such advances made to the Company.

NOTE 10: COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company operates virtually, with no office space rented. The Company has no future minimum annual payments under non-cancelable operating leases at December 31, 2021.

 Contingencies

The Company accounts for contingent liabilities in accordance with Accounting Standards Codification (“ASC”) Topic 450, Contingencies. This guidance requires management to assess potential contingent liabilities that may exist as of the date of the financial statements to determine the probability and amount of loss that may have occurred, which inherently involves an exercise of judgment. If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed. For loss contingencies considered remote, no accrual or disclosures are generally made. Management has assessed potential contingent liabilities as of December 31, 2021, and based on the assessment there are no probable loss contingencies requiring accrual or disclosures within its financial statements.

F-18

VISIUM TECHNOLOGIES, INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021

License Contingent Consideration

Our license agreements with George Mason University and The MITRE Corporation include provisions for a royalty payment on revenues collected of 5% and 6%, respectively. As of December 31, 2021, we have not generated any revenue related to these license agreements.

Legal Claims

In July 2018 the Company was named as the defendant in a legal proceeding brought by Tarpon Bay Partners LLC (the “Plaintiff”) in the Judicial District Court of Danbury, Connecticut. Plaintiff asserts that the Company failed to convert two convertible notes held by Plaintiff. The Company is vigorously contesting this claim. There are no other proceedings in which any of our directors, officers or affiliates, or any registered or beneficial stockholder, is an adverse party or has a material interest adverse to our interest.

In January 2021 the Company won a dismissal of an involuntary bankruptcy petition that was filed against the Company in the Southern District Court of Florida on December 30, 2020, which had been brought by three parties, (i) Tarpon Bay Partners LLC, (ii) J.P. Carey Enterprises Inc., and (iii) Anvil Financial Mgmt LLC (collectively the “Petitioning Creditors”).

The Court ruled in the Company’s favor, dismissing the involuntary bankruptcy petition and allowing the Company to file a motion with the Court seeking compensatory and punitive damages. In addition, Visium plans to file an affidavit of fees and costs incurred in connection with Visium’s defense of the Involuntary Petition.

In March 2021 the Company filed a Complaint for Damages and Other Relief against Tarpon Bay Partners, LLC, a Florida limited liability company; J.P. Carey Enterprises, Inc., a Florida profit corporation; Anvil Financial Management, LLC, a Florida limited liability company; Stephen Hicks, an individual; Joseph C Canouse, an individual; Jeffrey M. Canouse, an individual; Paul A. Rachmuth, an individual; and Litt Law Group, LLC, a New York Limited Liability Company (collectively the “Defendants”) related to the involuntary bankruptcy petition. The Company is seeking damages from the Defendants for reasonable attorneys’ fees and costs, as well as compensatory, consequential special and punitive damages.

The Company is subject to litigation, claims, investigations, and audits arising from time to time in the ordinary course of business. Although legal proceedings are inherently unpredictable, the Company believes that it has valid defenses with respect to any matters currently pending against the Company and intends to defend itself vigorously. The outcome of these matters, individually and in the aggregate, is not expected to have a material impact on the Company’s cash flows, results of operations, or financial position.

F-19

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Visium Technologies, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Visium Technologies, Inc. (the Company) as of June 30, 2021 and 2020, and the related consolidated statements of operations, stockholders’ deficit, and cash flows for each of the years in the two-year period ended June 30, 2021, and the related notes (collectively referred to as the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2021 and 2020, and the results of its operations and its cash flows for each of the years in the two-year period ended June 30, 2021, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph – Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses for the year ended June 30, 2021. The Company had a net loss of $3,373,459, had net cash used in operating activities of $792,640, and had negative working capital of $2,837,187. These factors raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

 Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provide a reasonable basis for our opinion.

F-20

 Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Extinguishment of Debt

Description of the Matter

In June 2021, the Company obtained a legal opinion to extinguish aged debt totaling $787,272 as detailed in Note 5. Each of the individual debt instruments were determined to be beyond the statute of limitations and it was determined that the Company has a complete defense to liability related to this debt under the applicable statute of limitations. Auditing the accuracy of the legal letter and applicable statue of limitations was based on significant auditor judgement.

How We Addressed the Matter in Our Audit

The primary procedures we performed to address this critical audit matter include the following: (i) obtaining the legal opinion supporting the write-off of the liabilities; (ii) evaluating the expertise and qualifications of the firm providing the legal opinion and concluding that they have the necessary expertise to provide such an opinion; (iii) substantiating the opinion by attempting to confirming the specific debts written off either in current or through past confirmation attempts (iv) reviewing the convertible note agreements and verifying the dates of those debts that have been written off and are in fact past the statute of limitations. Based on these procedures and evidence obtained we concluded that the debts were appropriately written off.

We have served as the Company’s auditor since 2017.

Margate, Florida

October 13, 2021

F-21

VISIUM TECHNOLOGIES, INC.

CONSOLIDATED BALANCE SHEETS

	June 30,
	2021	2020
ASSETS
Current assets:
Cash	$125,166	$30,251
Prepaid license fee	55,418	-

Total current assets	180,584	30,251

Total assets	$180,584	$30,251

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current liabilities:
Accounts payable and accrued expenses	$425,804	$333,805
Accrued compensation	672,529	652,529
Accrued interest	366,149	677,857
Convertible notes payable to ASC Recap LLC	147,965	147,965
Convertible notes payable, net of discount of $396,033 and $0, respectively	809,195	852,965
Derivative liability	184,381	438,553
Notes payable, net of discount of $18,252 and $0, respectively	411,748	205,000
Due to officers	-	102,340
Total current liabilities	3,017,771	3,411,011

Commitments and contingencies (Note 11)

Stockholders’ deficit:
Preferred stock
Series A Convertible Stock ($0.001 par value; 20,000,000 shares authorized, 13,992,340 shares issued and outstanding as of June 30, 2021 and 2020, respectively)	13,992	13,992
Series B Convertible Stock ($0.001 par value 30,000,000 shares authorized, 1,327,640 shares issued and outstanding as of June 30, 2021 and 2020, respectively)	1,328	1,328
Series AA Convertible Stock ($0.001 par value; 1 share authorized, 1 share issued and outstanding as of June 30, 2021 and 2020)	0	0
Common stock, $0.0001 par value, 10,000,000,000 shares authorized: 3,098,271,081 shares issued and 2,946,271,108 outstanding at June 30, 2021, and 1,544,793,446 shares issued and 1,544,126,787 outstanding at June 30, 2020, respectively (See Note 6)	294,627	154,413
Additional paid in capital	48,217,903	44,441,085
Accumulated deficit	(51,365,037)	(47,991,578)
Total stockholders’ deficit	(2,837,187)	(3,380,760)

Total liabilities and stockholders’ deficit	$180,584	$30,251

See accompanying notes to consolidated financial statements.

F-22

VISIUM TECHNOLOGIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	FOR THE YEAR ENDED
	June 30, 2021	June 30, 2020

Revenues	$25,000	$-

Operating expenses:
Selling, general and administrative	3,879,158	917,993
Development expense	258,168	35,500
Total operating expenses	4,137,326	953,493

Loss from operations	(4,112,326)	(953,493)

Other income (expense)
Gain on change in fair value of derivative liabilities	1,844,460	385,367
Derivative liability expense	(1,059,282)	(61,396)
Interest expense	(442,171)	(323,021)
Gain (loss) on debt settlement	28,863	(593,907)
Gain on debt write off	578,408	-
Warrant exercise expense	(211,411)	-
Other income	-	4,000
Total other income (expense)	738,867	(588,957)

Net loss	$(3,373,459)	$(1,542,450)

Weighted average common shares
Basic and diluted	1,977,488,957	312,626,670

Net loss Per Common Share –Basic and Diluted:	$(0.002)	$(0.005)

See accompanying notes to consolidated financial statements.

F-23

VISIUM TECHNOLOGIES, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

FOR THE YEARS ENDED JUNE 30, 2021 AND 2020

	Preferred		Preferred		Preferred
	Stock -		Stock -		Stock -		Common
	Series A		Series B		Series AA		Stock
	$0.001		$0.001		$0.001		$0.001		Additional		Total
			Par Value		Par Value		Par Value		Paid-in	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance at June 30, 2019	13,992,340	$13,992	1,327,640	$1,328	1	$0	42,066,269	$4,207	$43,184,984	$(46,449,128)	$(3,244,617)

Shares issued as compensation to directors and officers							348,000,000	34,800	113,200		148,000
Shares issued for consulting services							199,850,000	19,985	178,750		198,735
Shares issued for conversion of notes payable							954,210,518	95,421	964,151		1,059,572

Net loss for the year ended June 30, 2021										(1,542,450)	(1,542,450)

Balance at June 30, 2020	13,992,340	$13,992	1,327,670	$1,328	1	$0	1,544,126,787	$154,413	$44,441,085	$(47,991,578)	$(3,380,760)

Shares issued as compensation to directors and officers							220,000,000	22,000	2,787,000		2,809,000
Shares issued for consulting services							56,666,669	5,667	348,333		354,000
Shares issued for conversion of notes payable							524,543,160	52,454	338,585		391,039
Commitment shares issued pursuant to financings							225,000,000	22,500	110,529		133,029
Shares issued upon exercise of stock warrants							375,934,483	37,593	173,818		211,411
Amortization of deferred compensation									18,553		18,553
Net loss for the year ended June 30, 2021										(3,373,459)	(3,373,459)

Balance at June 30, 2021	13,992,340	$13,992	1,327,670	$1,328	1	$0	2,946,271,099	$294,627	$48,217,903	$(51,365,037)	$(2,837,187)

See accompanying notes to consolidated financial statements.

F-24

VISIUM TECHNOLOGIES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	FOR THE YEAR ENDED
	June 30, 2021	June 30, 2020

Cash flows from operating activities:
Net loss	$(3,373,459)	$(1,542,450)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of debt discounts	305,499	206,249
Stock based payments for consultants, directors, and officers	3,163,000	346,735
(Gain) loss on debt settlement/write-offs	(607,271)	593,907
Gain on change in fair value of derivative liabilities	(1,844,460)	(385,367)
Warrant conversion expense	211,411	-
Derivative liability expense	1,059,282	61,396
Changes in operating assets and liabilities:
Accounts payable and accrued expenses	445,850	130,832
Accrued compensation	20,000	336,000
Accrued interest	96,007	145,941
Prepaid license fee	(55,417)	-
Discount on notes payable	(213,082)	-
Net cash used in operating activities	(792,640)	(106,757)

Cash flows from financing activities:
Advance from officers	(102,340)	40,340
Proceeds from convertible notes payable	838,595	78,000
Proceeds from short term notes payable	225,000	-
Repayment of convertible notes	(73,700)	-
Net cash provided by financing activities	887,555	118,340

Net increase in cash	94,915	11,583

Cash at beginning of year	30,251	18,668

Cash at end of year	$125,166	$30,251

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for:
Interest	$39,755	$-
Income taxes	$-	$-

Issuance of common stock for conversion of notes payable and accrued interest (fair value of the shares issued - $2,227,062 and $1,059,572, respectively	$188,460	$333,220
Change in fair value of derivative liability related to debt conversions	$-	$92,444
Derivative liability attributable to debt discount on new notes payable	-	48,000

See accompanying notes to consolidated financial statements.

F-25

VISIUM TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2021 AND 2020

NOTE 1: ORGANIZATION, DESCRIPTION OF BUSINESS AND GOING CONCERN

Visium Technologies, Inc., or the Company, is a Florida corporation that was originally incorporated in Nevada in October 1987. It was formerly known as Jaguar Investments, Inc. between October 1987 and May 2003, Power2Ship, Inc. between May 2003 and November 2006, Fittipaldi Logistics, Inc. between November 2006 and December 2007, and as NuState Energy Holdings, Inc. between December 2007 and March 5, 2018 when it changed its name to Visium Technologies, Inc.

The Company is focused on digital risk management, cybersecurity, and technology services for network physical security, the Cloud, mobility solutions, and the Internet of Things (“IOT”).

In April 2021 the Company created JAJ Advisory, LLC, a Viriginia limited liability company. The LLC was established to account for non-cybersecurity related business activities that the Company may pursue.

Going Concern

The accompanying consolidated financial statements have been prepared on a going concern basis. For the year ended June 30, 2021 we had a net loss of $3,373,459, had net cash used in operating activities of $792,640 and had negative working capital of $2,837,187. These matters raise substantial doubt about the Company’s ability to continue as a going concern for a period of one year from the date of this filing. The Company’s ability to continue as a going concern is dependent upon its ability to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due, to fund possible future acquisitions, and to generate profitable operations in the future. Management plans to provide for the Company’s capital requirements by continuing to issue additional equity and debt securities. The outcome of these matters cannot be predicted at this time and there are no assurances that, if achieved, the Company will have sufficient funds to execute its business plan or generate positive operating results. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reporting amounts of revenues and expenses during the reported period. Actual results will differ from those estimates. Included in these estimates are assumptions used in Cox, Ross & Rubinstein Binomial Tree stock-based compensation and derivative liabilities valuation methods, such as expected volatility, risk-free interest rate, and expected dividend rate and in the valuation allowance of deferred tax assets.

Cash and Cash Equivalents

The Company considers all highly liquid, temporary, cash equivalents or investments with an original maturity of three months or less when purchased, to be cash equivalents. The Company had no cash equivalents during the years ended June 30, 2021 and 2020.

Concentration of Credit Risks

The Company is subject to a concentration of credit risk from cash.

The Company’s cash account is held at a financial institution and is insured by the Federal Deposit Insurance Corporation, or FDIC, up to $250,000.

Derivative Liabilities

The Company assessed the classification of its derivative financial instruments as of June 30, 2021 and 2020, which consist of convertible instruments and rights to shares of the Company’s common stock and determined that such derivatives meet the criteria for liability classification under ASC 815.

ASC 815 generally provides three criteria that, if met, require companies to bifurcate conversion options from their host instruments and account for them as free standing derivative financial instruments. These three criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under otherwise applicable generally accepted accounting principles with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument subject to the requirements of ASC 815. ASC 815 also provides an exception to this rule when the host instrument is deemed to be conventional, as described.

F-26

VISIUM TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2021 AND 2020

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

The Company uses judgment in determining the fair value of derivative liabilities at the date of issuance and at every balance sheet thereafter and in determining which valuation method is most appropriate for the instrument, the expected volatility, the implied risk-free interest rate, as well as the expected dividend rate, if any. The Company recorded a derivative liability as of June 30, 2021 of $184,381.

Fair Value of Financial Instruments

The Company accounts for assets and liabilities measured at fair value on a recurring basis, in accordance with ASC Topic 820, Fair Value Measurements and Disclosures, or ASC 820. ASC 820 establishes a common definition for fair value to be applied to existing generally accepted accounting principles that require the use of fair value measurements, establishes a framework for measuring fair value, and expands disclosure about such fair value measurements.

ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Additionally, ASC 820 requires the use of valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. These inputs are prioritized below:

Level 1:	Observable inputs such as quoted market prices in active markets for identical assets or liabilities.

Level 2:	Observable market-based inputs or unobservable inputs that are corroborated by market data.

Level 3:	Unobservable inputs for which there is little or no market data, which require the use of the reporting entity’s own assumptions.

Additional Disclosures Regarding Fair Value Measurements

The carrying value of cash, accounts payable and accrued expenses, accrued compensation, notes payable and convertible promissory notes payable, approximate their fair value due to the short maturity of these items or the use of market interest rates.

Convertible Instruments

The Company accounts for convertible instruments (when it has determined that the embedded conversion options should not be bifurcated from their host instruments) in accordance with ASC 470-20, Debt with Conversion and Other Options. Accordingly, the Company records, when necessary, discounts to convertible notes for the intrinsic value of conversion options embedded in debt instruments based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note. Debt discounts under these arrangements are amortized over the term of the related debt to their earliest date of redemption. The Company also records deemed dividends for the intrinsic value of conversion options embedded in preferred shares based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note.

ASC 815-40, Contracts in Entity’s own Equity, generally provides that, among other things, if an event is not within the entity’s control, such contract could require net cash settlement and shall be classified as an asset or a liability.

The Company determines whether the instruments issued in the transactions are considered indexed to the Company’s own stock. During fiscal years 2014 through 2020 the Company’s issued convertible securities with variable conversion provisions that resulted in derivative liabilities. See discussion above under derivative liabilities that resulted in a change in derivative liability accounting.

F-27

VISIUM TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2021 AND 2020

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Revenue Recognition

All revenues are recorded in accordance with ASC 606, which is recognized when: (i) a contract with a client has been identified, (ii) the performance obligation(s) in the contract have been identified, (iii) the transaction price has been determined, (iv) the transaction price has been allocated to each performance obligation in the contract, and (v) the Company has satisfied the applicable performance obligation over time.

Income Taxes

The Company accounts for income taxes pursuant to the provisions of ASC 740-10, “Accounting for Income Taxes,” which requires, among other things, an asset and liability approach to calculating deferred income taxes. The asset and liability approach requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of assets and liabilities. A valuation allowance is provided to offset any net deferred tax assets for which management believes it is more likely than not that the net deferred asset will not be realized.

The Company follows the provisions of ASC 740-10, “Accounting for Uncertain Income Tax Positions”. When tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. In accordance with the guidance of ASC 740-10, the benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above should be reflected as a liability for uncertain tax benefits in the accompanying balance sheet along with any associated interest and penalties that would be payable to the taxing authorities upon examination. The Company believes its tax positions are all highly certain of being upheld upon examination. As such, the Company has not recorded a liability for uncertain tax benefits.

The Company has adopted ASC 740-10-25, “Definition of Settlement”, which provides guidance on how an entity should determine whether a tax position is effectively settled for the purpose of recognizing previously unrecognized tax benefits and provides that a tax position can be effectively settled upon the completion of an examination by a taxing authority without being legally extinguished. For tax positions considered effectively settled, an entity would recognize the full amount of tax benefit, even if the tax position is not considered more likely than not to be sustained based solely on the basis of its technical merits and the statute of limitations remains open. As of June 30, 2021, the Company had not filed tax returns for the tax years ending June 30, 2008 through 2020 and such returns, when filed, potentially will be subject to audit by the taxing authorities for a minimum of three years beyond the filing date under the three-year statute of limitations. The Company has not accrued any potential tax penalties associated with not filing these tax returns. Due to recurring losses, management believes such potential tax penalties, if any, would not be material in amount.

Share-Based Payments

The Company accounts for stock-based compensation in accordance with ASU 2020-07, Compensation – Stock Compensation (Topic 718). This update is intended to reduce cost and complexity and to improve financial reporting for share-based payments issued to non-employees (for example, service providers, external legal counsel, suppliers, etc.). The ASU expands the scope of Topic 718, Compensation—Stock Compensation, which currently only includes share-based payments issued to employees, to also include share-based payments issued to non-employees for goods and services. Consequently, the accounting for share-based payments to non-employees and employees is substantially aligned.

Under ASC Topic 718, “Compensation - Stock Compensation”. Under the fair value recognition provisions of this topic, stock-based compensation cost is measured at the grant date based on the fair value of the award and is recognized as an expense on a straight-line basis over the requisite service period, which is the vesting period.

The Company has elected to use the Cox, Ross & Rubinstein Binomial Tree valuation model to estimate the fair value of its options, which incorporates various subjective assumptions including volatility, risk-free interest rate, expected life, and dividend yield to calculate the fair value of stock option awards. Compensation expense recognized in the statements of operations is based on awards ultimately expected to vest and reflects estimated forfeitures. ASC 718 requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates.

Segment Reporting

The Company operates in one business segment which technologies are focused on cybersecurity.

F-28

VISIUM TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2021 AND 2020

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Recent Accounting Pronouncements

All new accounting pronouncements issued but not yet effective are not expected to have a material impact on our results of operations, cash flows or financial position. There have been no new accounting pronouncements not yet effective that have significance to our consolidated financial statements.

Basic and Diluted Earnings Per Share

Basic earnings per share are calculated by dividing income available to stockholders by the weighted-average number of shares of Common Stock outstanding during each period. Diluted earnings per share are computed using the weighted average number of shares of Common Stock and the dilutive Common Stock share equivalents outstanding during the period. Dilutive Common Stock share equivalents consist of shares issuable upon the exercise of in-the-money stock options and warrants (calculated using the modified-treasury stock method) and conversion of other securities such as convertible debt or convertible preferred stock. Potential common shares includable in the computation of fully diluted per-share results are not presented in the financial statements for the year ended June 30, 2021 and 2020 as their effect would be anti-dilutive. Potential common shares that would be as follows:

	For the Years ended June 30,
	2021	2020
Weighted average common shares outstanding	1,977,488,957	312,626,670
Effect of dilutive securities-when applicable:
Convertible promissory notes	142,079,692	1,014,701,330
Preferred Stock	13,996,767	13,996,767
Warrants	12,165,260	500,000
Fully diluted earnings per share—adjusted weighted-average shares and assumed conversions	2,145,730,676	1,341,824,767

F-29

VISIUM TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2021 AND 2020

NOTE 3: PREPAID LICENSE FEE

In April 2021, the Company entered into two-year software license agreement to enable product development. The license fee is prepaid annually at a rate of $70,000 annually. The prepaid license fee is amortized on a straight line basis over the term of the license agreement, and is included in Development expense in our Statement of Operations.

NOTE 4: DERIVATIVE LIABILITY

Derivative liability - warrants

The Company issued warrants in connection with convertible notes payable which were issued in January, February, and June 2021. These warrants have price protection provisions that allow for the reduction in the exercise price of the warrants in the event the Company subsequently issues stock or securities convertible into stock at a price lower than the stated conversion for each warrant, ranging from $0.0055 to $0.02 per share exercise price of the warrants. Simultaneously with any reduction to the exercise price, the number of shares of common stock that may be purchased upon exercise of each of these warrants shall be increased or decreased proportionately, so that after such adjustment the aggregate exercise price payable for the adjusted number of warrants shall be the same as the aggregate exercise price in effect immediately prior to such adjustment. Because it is indeterminate whether there is a sufficient number of authorized and unissued shares exists at the assessment date, the Company calculates a derivative liability associated with the warrants in accordance with FASB ASC Topic 815-40-25.

Accounting for Derivative Warrant Liability

The Company’s derivative warrant instruments have been measured at fair value at June 30, 2021 using the Cox, Ross & Rubinstein Binomial Tree valuation model. The Company recognizes the derivative liability related to those warrants that contain price protection features in its consolidated balance sheet as liabilities. The liability is revalued at each reporting period and changes in fair value are recognized currently in the consolidated statements of operations. The initial recognition and subsequent changes in fair value of the derivative warrant liability have no effect on the Company’s cash flows.

Derivative liability – convertible notes

The Company has certain convertible notes with variable price conversion terms. Upon the issuance of these convertible notes and as a consequence of their conversion features, the convertible notes give rise to derivative liabilities. The Company’s derivative liabilities related to its convertible notes payable have been measured at fair value at June 30, 2021 and June 30, 2020 using the Cox, Ross & Rubinstein Binomial Tree valuation model.

The revaluation of the warrants and convertible debt at each reporting period, as well as the charges associated with issuing additional convertible notes, and warrants with price protection features, resulted in the recognition of a gain of $1,844,460 and $385,367 for the years ended June 30, 2021 and 2020, respectively in the Company’s consolidated statements of operations, under the caption “Gain in change of fair value of derivative liability”. The fair value of the warrants at June 30, 2021 and June 30, 2020 was $69,334 and 250, respectively. The fair value of the derivative liability related to the convertible debt at June 30, 2021 and June 30, 2020 is $115,047 and $438,303, respectively, which is reported on the consolidated balance sheet under the caption “Derivative liability”.

The Company has determined its derivative liability to be a Level 3 fair value measurement. The significant assumptions used in the Cox, Ross & Rubinstein Binomial Tree valuation of the derivative are as follows:

	Year Ended June 30,
	2021	2020
Effective exercise price	$0.00361 – $0.02	$0.00032 – $0.00091
Effective market price	$0.006	$0.0008
Expected volatility	96.4% to 304.0%	323.22% to 335.47%
Risk-free interest	0.05% - 0.25%	0.05%
Expected terms	60 - 711 days	60 - 559 days
Expected dividend rate	0%	0%

F-30

VISIUM TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2021 AND 2020

NOTE 5: CONVERTIBLE NOTES PAYABLE AND NOTE PAYABLE

Convertible Notes Payable

At June 30, 2021 and June 30, 2020 convertible debentures consisted of the following:

	June 30,
	2021	2020
Convertible notes payable	$1,205,228	$852,962
Discount on convertible notes	(396,033)	-
Convertible notes, net	809,195	852,962

Convertible notes payable to ASC Recap	147,965	147,965
Total	$957,160	$1,000,927

The Company had convertible promissory notes aggregating approximately $957,000 and $1.1 million at June 30, 2021 and June 30, 2020, respectively. The related accrued interest amounted to approximately $162,765 and $503,068 at June 30, 2021 and June 30, 2020, respectively. The convertible notes payable bear interest at rates ranging from 0% to 18% per annum. The convertible notes are generally convertible, at the holders’ option, at rates ranging from $0.00361 to $22,500 (as a result of two reverse stock splits) per share. At June 30, 2021, $324,009 of convertible promissory notes had matured, are in default and remain unpaid. There is no provision in the note agreements for adjustments to the interest rates on these notes in the event of default.

In June 2021, the Company obtained a legal opinion to extinguish aged debt totaling $787,272 as detailed in the following table. Each of the individual debt instruments were determined to be beyond the statute of limitations and it was determined that the Company has a complete defense to liability related to this debt under the applicable statute of limitations.

Accrued interest expense	$385,803
Convertible notes payable	401,469
$787,272

On July 22, 2013 and May 6, 2014, the Company issued to ASC Recap LLC (“ASC”) two convertible promissory notes with principal amounts of $25,000 and $125,000, respectively. These two notes were issued as a fee for services under a 3(a)10 transaction. While the Company continues to carry the balance of these notes on its balance sheet, management is disputing the notes and does not believe that the balances of these notes are owed (see Note 12). The July 22, 2013 note matured on March 31, 2014 and a balance of $22,965 remains unpaid. The May 6, 2014 note matured on May 6, 2016 and remains unpaid. The notes are convertible into the common stock of the Company at any time at a conversion price equal to (i) 50% of the lowest closing bid price of our common stock for the twenty days prior to conversion or (ii) fixed price of $0.15 or $0.30 per share.

For the year ended June 30, 2021, the following summarizes the conversion of debt for common shares:

		Amount			Adjustment		Conversion
	Shares	Converted		Conversion	to		Price
Name	Issued	Principal	Interest	Expense	Fair Value	Total	Per Share
FirstFire Global Opportunities Fund LLC	49,000,000	$14,725	$-	$1,200	$18,375	$34,300	$0.0003
Auctus Funds, LLC	414,144,160	74,928	3,603	4,500	177,005	260,036	0.0002
Labrys	61,399,000	77,203	18,000	1,500	-	97,603	0.0016
TOTAL	524,543,160	$166,856	$21,603	$7,200	$195,380	$391,039	$0.00037

F-31

VISIUM TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2021 AND 2020

Transactions

Convertible Notes Payable

On February 8, 2021, the Company issued a promissory note to Labrys Fund, LP in the principal amount of $500,000 for a purchase price of $475,000. Pursuant to the Purchase Agreement, the Company issued to the Investor a warrant to purchase 12,500,000 shares of the Company’s common stock as a condition to closing. The closing of the Purchase Agreement occurred on February 10, 2021, with the Purchase Price funded to the Company on such date.

The Note, which reflects a $25,000 original issuance discount, bears interest at 8% per year and matures on February 8, 2022. The Note includes an interim payment of $65,000, payable to the Investor on August 8, 2021. The Company has the right to prepay the Note in full, including accrued but unpaid interest, without prepayment penalty provided an event of default, as defined therein, has not occurred. The Note is convertible into shares of the Company’s common stock at conversion price of $0.02 per share, subject to adjustment as provided therein.

The Warrant is exercisable for a term of two-years from the date of issuance, at an exercise price equal to $0.02 per share, subject to adjustment as provided therein. The Warrants provide for cashless exercise to the extent that the market price (as defined therein) of one share of the Company’s common stock is greater than the exercise price of the Warrant.

On January 12, 2021, the Company issued a promissory note to Labrys Fund, LP in the principal amount of $200,000 for a purchase price of $190,000. Pursuant to the Purchase Agreement, the Company issued to the Investor a warrant to purchase 22,172,949 shares of the Company’s common stock as a condition to closing. The closing of the Purchase Agreement occurred on January 14, 2021, with the Purchase Price funded to the Company on such date.

The Note, which reflects a $10,000 original issuance discount, bears interest at 8% per year and matures on January 12, 2022. The Note includes an interim payment of $26,000, payable to the Investor on July 12, 2021. The Company has the right to prepay the Note in full, including accrued but unpaid interest, without prepayment penalty provided an event of default, as defined therein, has not occurred. The Note is convertible into shares of the Company’s common stock at conversion price of $0.005 per share, subject to adjustment as provided therein.

The Warrant is exercisable for a term of two-years from the date of issuance, at an exercise price equal to 110% of the closing price of the Company’s common stock on the date of issuance, subject to adjustment as provided therein. The Warrants provide for cashless exercise to the extent that the market price (as defined therein) of one share of the Company’s common stock is greater than the exercise price of the Warrant.

On November 23, 2020, the Company issued a promissory note to Labrys Fund, LP in the principal amount of $150,000 for a purchase price of $135,000. Pursuant to the Purchase Agreement, the Company issued Labrys 90,000,000 shares of the Company’s common stock as a condition to closing.

The Note, which reflects a 10% original issuance discount, bears interest at 12% per year and matures on November 23, 2021. The Note includes an interim payment of $16,800, payable to the Investor payable within 90 calendar days from the issuance of the Note. The Company has the right to prepay the Note in full, including accrued but unpaid interest, without prepayment penalty provided an event of default, as defined therein, has not occurred. The Note is convertible into shares of the Company’s common stock at conversion price of $0.001575 per share, subject to adjustment as provided therein.

On June 17, 2021, the Company issued a promissory note to Labrys Fund, LP in the principal amount of $109,250 for a purchase price of $115,000.

The Note, which reflects a 5% original issuance discount, bears interest at 8% per year and matures on June 17, 2022. he Company has the right to prepay the Note in full, including accrued but unpaid interest, without prepayment penalty provided an event of default, as defined therein, has not occurred. The Note is convertible into shares of the Company’s common stock at conversion price of $0.006 per share, subject to adjustment as provided therein. The closing of the Purchase Agreement occurred on June 21, 2021.

Notes Payable

The Company had promissory notes aggregating $411,748 and $205,000 at June 30, 2021 and 2020, respectively. The related accrued interest amounted to approximately $203,384 and $175,000 at June 30, 2021 and June 30, 2020, respectively. The notes payable bear interest at rates ranging from 0% to 16% per annum and are payable monthly. Promissory notes totaling $205,000 that are outstanding as of June 30, 2021 have matured, are in default, and remain unpaid. There is no provision in the note agreements for adjustments to the interest rates on these notes in the event of default.

In October, 2020 the Company issued $ promissory notes totaling $225,000 to three accredited investors. The notes have a term of one year, and bear interest at 8%.

The Company recognized interest expense on promissory notes payable of approximately $28,400 and $16,000 during the fiscal years 2021 and 2020, respectively.

F-32

VISIUM TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2021 AND 2020

NOTE 6: ACCRUED INTEREST PAYABLE

Changes in accrued interest payable during the year ended June 30, 2021, is as follows:

Accrued interest payable at June 30, 2020	$677,857
Interest expense on notes payable for the year ended June, 2021	136,360
Write off of accrued interest	(385,803)
Payments of accrued interest	(40,662)
Conversion of accrued interest into common stock	(21,603)
Accrued interest payable at June 30, 2021	$366,149
Interest expense for the year ended June 30, 2021	$136,668
Amortization of debt discount	305,499
Total interest expense for the year ended June 30, 2021	$442,167

NOTE 7: STOCKHOLDERS’ DEFICIT

Common Stock

At June 30, 2021, the Company had 10,000,000,000 authorized common shares. At June 30, 2021, the Company has 3,098,271,081 common shares issued of which 2,946,271,108 were outstanding, which is net of 152,666,659 unvested shares issued for the restricted stock awards granted during the year. See Note 7.

Issuances of Common Stock During 2021

Convertible Notes Payable

During the fiscal year ended June 30, 2021 the Company issued 524,543,160 shares of its common stock related to the conversion of $188,460 of principal and accrued interest of its convertible notes payable, at an average contract conversion price of $0.00037 per share. The fair value of these conversions was $2,031,402.

F-33

VISIUM TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2021 AND 2020

Stock Based Compensation

During the fiscal year ended June 30, 2021 the Company issued 220,000,000 shares of its $0.0001 par value common stock as compensation to its directors and officers related to the vesting of restricted stock grants. The shares were valued at $2,809,000, or $0.0128 per share, based on the share price at the time of the transactions.

During the fiscal year ended June 30, 2021 we issued 56,666,670 shares of its common stock to consultants, as compensation. The shares were valued at $0.00625, the market price on the date of issuance for a total value of $354,000. The expense is included in general and administrative expenses and was recognized on the date the stock was issued or vested.

Issuances of Common Stock During the Year ended June 30, 2020

Convertible Notes Payable

During the fiscal year ended June 30, 2020 the Company issued 954,210,518 shares of its common stock related to the conversion of $333,220 of principal and accrued interest of its convertible notes payable, at an average contract conversion price of $0.00041 per share. The fair value of these conversions was $1,059,572, resulting in a net loss of $593,907.

Stock Based Compensation

During the fiscal year ended June 30, 2020 the Company issued 348,000,000 shares of its $0.0001 par value common stock as compensation to its directors and officers related to the vesting of restricted stock grants. The shares were valued at $148,000, or $0.00043 per share, based on the share price at the time of the transactions.

During the fiscal year ended June 30, 2020 we issued 199,850,000 shares of its common stock to consultants, as compensation. The shares were valued at $0.001, the market price on the date of issuance for a total value of $198,735. The expense is included in general and administrative expenses and was recognized on the date the stock was issued or vested.

Common Stock Warrants

In January and February 2021, we issued 39,370,677 warrants with a two year life, and fixed exercise prices ranging from $0.0055 to $0.02 per share. An additional 9,239,130 warrant shares were issued due to repricing certain warrants with a $0.02 exercise price to a $0.0115 exercise price.

In January 2019 we issued 500,000 warrants with a three year life and a conversion price of $0.15 per share. These warrants had price protection provisions that allow for the reduction in the current exercise price upon the occurrence of certain events, including the Company’s issuance of common stock or securities convertible into or exercisable for common stock, such as options and warrants, at a price per share less than the exercise price then in effect. For instance, if the Company issues shares of its common stock or options exercisable for or securities convertible into common stock at an effective price per share of common stock less than the exercise price then in effect, the exercise price will be reduced to the effective price of the new issuance. Simultaneously with any reduction to the exercise price, the number of shares of common stock that may be purchased upon exercise of each of these warrants shall be increased proportionately, so that after such adjustment the aggregate exercise price payable for the adjusted number of warrants shall be the same as the aggregate exercise price in effect immediately prior to such adjustment.

The holders of the warrants issued in 2019 exercised all of their warrants on a cashless basis, during the three months ended December 31, 2020. Due to the price protection features of these warrants, the Company issued 374,500,000 warrant shares to these warrant holders.

A summary of the status of the Company’s outstanding common stock warrants as of June 30, 2021 and changes during the fiscal year ending on that date is as follows:

	Number of	Weighted Average
	Warrants	Exercise Price
Common Stock Warrants
Balance at beginning of year	500,000	$0.15
Granted	46,838,209	$0.011
Granted due to repricing	347,761,534	0.0002
Exercised	(375,934,483)	0.0002
Forfeited	(7,000,000)	0.0002
Balance at end of period	12,165,260	$0.011

Warrants exercisable at end of period	12,165,260	$0.011

Weighted average fair value of warrants granted due to repricing during the period		$72,992

Preferred Stock

Series A, B, and AA issued and outstanding shares of the Company’s convertible preferred stock have a par value of $0.001. All classes rank(ed) prior to any class or series of the Company’s common stock as to the distribution of assets upon liquidation, dissolution or winding up of the Company or as to the payment of dividends. All preferred stock shall have no voting rights except if the subject of such vote would reduce the amount payable to the holders of preferred stock upon liquidation or dissolution of the company and cancel and modify the conversion rights of the holders of preferred stock as defined in the certificate of designations of the respective series of preferred stock.

F-34

VISIUM TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2021 AND 2020

Series A Convertible Preferred Stock

The Series A Preferred Stock has a stated value of $750 per share. Each one share of Series A Preferred Stock is convertible into one (1) share of Common Stock. In the event the Common Stock price per share is lower than $0.10 (ten cents) per share then the Conversion shall be set at $0.035 per share. The Common Stock shares are governed by Lock-Up/Leak-Out Agreements.

Series B Convertible Preferred Stock

Thirty million (30,000,000) shares of preferred stock were designated as a new Series B Preferred stock in April 2016. This new Series B Preferred Stock has a $0.001 par value, and each 300 shares is convertible into one share of the Company’s common stock, with a stated value of $375 per share.

Series AA Convertible Preferred Stock

In March 2019, the Company authorized and issued one (1) share of Series AA convertible preferred stock which provides for the holder to vote on all matters as a class with the holders of Common Stock and each share of Series AA Convertible Preferred Stock shall be entitled to 51% of the common votes on any matters requiring a shareholder vote of the Company. Each one share of Series AA Convertible Preferred Stock is convertible into one (1) share of Common Stock. Mark Lucky, our Chief Executive Officer, is the holder of the one (1) share of Series AA Convertible Preferred Stock.

F-35

VISIUM TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2021 AND 2020

NOTE 8 - STOCK-BASED COMPENSATION

The Company adopted an Incentive Stock Plan on April 18, 2021. This plan is intended to provide incentives which will attract and retain highly competent persons at all levels as employees of the Company, as well as independent contractors providing consulting or advisory services to the Company, by providing them opportunities to acquire the Company’s common stock or to receive monetary payments based on the value of such shares pursuant to Awards issued. While the plan terminates 10 years after the adoption date, issued options have their own schedule of termination. Options to acquire shares of common stock may be granted at no less than fair market value on the date of grant. Upon exercise, shares of new common stock are issued by the Company.

Under the 2021 Stock Incentive Plan, the Company has issued options to purchase 16 million shares at an average price of $0.015 with a fair value of $0.00. For the years ended June 30, 2021 and 2020, the Company issued options to purchase 16 million and 0 shares, respectively. Upon exercise, shares of new common stock are issued by the Company.

For the years ended June 30, 2021 and 2020, the Company recognized an expense of approximately $18,554 and $0, respectively, of non-cash compensation expense (included in General and Administrative expense in the accompanying Consolidated Statement of Operations) determined by application of a binomial option pricing model with the following inputs: exercise price, dividend yields, risk-free interest rate, and expected annual volatility. As of June 30, 2021, the Company had approximately $143,141 of unrecognized pre-tax non-cash compensation expense, which the Company expects to recognize, based on a weighted-average period of 0.83 years. The Company used straight-line amortization of compensation expense over the one-year requisite service or vesting period of the grant. The Company recognizes forfeitures as they occur. There are options to purchase approximately 1,583,000 shares that have vested as of June 30, 2021.

The Company uses a binomial option pricing model to estimate the fair value of its stock option awards and warrant issuances. The calculation of the fair value of the awards using the binomial option-pricing model is affected by the Company’s stock price on the date of grant as well as assumptions regarding the following:

	Year ended June 30,
	2021	2020
Expected volatility	369.76% - 496.27%	-%
Expected term	4 Years	-
Risk-free interest rate	0.76%-0.84%	-%
Forfeiture Rate	0.00%	-%
Expected dividend yield	0.00%	-%

The expected volatility was determined with reference to the historical volatility of the Company’s stock. The Company uses historical data to estimate option exercise and employee termination within the valuation model. The expected term of options granted represents the period of time that options granted are expected to be outstanding. The risk-free interest rate for periods within the contractual life of the option is based on the U.S. Treasury rate in effect at the time of grant.

A summary of the status of the Company’s outstanding stock options as of June 30, 2021 and 2020 and changes during the periods ending on that date is as follows:

		Weighted Average			Weighted
		Exercise	Grant Date Fair	Aggregate Intrinsic	Average Remaining
	Shares	Price	Value	Value	Term (Yrs)
Options
At June 30, 2020	-	$-	$-	$0
Granted	16,000,000	0.015	-	0	4.96
Exercised	-	-	-	-
Forfeiture and cancelled	-	-
At June 30, 2021	16,000,000	$0.015	$-	$0	4.96

F-36

VISIUM TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2021 AND 2020

The following table summarizes information about employee stock options outstanding at June 30, 2021:

	Outstanding Options			Vested Options
	Number			Number
	Outstanding	Weighted	Weighted	Exercisable	Weighted	Weighted
	at	Averaged	Averaged	at	Averaged	Averaged
	June 30,	Remaining	Exercise	June 30,	Exercise	Remaining
Range of Exercise Price	2020	Life	Price	2020	Price	Life
$0.01	8,000,000	5.00	$0.01	1,333,333	$0.01	5.00
$0.02	8,000,000	4.92	$0.02	250,000	$0.02	4.92
Outstanding options	16,000,000	4.96	$0.015	1,583,333	$0.015	4.96

As of June 30, 2021, the Company had approximately $143,141 of unrecognized pre-tax non-cash compensation expense, which the Company expects to recognize, based on a weighted-average period of 0.96 years.

Restricted Stock Awards

Restricted stock awards are awards of common stock that are subject to restrictions on transfer and to a risk of forfeiture if the holder leaves the Company before the restrictions lapse. The holder of a restricted stock award is generally entitled at all times on and after the date of issuance of the restricted shares to exercise the rights of a shareholder of the Company, including the right to vote the shares. The value of stock awards that vest over time was established by the market price on the date of its grant.

A summary of the Company’s restricted stock activity for the year ended June 30, 2021 and 2020 is presented in the following table:

	For the Year ended
	June 30, 2021		June 30, 2020
		Weighted		Weighted
		Average		Average
		Grant Date		Grant Date
	Shares	Fair Value	Shares	Fair Value
Unvested at beginning of period	666,659	$0.06	3,544,447	$0.06
Granted	198,000,000	$0.0115	-	$-
Forfeited	-	-	(1,227,788)	0.06
Vested	(66,666,659)	$0.0115	(1,650,000)	$0.06
Unvested at end of period	132,000,000	$0.0115	666,659	$0.06

Unrecognized compensation expense related to outstanding restricted stock awards to consultants as of June 30, 2021 was $1,518,000 and is expected to be recognized over a weighted average period of 0.75 years.

NOTE 9: INCOME TAXES

The Company has not filed its corporate tax returns since fiscal 2007.

Due to recurring losses, the Company’s tax provision for the years ended June 30 2021 and 2020 was $0.

The difference between the effective income tax rate and the applicable statutory federal income tax rate is summarized as follows:

	2021	2020
Statutory federal rate	(21.7)%	(21.0)%
State income tax rate, net of federal benefit	(3.6)%	(3.6)%
Permanent differences, including stock-based compensation	8.6%	8.6%
Change in valuation allowance	16.7%	16.0%
Effective tax rate	0.0%	0.0%

At June 30, 2021 and 2020 the Company’s deferred tax assets were as follows:

	June 30, 2021	June 30, 2020
Tax benefit of net operating loss carry forward	$7,245,000	$7,047,000
Intangible	-	-
Total deferred tax assets	7,245,000	7,047,000

Less: valuation allowance	(7,245,000)	(7,047,000)
Net deferred tax assets	$-	$-

As of June 30, 2020, the Company had unused net operating loss carry forwards of approximately $34.5 million available to reduce future federal taxable income. Net operating loss carryforwards expire through fiscal years ending 2039. Internal Revenue Code Section 382 places a limitation on the amount of taxable income that can be offset by carryforwards after a change in control (generally a greater than 50% change in ownership).

F-37

VISIUM TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2021 AND 2020

NOTE 9: INCOME TAXES, continued

The Company’s ability to offset future taxable income, if any, with tax net operating loss carryforwards may be limited due to the non-filing of tax returns and the impact of the statute of limitations on the Company’s ability to claim such benefits. Furthermore, changes in ownership may result in limitations under Internal Revenue Code Section 382. Due to these limitations, and other considerations, management has established full valuation allowances on deferred tax assets relating to net operating loss carryforward, as the realization of any future benefits from these assets is uncertain.

The Company’s valuation allowance at June 30, 2021 and 2020 was $7,245,000 and $7,047,000, respectively. The change in the valuation allowance during the year ended June 30, 2020 was an increase of approximately $198,000. The change in the valuation allowance during the year ended June 30, 2020 was a decrease of $943,000. Effective December 22, 2018 a new tax bill was signed into law that reduced the federal income tax rate for corporations from 35% to 21.7% for the year ended June 30, 2020. Going forward the blended rate will be 25.4% for future years.

NOTE 10: RELATED PARTY TRANSACTIONS

Equity transactions with related parties are described in Note 7.

From time to time we have borrowed operating funds from Mr. Mark Lucky, our Chief Executive Officer and from certain Directors, for working capital. The advances were payable upon demand and were interest free. During year ended June 30, 2021 Mr. Lucky advanced $40,340 to the Company. $0 in advances remain outstanding as of June 30, 2021. Mr. Lucky is owed $1,451 for out-of-pocket expenses as of June 30, 2021, which is included on the balance sheet in Accounts payable and accrued expenses.

NOTE 11: COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company operates virtually, with no office space rented. The Company has no future minimum annual payments under non-cancelable operating leases at June 30, 2021.

F-38

VISIUM TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2021 AND 2020

NOTE 11: COMMITMENTS AND CONTINGENCIES, continued

Contingencies

The Company accounts for contingent liabilities in accordance with Accounting Standards Codification (“ASC”) Topic 450, Contingencies. This guidance requires management to assess potential contingent liabilities that may exist as of the date of the financial statements to determine the probability and amount of loss that may have occurred, which inherently involves an exercise of judgment. If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed. For loss contingencies considered remote, no accrual or disclosures are generally made. Management has assessed potential contingent liabilities as of June 30, 2021, and based on the assessment there are no probable loss contingencies requiring accrual or disclosures within its financial statements.

License Contingent Consideration

Our license agreements with the sellers of Threat Surface Solutions Group, LLC includes a provision for a royalty payment based on ten percent (10%) of sales generated by Threat Surface Solutions Group beginning on the Agreement Date and ending on October 12, 2021, capped at a maximum royalty of $2,500,000. As of June 30, 2021, we have not generated any revenue related to these license agreements.

Our license agreements with George Mason University and The MITRE Corporation include provisions for a royalty payment on revenues collected of 5% and 6%, respectively. As of June 30, 2021, we have not generated any revenue related to these license agreements.

Legal Claims

In July 2018 the Company was named as the defendant in a legal proceeding brought by Tarpon Bay Partners LLC (the “Plaintiff”) in the Judicial District Court of Danbury, Connecticut. Plaintiff asserts that the Company failed to convert two convertible notes held by Plaintiff. The Company is vigorously contesting this claim. There are no other proceedings in which any of our directors, officers or affiliates, or any registered or beneficial stockholder, is an adverse party or has a material interest adverse to our interest.

In January 2021 the Company won a dismissal of an involuntary bankruptcy petition that was filed against the Company in the Southern District Court of Florida on December 30, 2020, which had been brought by three parties, (i) Tarpon Bay Partners LLC, (ii) J.P. Carey Enterprises Inc., and (iii) Anvil Financial Mgmt LLC (collectively the "Petitioning Creditors").

The Court ruled in the Company's favor, dismissing the involuntary bankruptcy petition and allowing the Company to file a motion with the Court seeking compensatory and punitive damages. In addition, Visium plans to file an affidavit of fees and costs incurred in connection with Visium's defense of the Involuntary Petition.

In March 2021 the Company filed a Complaint for Damages and Other Relief against Tarpon Bay Partners, LLC, a Florida limited liability company; J.P. Carey Enterprises, Inc., a Florida profit corporation; Anvil Financial Management, LLC, a Florida limited liability company; Stephen Hicks, an individual; Joseph C Canouse, an individual; Jeffrey M. Canouse, an individual; Paul A. Rachmuth, an individual; and Litt Law Group, LLC, a New York Limited Liability Company (collectively the “Defendants”) related to the involuntary bankruptcy petition. The Company is seeking damages from the Defendants for reasonable attorneys’ fees and costs, as well as compensatory, consequential special and punitive damages.

The Company is subject to litigation, claims, investigations, and audits arising from time to time in the ordinary course of business. Although legal proceedings are inherently unpredictable, the Company believes that it has valid defenses with respect to any matters currently pending against the Company and intends to defend itself vigorously. The outcome of these matters, individually and in the aggregate, is not expected to have a material impact on the Company’s cash flows, results of operations, or financial position.

F-39

VISIUM TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2021 AND 2020

Note 12 – Fair Value Measurement

Fair value measurements

At June 30, 2021 and 2020, the fair value of derivative liabilities is estimated using the Cox, Ross & Rubinstein Binomial Tree valuation model using inputs that include the expected volatility, the implied risk-free interest rate, as well as the expected dividend rate. The derivative liabilities are the only Level 3 fair value measures.

At June 30, 2021, the estimated fair values of the liabilities measured on a recurring basis are as follows:

	Fair Value Measurements at
	June 30, 2021:
	(Level 1)	(Level 2)	(Level 3)
Derivative liability – Convertible notes			115,047
Derivative liability – Warrants	$-	$-	$69,334
Total derivative liability	$-	$-	$184,381

NOTE 13: SUBSEQUENT EVENTS

In the quarter ended September 30 2021, our consultants vested 31,500,000 shares of our $0.0001 par value common stock, valued at $362,250, or at an average price per share of $0.0115.

In the quarter ended September 30 2021our directors and officers vested 30,000,000 shares of our $0.0001 par value common stock, valued at $345,000, or at an average price per share of $0.0115.

In July 2021 the Company issued 198,046,241 shares of its $0.0001 par value common stock upon the conversion of principal and interest of $807,930 of its outstanding convertible notes, valued at $0.0042 per share.

In July 2021 the Company issued 6,587,229 shares of its $0.0001 par value common stock upon the cashless exercise of a common stock warrant.

In September 2021 the Company entered into two securities purchase agreement (the “Purchase Agreements”) with a single institutional investor (the “Purchaser”) resulting in the raise of $1,500,000 in gross proceeds to the Company. Pursuant to the terms of the Purchase Agreements, the Company agreed to sell, in a registered director offering, an aggregate of 300,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) at a purchase price of $0.005 per Share (the “Offering”). The Offerings closed on September 15, 2021 and September 27, 2021, respectively.

In September 2021 the Company repaid the remaining outstanding convertible debt held by Labrys Funds, LP in the principal amount of $115,000, plus accrued interest.

F-40

        Common Stock

COMMON STOCK

PROSPECTUS

H.C. Wainwright & Co.

        , 2022

Through and including                         , 2022 (the 25th day after the date of this offering), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

38

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY RESALE PROSPECTUS	SUBJECT TO COMPLETION	DATED [•], 2022

Common Stock

VISIUM TECHNOLOGIES, INC.

     Shares of Common Stock of Visium Technologies, Inc.

This prospectus relates to the offer and resale of up to             shares of our common stock, par value $0.0001 per share, comprised of: (i)      shares of common stock issued to Talos Victory Fund, LLC (“Talos”); (ii)             shares of common stock issued to Mast Hill Fund, LP (“Mast Hill”); and (iii)            shares of common stock issued to FirstFire Global Opportunities Fund, LLC (“FirstFire Global”). Talos, Mast Hill and FirstFire Global are also sometimes collectively referred to in this prospectus as the “Selling Shareholders”.

Our common stock is currently quoted on the OTCPink market, operated by OTC Markets Group, Inc., under the symbol “VISM.” On March 11, 2022, the last quoted price of our common stock as reported on the OTCPink was $0.0029 per share. We have applied to list our common stock on the Nasdaq Capital Market under the symbol “VISM”.

The shares of common stock may be offered by the Selling Shareholders in negotiated transactions, at either prevailing market prices or negotiated prices. The Selling Shareholders in their discretion may also offer the shares of common stock from time to time in ordinary brokerage transactions in the OTCPink market, or if we are successful in our application to Nasdaq, in the Nasdaq marketplace or otherwise. The Selling Shareholders can offer all, some or none of their shares of common stock, thus we have no way of determining the number of shares of common stock they will hold after this offering. See our discussion in the “Selling Shareholders Plan of Distribution” section of this prospectus.

The Selling Shareholders and any brokers executing selling orders on behalf of the Selling Shareholders may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, and commissions received by a broker executing selling orders may be deemed to be underwriting commissions under the Securities Act.

These are speculative securities. See “Risk Factors” beginning on page 4 for the factors you should consider before buying shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus __________, 2022.

39

THE OFFERING

Securities offered by the Selling Shareholders	shares of common stock

Plan of Distribution

The shares of common stock may be offered by the Selling Shareholders in negotiated transactions, at either prevailing market prices or negotiated prices. The Selling Shareholders in their discretion may also offer the shares of common stock from time to time in ordinary brokerage transactions in the OTCPink market, or if we are successful in our application to Nasdaq, in the Nasdaq marketplace or otherwise. The Selling Shareholders can offer all, some or none of their shares of common stock, thus we have no way of determining the number of shares of common stock they will hold after this offering. See our discussion in the “Selling Shareholders Plan of Distribution” section of this prospectus.

Risk Factors

Investing in our securities is highly speculative and involves a high degree of risk. You should carefully consider the information set forth in the “Risk Factors” section beginning on page 4 before deciding to invest in our securities.

OTCPink trading symbol:	VISM

Proposed Nasdaq trading symbol:	We have applied to list our common stock on the Nasdaq Capital Market under the symbol “VISM.” No assurance can be given that our application will be approved

USE OF PROCEEDS

We will not receive any proceeds from the sale of common stock by the Selling Shareholders. All of the net proceeds from the sale of the Selling Shareholders common stock will go to the Selling Shareholders as described below in the sections entitled “Selling Shareholders” and “Selling Shareholders Plan of Distribution”. We have agreed to bear the expenses relating to the registration of the common stock for the Selling Shareholders.

SELLING SHAREHOLDERS

This prospectus relates to the offer and resale of up to              shares of our common stock, par value $0.0001 per share, issued to them pursuant to their respective securities purchase agreements. We are registering the shares in accordance with the terms of the securities purchase agreements, in order to permit the Selling Shareholders to offer the shares for resale from time to time.

The table below lists the Selling Shareholders and other information regarding the “beneficial ownership” of the shares of common stock by the Selling Shareholders. In accordance with Rule 13d-3 of the Exchange Act, “beneficial ownership” includes any shares of our common stock as to which the Selling Shareholders have sole or shared voting power or investment power and any shares of our common stock the Selling Shareholders have the right to acquire within 60 days.

40

Each Selling Shareholder may be deemed to be an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

The second column indicates the number of shares of common stock beneficially owned by the Selling Shareholders, based on its ownership as of [•], 2022. The second column also assumes the purchase of all shares of stock to be acquired under the maximum number of securities to be sold by the Company to the Selling Shareholders, without regard to any limitations on purchase described in this prospectus or in the securities purchase agreements.

The third column lists the shares of common stock being offered by this prospectus by the Selling Shareholders.

The Selling Shareholders can offer all, some or none of their shares of common stock, thus the number of shares of common stock they will hold after this offering is indeterminate. However, the fourth and fifth columns assume that the Selling Shareholders will sell all shares of common stock covered by this prospectus. See “Selling Shareholders Plan of Distribution.”

Selling Shareholder	Number of Shares Beneficially Owned Before Offering	Number of Shares Being Offered (1)	Maximum Number of Shares Beneficially Owned After Offering (2)	Percentage of Shares Beneficially Owned After Offering (%)
Talos Victory Fund, LLC (3)(4)			0	0
Mast Hill Fund, LP (5)(6)			0	0
FirstFire Global Opportunities Fund, LLC (7)(8)			0	0

________________________

(1)

Consists of 81,000,000 Commitment Shares of common stock and up to    Conversion Shares to be sold by Talos, Mast Hill, and FirstFire. The Conversion Shares have a conversion price of $ per share, equal to the price per share in the public offering described in the Public Offering Prospectus.

(2)	Assumes that all shares of the registered common stock are sold.
(3)

Mr. Thomas Silverman has the sole voting and dispositive control over the shares held by Talos Victory Fund, LLC. Consists of 27,000,000 Commitment Shares of common stock and up to    Conversion Shares to be sold by Talos. The Conversion Shares have a conversion price of $ per share, equal to the price per share in the public offering described in the Public Offering Prospectus.

(4)	Talos Victory Fund, LLC, 348 Cambridge Street #101, Woburn, MA 01801.
(5)

Mr. Patrick Hassani has the sole voting and dispositive control over the shares held by Mast Hill Fund, LP. Consists of 27,000,000 Commitment Shares of common stock and up to    Conversion Shares to be sold by Mast Hill. The Conversion Shares have a conversion price of $ per share, equal to the price per share in the public offering described in the Public Offering Prospectus.

(6)	Mast Hill Fund, LP, 48 Parker Road, Wellesley, MA 02482.
(7)

Mr. Eli Fireman has the sole voting and dispositive control over the shares held by FirstFire Global Opportunities Fund, LLC. Consists of 27,000,000 Commitment Shares of common stock and up to    Conversion Shares to be sold by FirstFire. The Conversion Shares have a conversion price of $ per share, equal to the price per share in the public offering described in the Public Offering Prospectus.

(8)	FirstFire Global Opportunities Fund, LLC, 1040 First Avenue, Suite 190, New York, NY 10022.

SELLING SHAREHOLDERS PLAN OF DISTRIBUTION

Each Selling Shareholder may sell all or a portion of the shares of common stock held by it and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the Selling Shareholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;
•	in the over-the-counter market;
•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;
•	through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

41

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	broker-dealers may agree with a selling security holder to sell a specified number of such shares at a stipulated price per share;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.

Each Selling Shareholder may also sell shares of common stock under Rule 144 promulgated under the Securities Act, if available, rather than under this prospectus. In addition, each Selling Shareholder may transfer the shares of common stock by other means not described in this prospectus. If a Selling Shareholder effects such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Shareholder or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, a Selling Shareholder may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. Each Selling Shareholder may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. Each Selling Shareholder may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

Each Selling Shareholder may pledge or grant a security interest in some or all of the warrants or shares of common stock owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of Selling Shareholders to include the pledgee, transferee or other successors in interest as Selling Shareholders under this prospectus. Each Selling Shareholder also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

To the extent required by the Securities Act and the rules and regulations thereunder, each Selling Shareholder and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Shareholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that the Selling Shareholders will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

The Selling Shareholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the Selling Shareholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

42

LEGAL MATTERS

The validity of the shares of common stock being offered by this prospectus has been passed upon for us by Lucosky Brookman LLP.

43

      Common Stock

COMMON STOCK

PROSPECTUS

          , 2022

Through and including                         , 2022 (the 25th day after the date of this offering), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

44

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, to be paid by the Registrant in connection with the issuance and distribution of the common stock being registered. All amounts other than the SEC registration fee and FINRA fee are estimates.

SEC Registration Fee	$

FINRA Filing Fee

Listing Fee		*

Printing and Engraving Expenses		*

Legal Fees and Expenses		*

Accounting Fees and Expenses		*

Transfer Agent Fees		*

Miscellaneous		*

Total	$	*

*        To be completed by amendment.

Item 14. Indemnification of Officers and Directors

The Florida Revised Statutes limits or eliminates the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors. Our Bylaws include provisions that require the company to indemnify our directors or officers against monetary damages for actions taken as a director or officer of our Company. We are also expressly authorized to carry directors’ and officers’ insurance to protect our directors, officers, employees and agents for certain liabilities. Our Articles of Incorporation do not contain any limiting language regarding director immunity from liability.

The limitation of liability and indemnification provisions under the Florida Revised Statutes and our Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. However, these provisions do not limit or eliminate our rights, or those of any stockholder, to seek non-monetary relief such as injunction or rescission in the event of a breach of a director’s fiduciary duties. Moreover, the provisions do not alter the liability of directors under the federal securities laws. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Item 15. Recent Sales of Unregistered Securities.

On February 23, 2022, pursuant to a securities purchase agreement, the Company issued to a certain investor 27,000,000 commitment shares of the Company’s common stock as a condition to closing. The issuance was exempt from registration under the Securities Act of 1933 in reliance on an exemption provided by Section 4(a)(2) of that act.

On February 7, 2022, pursuant to two separate securities purchase agreements, the Company issued to certain investors an aggregate 54,000,000 commitment shares of the Company’s common stock as a condition to closing. The issuance was exempt from registration under the Securities Act of 1933 in reliance on an exemption provided by Section 4(a)(2) of that act.

During the six months ended December 31, 2021 the Company issued 198,046,241 shares of its common stock related to the conversion of $831,048 of principal and accrued interest of its convertible notes payable, at an average contract conversion price of $0.0042 per share. The issuance was exempt from registration under the Securities Act of 1933 in reliance on an exemption provided by Section 4(2) of that act.

During the six months ended December 31, 2021 the Company issued 88,000,000 shares of its $0.0001 par value common stock to its officers and directors. The shares were valued at $818,000, or $0.009 per share.

During the six months ended December 31, 2021 the Company issued 81,166,663 shares of its $0.0001 par value common stock to five consultants, as compensation under five separate consulting agreements. The shares were valued at $729,334, or $0.009 per share.

During the six months ended December 31, 2021 the Company sold 300,000,000 shares of its $0.0001 par value common stock in exchange for $1,500,000. The stock was sold at an average share price of $0.005.

II-1

During the six months ended December 31, 2021 the Company issued 6,587,229 shares of its $0.0001 par value common stock pursuant to the cashless exercise of a common stock warrant.

The following sets forth information regarding all unregistered securities sold by us in transactions that were exempt from the requirements of the Securities Act in the last three years. Except where noted, all of the securities discussed in this Item 15 were issued in reliance on the exemption under Section 4(a)(2) of the Securities Act.

During the three months ending on September 30, 2021, the Company issued 20,960,217 shares of its common stock related to the conversion of $90,212.00 of principal and accrued interest of its convertible notes payable at an average contract conversion price of $0.0043 per share.

During the three months ending on September 30, 2021, the Company issued 483,333 shares of its $0.0001 par value common stock to two consultants as compensation under two separate consulting agreements. The shares were valued at $29,000.00, or $0.06 per share.

During the year ending on June 30, 2021, the Company issued 524,543,160 shares of its common stock related to the conversion of $188,460.00 of principal and accrued interest of its convertible notes payable at an average contract conversion price of $0.00037 per share. The fair value of the shares issued was $2,422,722.00.

During the three months ending on March 31, 2021, the Company issued 61,399,000 shares of its common stock related to the conversion of $95,203.00 of principal and accrued interest of its convertible notes payable at an average contract conversion price of $0.00155 per share.

During the three months ending on March 31, 2021, the Company issued 6,700,001 shares of its $0.0001 par value common stock to three consultants as compensation. The shares were valued at $86,750.00, or $0.013 per share.

During the three months ending on March 31, 2021, the Company issued 100,000,000 shares of its $0.0001 par value common stock to its directors and officers as compensation for services rendered. The shares were valued at $2,419,000.00, or $0.024 per share.

During the nine months ending on March 31, 2021, the Company issued 348,261,583 shares of its $0.0001 par value common stock pursuant to the cashless exercise of warrants. The warrant shares were valued at $211,411.00, or 0.00061 per share.

During the nine months ending on March 31, 2021, the Company issued 225,000,000 shares of its $0.0001 par value common stock to four investors as commitment shares pursuant to the issuance of promissory notes.

During the six months ending on December 31, 2020, the Company issued 463,144,160 shares of its common stock related to the conversion of $93,256.00 of principal and accrued interest of its convertible notes payable at an average contract conversion price of $0.00265 per share.

During the six months ending on December 31, 2020, the Company issued 30,400,000 shares of its $0.0001 par value common stock to three consultants as compensation. The shares were valued at $39,000.00, or $0.00128 per share.

During the six months ending on December 31, 2020, the Company issued 90,000,000 shares of its $0.0001 par value common stock to one of its directors as compensation for services rendered. The shares were valued at $45,000.00, or $0.0005 per share.

During the six months ending on December 31, 2020, the Company issued 348,261,583 shares of its $0.0001 par value common stock pursuant to the cashless exercise of warrants. The warrant shares were valued at $211,411.00, or 0.00061 per share.

During the six months ending on December 31, 2020, the Company issued 225,000,000 shares of its $0.0001 par value common stock to four investors as commitment shares pursuant to the issuance of promissory notes.

During the three months ending on September 30, 2020, the Company issued 20,960,217 shares of its common stock related to the conversion of $90,212.00 of principal and accrued interest of its convertible notes payable at an average contract conversion price of $0.0043 per share.

During the three months ending on September 30, 2020, the Company issued 483,333 shares of its $0.0001 par value common stock to two consultants as compensation under two separate consulting agreements. The shares were valued at $29,000.00, or $0.06 per share.

During the year ending on June 30, 2020, the Company issued 954,210,518 shares of its common stock related to the conversion of $333,219.00 of principal and accrued interest of its convertible notes payable at an average contract conversion price of $0.0004 per share. The fair value of the shares issued was $1,059,572.00, resulting in a loss on debt settlement of $593,907.00.

II-2

During the nine months ending on March 31, 2020, the Company issued 234,213,241 shares of its common stock related to the conversion of $223,679.00 of principal and accrued interest of its convertible notes payable at an average contract conversion price of $0.000954 per share. The fair value of these shares was $612,456.00.

During the nine months ending on March 31, 2020, the Company issued 19,650,000 shares of its $0.0001 par value common stock to five consultants as compensation. The shares were valued at $132,735.00, or $0.0068 per share.

During the nine months ending on March 31, 2020, the Company issued 28,000,000 shares of its $0.0001 par value common stock to one of its directors as compensation for services rendered. The shares were valued at $52,000.00, or $0.0019 per share.

During the six months ending on December 31, 2019, the Company issued 52,817,207 shares of its common stock related to the conversion of $304,877.00 of principal and accrued interest of its convertible notes payable at an average contract conversion price of $0.00249 per share.

During the six months ending on December 31, 2019, the Company issued 10,966,667 shares of its $0.0001 par value common stock to three consultants as compensation. The shares were valued at $93,000.00, or $0.00848 per share.

During the six months ending on December 31, 2019, the Company issued 8,000,000 shares of its $0.0001 par value common stock to one of its directors as compensation for services rendered. The shares were valued at $28,000.00, or $0.0035 per share.

During the three months ending on September 30, 2019, the Company issued 20,960,217 shares of its common stock related to the conversion of $90,212.00 of principal and accrued interest of its convertible notes payable at an average contract conversion price of $0.0043 per share.

During the three months ending on September 30, 2019, the Company issued 483,333 shares of its $0.0001 par value common stock to two consultants as compensation under two separate consulting agreements. The shares were valued at $29,000.00, or $0.06 per share.

During the fiscal year ending on June 30, 2019, we sold 2,505,000 shares of common stock valued at $250,501.00 to eleven accredited investors

During the fiscal year ending on June 30, 2019, we issued 1,985,327 shares of common stock related to the conversion of $201,055.00 of convertible notes and accrued interest to three accredited investors.

During the fiscal year ending on June 30, 2019, we issued 23,427,754 shares of common stock to our directors and officers as compensation. The shares were valued at $0.081, the market price on the date of issuance, for a total value of $1,901,500.00.

During the fiscal year ending on June 30, 2019, we issued 3,233,341 shares of common stock to consultants as compensation. The shares were valued at $0.054, the market price on the date of issuance, for a total value of $174,500.00.

During the quarter ending on March 31, 2019, the Company issued restricted share awards to its officers and directors for 13,000,000 shares of its $0.0001 par value common stock. The shares were valued at $585,000.00, or $0.045 per share.

During the quarter ending on March 31, 2019, the Company issued 1,300,000 restricted shares of its $0.0001 par value common stock to three consultants for services rendered. The shares were valued at $58,500.00, or $0.045 per share.

During the nine months ending on March 31, 2019, we issued 1,985,327 shares of common stock related to the conversion of $201,055.00 of convertible notes and accrued interest to three accredited investors.

On January 7, 2019, we issued a convertible note with a principal amount of $150,000.00 together with a warrant to purchase 250,000 shares of the Company’s common stock pursuant to a securities purchase agreement.

During the six months ending on December 31, 2018, we sold 2,505,000 shares of common stock valued at $250,500.00 to 11 accredited investors.

During the six months ending on December 31, 2018, we issued 1,985,327 shares of common stock related to the conversion of $201,055.00 of convertible notes and accrued interest to three accredited investors.

On December 28, 2018, we issued a convertible note with a principal amount of $150,000.00 together with a warrant to purchase 250,000 shares of the Company’s common stock pursuant to a securities purchase agreement.

II-3

Item 16. Exhibits and Financial Statement Schedules

Exhibits

We have filed the exhibits listed on the accompanying Exhibit Index of this registration statement and below in this Item 16:

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

2.1	Merger Agreement Between Jaguar Investments, Inc., Freight Rate, Inc., and Jag2 Corporation, incorporated by reference to the Current Report on Form 8-K filed on March 26, 2003.

2.2

Agreement and Plan of Merger by and among Fittipaldi Logistics, Inc., State Petroleum Acquisition Corp., and State Petroleum Distributors, Inc., incorporated by reference to the Current Report on Form 8-K filed on November 15, 2007.

2.3

Membership Interest Purchase Agreement by and among Threat Surface Solutions Group, LLC, Acquired Data Solutions, Inc., Ramparts, LLC, and Kevin Anderson, an Individual, and Visium Technologies, Inc., incorporated by reference to the Current Report on Form 8-K filed on July 27, 2019.

2.4

First Amendment to Membership Interest Purchase Agreement by and among Threat Surface Solutions Group LLC, Acquired Data Solutions, Inc., Ramparts, LLC, and Kevin Anderson, an Individual, and Visium Technologies, Inc., incorporated by reference to the Current Report on Form 8-K filed on January 10, 2019.

3.1	Articles of Incorporation of Jaguar Investments, Inc., incorporated by reference to the Registration Statement on Form 10-SB, as amended.

3.2	Certificate of Amendment to Articles of Incorporation, incorporated by reference to the definitive Schedule 14C Information Statement filed on February 2, 2001.

3.3	Certificate of Amendment to the Articles of Incorporation, incorporated by reference to the definitive Schedule 14C Information Statement filed on April 22, 2003.

3.4

Certificate of Voting Powers, Designations, Preferences, and Rights to Series B Convertible Preferred Stock, incorporated by reference to the Registration Statement on Form SB-2 filed on September 3, 2004.

3.5

Certificate of Voting Powers, Designations, Preferences, and Rights to Series C Convertible Preferred Stock, incorporated by reference to the Registration Statement on Form SB-2 filed on September 3, 2004.

3.6

Certificate of Voting Powers, Designations, Preferences, and Rights to Series Y Preferred Stock, incorporated by reference to the Annual Report on Form 10-K for the fiscal year ending on December 31, 2002.

3.7

Certificate of Correction of Certificate of Voting Powers, Designations, Preferences and Right to Series Y Preferred Stock, incorporated by reference to the Annual Report on Form 10-K for the fiscal year ending on December 31, 2002.

3.8

Certificate of Amendment to Articles of Incorporation Increasing Authorized Shares of Common Stock to 250,000,000 filed on August 13, 2004, incorporated by reference to the Preliminary Information Statement on Schedule 14C filed on July 8, 2004.

3.9

Certificate of Voting Powers, Designations, Preferences, and Rights to Preferred Stock of Series X Convertible Preferred Stock, incorporated by reference to the Annual Report on Form 10-K for the fiscal year ending on December 31, 2002.

3.10	Bylaws, incorporated by reference to the Registration Statement on Form 10-SB, as amended.

II-4

3.11	Amended Bylaws dated March 31, 2003, incorporated by reference to the Annual Report on Form 10-K for the fiscal year ending on December 31, 2002.

3.12

Certificate to Set Forth Designations, Preferences, and Rights to Series D Convertible Preferred Stock, incorporated by reference to the Annual Report on Form 10-K for the fiscal year ending on June 30, 2006, filed on October 13, 2006.

3.13	Certificate to Set Forth Designations, Preferences, and Rights to Series E Convertible Preferred Stock, incorporated by reference to the Annual Report on Form 10-KSB filed on October 15, 2007.

3.14	Certificate to Set Forth Designations, Preferences, and Rights to Series F Convertible Preferred Stock, incorporated by reference to the Annual Report on Form 10-KSB filed on October 15, 2007.

3.15	Certificate to Set Forth Designations, Preferences, and Rights to Series G Convertible Preferred Stock, incorporated by reference to the Annual Report on Form 10-KSB filed on October 15, 2007.

3.16	Certificate to Set Forth Designations, Preferences, and Rights to Series H Convertible Preferred Stock, incorporated by reference to the Annual Report on Form 10-KSB filed on October 15, 2007.

3.17	Certificate to Set Forth Designations, Preferences, and Rights to Series I Convertible Preferred Stock, incorporated by reference to the Annual Report on Form 10-KSB filed on October 15, 2007.

3.18	Certificate to Set Forth Designations, Preferences, and Rights to Series J Convertible Preferred Stock, incorporated by reference to the Registration Statement on Form 10-12G/A filed on June 14, 2013.

4.1

Form of Common Stock Purchase Warrant to Newbridge Securities Corporation for Business Advisory Agreement, incorporated by reference to the Registration Statement on Form SB-2 filed on September 3, 2004.

4.2	Form of 14.25% secured convertible debenture, incorporated by reference to the Registration Statement on Form 10-12G/A filed on June 14, 2013.

4.3

$100,000 principal amount promissory note pursuant to settlement agreement with Stokes Logistics Consulting, LLC, incorporated by reference to the Registration Statement on Form 10-12G/A filed on June 14, 2013.

4.4	$100,000 principal amount 8% secured convertible promissory note, incorporated by reference to the Registration Statement on Form 10-12G/A filed on June 14, 2013.

4.5

Letter of agreement dated February 8, 2008, evidencing $25,000 principal promissory note to Canberra Financial Services II, Inc., incorporated by reference to the Registration Statement on Form 10-12G/A filed on June 14, 2013.

4.6	$14,000 principal 12.5% promissory note for services, incorporated by reference to the Registration Statement on Form 10-12G/A filed on June 14, 2013.

4.7	Form of unsecured promissory note, incorporated by reference to the Registration Statement on Form 10-12G/A filed on June 14, 2013.

4.8	Form of non-plan option agreement, incorporated by reference to the Registration Statement on Form SB-2 filed on September 3, 2004.

4.9	Form of common stock purchase warrant, incorporated by reference to the Registration Statement on Form SB-2 filed on September 3, 2004.

4.10	Form of Common Stock Purchase Warrant re: 14.25% secured convertible debentures, incorporated by reference to the Registration Statement on Form SB-2 filed on September 3, 2004.

II-5

4.11

Form of Common Stock Purchase Warrant issued to Newbridge Securities Corporation as Placement Agent for 14.25% secured convertible debentures, incorporated by reference to the Registration Statement on Form SB-2 filed on September 3, 2004.

4.12	Form of Series C 10% unsecured convertible debenture, reserved.

4.13	Form of Warrant for Series C 10% unsecured convertible debenture offering, incorporated by reference to the Registration Statement on Form 10-12G/A filed on June 14, 2013.

4.14	Form of Series D 8% unsecured convertible debenture, incorporated by reference to the Registration Statement on Form 10-12G/A filed on June 14, 2013.

4.15	Form of 10% convertible debenture, incorporated by reference to the Registration Statement on Form 10-12G/A filed on June 14, 2013.

4.16	Form of Warrant for Series D 8% unsecured convertible debenture, incorporated by reference to Amendment 1 to the Registration Statement on Form SB-2 filed on May 5, 2006.

4.17	Articles of Merger between Power2Ship, Inc. and Fittipaldi Logistics, Inc., incorporated by reference to the Current Report on Form 8-K filed on October 24, 2006.

4.18	Form of Term Sheet for Purchase of Outstanding Debentures (Version 2), incorporated by reference to the Current Report on Form 8-K filed on July 25, 2007.

4.19	Form of Term Sheet for Purchase of Outstanding Debentures (Version 1), incorporated by reference to the Current Report on Form 8-K filed on July 25, 2007.

4.20	Form of Non-Plan Stock Option Agreement for Employees, incorporated by reference to the Annual Report on Form 10-KSB filed on October 15, 2007.

4.21	Form of Non-Plan Stock Options Agreement for Executives, incorporated by reference to the Annual Report on Form 10-KSB filed on October 15, 2007.

4.22	Articles of Merger between Fittipaldi Logistics, Inc. and Visium Technologies, Inc., incorporated by reference to the Current Report on Form 8-K filed on December 31, 2007.

4.23	$10,000 principal amount 12% convertible promissory note, incorporated by reference to the Registration Statement on Form 10-12G/A filed on June 14, 2013.

4.24	$5,000 principal amount 12% convertible promissory note, incorporated by reference to the Registration Statement on Form 10-12G/A filed on June 14, 2013.

4.25	$25,000 principal amount 12% convertible promissory note, incorporated by reference to the Registration Statement on Form 10-12G/A filed on June 14, 2013.

4.26	$25,000 principal amount 12% convertible promissory note, incorporated by reference to the Registration Statement on Form 10-12G/A filed on June 14, 2013.

4.27	$20,000 principal amount 12% convertible promissory note, incorporated by reference to the Registration Statement on Form 10-12G/A filed on June 14, 2013.

4.28	$20,000 principal amount 12% convertible promissory note, incorporated by reference to the Registration Statement on Form 10-12G/A filed on June 14, 2013.

4.29	$5,000 principal amount 12% convertible promissory note, incorporated by reference to the Registration Statement on Form 10-12G/A filed on June 14, 2013.

4.30	$20,000 principal amount 12% convertible promissory note, incorporated by reference to the Registration Statement on Form 10-12G/A filed on June 14, 2013.

II-6

4.31	$25,000 principal amount 12% convertible promissory note, incorporated by reference to the Registration Statement on Form 10-12G/A filed on June 14, 2013.

4.32	$25,000 principal amount 18% convertible promissory note, incorporated by reference to the Registration Statement on Form 10-12G/A filed on June 14, 2013.

4.33	$12,000 principal amount 12% convertible promissory note, incorporated by reference to the Registration Statement on Form 10-12G/A filed on June 14, 2013.

4.34	$10,000 principal amount 12% convertible promissory note, incorporated by reference to the Registration Statement on Form 10-12G/A filed on June 14, 2013.

4.35	$20,000 principal amount 12% convertible promissory note, incorporated by reference to the Registration Statement on Form 10-12G/A filed on June 14, 2013.

4.36	$18,000 principal 12.5% promissory note for services, incorporated by reference to the Registration Statement on Form 10-12G/A filed on June 14, 2013.

4.37	$30,000 principal amount 12% convertible promissory note, incorporated by reference to the Registration Statement on Form 10-12G/A filed on June 14, 2013.

4.38	$15,000 principal amount 12% convertible promissory note, incorporated by reference to the Registration Statement on Form 10-12G/A filed on June 14, 2013.

4.39	$10,000 principal amount 12% convertible promissory note, incorporated by reference to the Registration Statement on Form 10-12G/A filed on June 14, 2013.

4.40	$25,000 principal amount 18% convertible promissory note, incorporated by reference to the Registration Statement on Form 10-12G/A filed on June 14, 2013.

4.41	$25,000 principal amount 18% convertible promissory note, incorporated by reference to the Registration Statement on Form 10-12G/A filed on June 14, 2013.

4.42	$15,000 principal amount 12% convertible promissory note, incorporated by reference to the Registration Statement on Form 10-12G/A filed on June 14, 2013.

4.43	$25,000 principal amount 12% convertible promissory note, incorporated by reference to the Registration Statement on Form 10-12G/A filed on June 14, 2013.

4.44	$10,000 principal amount 12% convertible promissory note, incorporated by reference to the Registration Statement on Form 10-12G/A filed on June 14, 2013.

4.45	$25,000 principal amount 12% convertible promissory note, incorporated by reference to the Registration Statement on Form 10-12G/A filed on June 14, 2013.

4.46	$10,000 principal amount 12% convertible promissory note, incorporated by reference to the Registration Statement on Form 10-12G/A filed on June 14, 2013.

4.47	Form of Promissory Note issued to FirstFire Global Opportunities Fund, LLC, incorporated by reference to the Current Report on Form 8-K filed on January 10, 2019.

4.48	Form of Warrant issued to FirstFire Global Opportunities Fund, LLC, incorporated by reference to the Current Report on Form 8-K filed on January 10, 2019.

4.49	Form of Promissory Note issued to Auctus Fund, LLC, incorporated by reference to the Current Report on Form 8-K filed on January 16, 2019.

4.50	Form of Warrant issued to Auctus Fund, LLC, incorporated by reference to the Current Report on Form 8-K filed on January 16, 2019.

II-7

4.51	Form of Unsecured Promissory Note, incorporated by reference to the Current Report on Form 8-K filed on February 11, 2022.

4.52	Form of Unsecured Promissory Note by and between the Company and FirstFire Global Opportunities Fund, LLC, incorporated by reference to the Current Report on Form 8-K filed on March 4, 2022.

5.1**	Opinion of Lucosky Brookman LLP

10.1	Securities Purchase Agreement, incorporated by reference to the Current Report on Form 8-K filed on July 8, 2004.

10.2	Investor Registration Rights Agreement, incorporated by reference to the Current Report on Form 8-K filed on July 8, 2004.

10.3	2001 Employee Stock Compensation Plan, incorporated by reference to the definitive Schedule 14C Information Statement filed on February 2, 2001.

10.4	Employment Agreement with Richard Hersh, incorporated by reference to the Quarterly Report on Form 10-QSB for the period ending March 31, 2003.

10.5

Form of Intellectual Property Assignment Agreement between Power2Ship, Inc., and each of Richard Hersh, Michael J. Darden and John Urbanowicz, incorporated by reference to the Registration Statement on Form SB-2 filed on September 3, 2004.

10.6	Security Agreements for 14.25% secured convertible debentures, incorporated by reference to the Registration Statement on Form SB-2 filed on September 3, 2004.

10.7	Registration Rights Agreement for 14.25% secured convertible debentures, incorporated by reference to the Registration Statement on Form SB-2 filed on September 3, 2004.

10.8	Asset Purchase Agreement with GFC, Inc., incorporated by reference to the Current Report on Form 8-K/A filed on February 25, 2005.

10.9	Mutual Agreement with Commodity Express Transportation, Inc., incorporated by reference to the Current Report on Form 8-K filed on March 25, 2005.

10.10	Asset Purchase Agreement with GFC, Inc., incorporated by reference to the Current Report on Form 8-K filed on March 28, 2005.

10.11	Form of Unsecured Promissory Note, incorporated by reference to the Quarterly Report on Form 10-QSB for the period ending on December 31, 2004, filed on February 14, 2005.

10.12	Separation and Severance Agreement with Richard Hersh, incorporated by reference to the Annual Report on Form 10-K for the fiscal year ending on June 30, 2006, filed on October 13, 2006.

10.13	Consulting Agreement with Richard Hersh, incorporated by reference to the Annual Report on Form 10-K for the fiscal year ending on June 30, 2006, filed on October 13, 2006.

10.14

Consulting Agreement with David S. Brooks and S. Kevin Yates (as amended), incorporated by reference to the Annual Report on Form 10-K for the fiscal year ending on June 30, 2006, filed on October 13, 2006.

10.15

Software Transaction Agreement Between Visium Technologies, Inc., Rentar Environmental Solutions, Inc., and the organizers of a new company to be formed, incorporated by reference to the Current Report on Form 8-K filed on June 13, 2008.

10.16

Capital Contribution Agreement Between Rentar Logic, Inc., Rentar Environmental Solutions, Inc., and Visium Technologies, Inc., incorporated by reference to the Current Report on Form 8-K filed on June 13, 2008.

10.17	Rentar Logic, Inc. Shareholders Agreement, incorporated by reference to the Current Report on Form 8-K filed on June 13, 2008.

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10.18

Voting Trust Agreement Between Rentar Logic, Inc., Rentar Environmental Solutions, Inc., and Visium Technologies, Inc., incorporated by reference to the Current Report on Form 8-K filed on June 13, 2008.

10.19	Visium-Rentar Agreement April 2010, incorporated by reference to the Registration Statement on Form 10-12G/A filed on June 14, 2013.

10.20	Employment Agreement with Kevin Yates, incorporated by reference to the Registration Statement on Form 10-12G/A filed on June 14, 2013.

10.21	Consulting Agreement with Will Williams, incorporated by reference to the Registration Statement on Form 10-12G/A filed on June 14, 2013.

10.22	Consulting Agreement with Mobile Software Team, LLC, incorporated by reference to the Registration Statement on Form 10-12G/A filed on June 14, 2013.

10.23	Consulting Agreement with C3i Sports, LLC, incorporated by reference to the Registration Statement on Form 10-12G/A filed on June 14, 2013.

10.24	Exclusive License Agreement between George Mason Research Foundation, Inc., and Visium Technologies, Inc., incorporated by reference to the Current Report on Form 8-K filed on July 27, 2019.

10.25	Securities Purchase Agreement by and between the Company and FirstFire Global Opportunities Fund, LLC, incorporated by reference to the Current Report on Form 8-K filed on January 10, 2019.

10.26	Securities Purchase Agreement by and between the Company and Auctus Fund, LLC, incorporated by reference to the Current Report on Form 8-K filed on January 16, 2019.

10.27	Securities Purchase Agreement by and between the Company and Talos Victory Fund, LLC, incorporated by reference to the Current Report on Form 8-K filed on February 11, 2022.

10.28	Securities Purchase Agreement by and between the Company and Mast Hill Fund, LP, incorporated by reference to the Current Report on Form 8-K filed on February 11, 2022.

10.29	Form of Registration Rights Agreement, incorporated by reference to the Current Report on Form 8-K filed on February 11, 2022.

10.30	Securities Purchase Agreement by and between the Company and FirstFire Global Opportunities Fund, LLC, incorporated by reference to the Current Report on Form 8-K filed on March 4, 2022.

10.31	Form of Registration Rights Agreement by and between the Company and FirstFire Global Opportunities Fund, LLC, incorporated by reference to the Current Report on Form 8-K filed on March 4, 2022.

10.32

Amendment No. 1 to License Agreement,  dated May 7, 2020, between The MITRE Corporation and Visium Analytics, LLC, incorporated by reference to Exhibit 10.18 to the Current Report on Form 8-K filed on May 13, 2020.

14.1	Code of Ethics, incorporated by reference to Amendment No. 1 to the Registration Statement on Form SB-2 filed on October 20, 2004.

21.1	Subsidiaries of Registrant, reserved.

23.1*	Consent of Assurance Dimensions, Inc. Independent Registered Public Accounting Firm.

23.2**	Consent of Lucosky Brookman LLP (included in Exhibit 5.1)

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101.INS	XBRL Instance Document.

101.SCH	XBRL Taxonomy Extension Schema.

101.CAL	XBRL Taxonomy Extension Calculation Linkbase.

101.DEF	XBRL Taxonomy Extension Definition Linkbase.

101.LAB	XBRL Taxonomy Extension Label Linkbase.

101.PRE	XBRL Taxonomy Extension Presentation Linkbase.

107*	Filing Fee Table

* Filed herewith.

** To be filed by amendment.

Financial Statement Schedules

All schedules have been omitted because either they are not required, they are not applicable, or the information is otherwise set forth in the financial statements and related notes thereto.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

 To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)

 That for the purpose of determining any liability under the Securities Act of 1933 each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

 That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

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The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

 The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)

 The undersigned Registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(7)

 Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 14 above, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(8)	The undersigned Registrant hereby undertakes:

(i)

That for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii)

 That for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and this offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Greensboro, State of Georgia, on March 14, 2022.

Visium Technologies, Inc.

By:	/s/ Mark Lucky
Name:	Mark Lucky
Title:	Chief Executive Officer

POWER OF ATTORNEY: KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Mark Lucky, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by the Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

 Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Mark Lucky	Chief Executive Officer and Director	March 11, 2022
Mark Lucky	(Principal Executive Officer, Principal Accounting Officer and Principal Financial Officer)

/s/ Thomas Grbelja	Director	March 11, 2022
Thomas Grbelja

/s/ Emmanuel Esaka, M.D.	Director	March 11, 2022
Emmanuel Esaka, M.D.

/s/ Paul Favata	Director	March 11, 2022
Paul Favata

/s/ Wayne Monk	Director	March 11, 2022
Wayne Monk

/s/ Solomon Adote	Director	March 11, 2022
Solomon Adote

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